AMENDED AND RESTATED LOAN AGREEMENT

between

Acadia Storage Post Portfolio Company LLC
as Borrower

and

GENERAL ELECTRIC CAPITAL CORPORATION
as Lender

Dated as of
August 25, 2011

1

ARTICLE 1	CERTAIN DEFINITIONS 1

Section 1.1.	Certain Definitions 1

ARTICLE 2	LOAN TERMS 10

Section 2.1.	The Loans and Notes 10

Section 2.2.	Interest Rate; Late Charge 11

Section 2.3.	Terms of Payment 11

Section 2.4.	Security 13

Section 2.5.	Withdrawal of Ridgewood Property from Condominium Regime 13

Section 2.6.	Partial Release 14

Section 2.7.	Fees 15

ARTICLE 3	INSURANCE, CONDEMNATION, AND IMPOUNDS 15

Section 3.1.	Insurance 15

Section 3.2.	Use and Application of Insurance Proceeds 17

Section 3.3.	Condemnation Awards 18

Section 3.4.	Impounds 18

ARTICLE 4	REPRESENTATIONS AND WARRANTIES 19

Section 4.1.	Organization and Power 19

Section 4.2.	Validity of Loan Documents 19

Section 4.3.	Liabilities; Litigation; Other Secured Transactions 19

Section 4.4.	Taxes and Assessments 19

Section 4.5.	Other Agreements; Defaults 20

Section 4.6.	Compliance with Law 20

Section 4.7.	Location of Borrower 20

Section 4.8.	ERISA 20

Section 4.9.	Margin Stock 21

Section 4.10.	Tax Filings 21

Section 4.11.	Solvency 21

Section 4.12.	Full and Accurate Disclosure 21

Section 4.13.	Single Purpose Entity 21

Section 4.14.	No Conflicts 22

Section 4.15.	Title 22

Section 4.16.	Use of Project 22

Section 4.17.	Flood Zone 22

Section 4.18.	Insurance 22

Section 4.19.	Certificate of Occupancy; Licenses 23

i

Section 4.20.	Physical Condition 23

Section 4.21.	Boundaries 23

Section 4.22.	Separate Lots 23

Section 4.23.	Survey 23

Section 4.24.	Filing and Recording Taxes 23

Section 4.25.	Investment Company Act 24

Section 4.26.	Management Agreement 24

ARTICLE 5	ENVIRONMENTAL MATTERS 24

Section 5.1.	Representations and Warranties on Environmental Matters 24

Section 5.2.	Covenants on Environmental Matters 24

Section 5.3.	Allocation of Risks and Indemnity 25

Section 5.4.	Lender’s Right to Protect Collateral 26

Section 5.5.	No Waiver 26

ARTICLE 6	LEASING MATTERS 26

Section 6.1.	Representations and Warranties on Leases 26

Section 6.2.	Standard Lease Form; Approval Rights 27

Section 6.3.	Covenants 27

Section 6.4.	Tenant Estoppels 27

ARTICLE 7	FINANCIAL REPORTING 28

Section 7.1.	Financial Statements 28

Section 7.2.	Accounting Principles 28

Section 7.3.	Other Information 28

Section 7.4.	Annual Budget 28

Section 7.5.	Audits 29

ARTICLE 8	COVENANTS 29

Section 8.1.	Due on Sale and Encumbrance; Transfers of Interests 29

Section 8.2.	Taxes; Charges 30

Section 8.3.	Control; Management 31

Section 8.4.	Operation; Maintenance; Inspection 31

Section 8.5.	Taxes on Security 31

Section 8.6.	Legal Existence; Name, Etc 32

Section 8.7.	Affiliate Transactions 32

Section 8.8.	Limitation on Other Debt 32

Section 8.9.	Further Assurances 32

Section 8.10.	Estoppel Certificates 33

Section 8.11.	Notice of Certain Events 33

Section 8.12.	Indemnification 33

Section 8.13.	Application of Operating Revenues 33

Section 8.14.	Payment for Labor and Materials 33

Section 8.15.	Alterations 34

Section 8.16.	Handicapped Access 34

Section 8.17.	Cap Agreement 34

Section 8.18.	Representations and Warranties 35

Section 8.19.	Post‑Closing Work 35

ARTICLE 9	ANTI‑MONEY LAUNDERING AND INTERNATIONAL TRADE CONTROLS 35

Section 9.1.	Compliance with International Trade Control Laws and OFAC Regulations 35

Section 9.2.	Borrower’s Funds 35

ARTICLE 10	EVENTS OF DEFAULT 36

Section 10.1.	Payments 36

Section 10.2.	Insurance 36

Section 10.3.	Transfer 36

Section 10.4.	Covenants 36

Section 10.5.	Representations and Warranties 37

Section 10.6.	Other Encumbrances 37

Section 10.7.	Involuntary Bankruptcy or Other Proceeding 37

Section 10.8.	Voluntary Petitions, Etc 37

ARTICLE 11	REMEDIES 37

Section 11.1.	Remedies ‑ Insolvency Events 37

Section 11.2.	Remedies ‑ Other Events 38

Section 11.3.	Lender’s Right to Perform the Obligations 38

ARTICLE 12	MISCELLANEOUS 38

Section 12.1.	Notices 38

Section 12.2.	Amendments and Waivers; References 39

Section 12.3.	Limitation on Interest 40

Section 12.4.	Invalid Provisions 40

Section 12.5.	Reimbursement of Expenses 40

Section 12.6.	Approvals; Third Parties; Conditions 41

Section 12.7.	Lender Not in Control; No Partnership 41

Section 12.8.	Time of the Essence 42

Section 12.9.	Successors and Assigns; Secondary Market Transactions 42

Section 12.10.	Renewal, Extension or Rearrangement 43

Section 12.11.	Waivers 43

Section 12.12.	Cumulative Rights 43

Section 12.13.	Singular and Plural 43

Section 12.14.	Phrases 43

Section 12.15.	Exhibits and Schedules 44

Section 12.16.	Titles of Articles, Sections and Subsections 44

Section 12.17.	Promotional Material 44

Section 12.18.	Survival 44

Section 12.19.	WAIVER OF JURY TRIAL 44

Section 12.20.	Waiver of Punitive or Consequential Damages 44

Section 12.21.	GOVERNING LAW 45

Section 12.22.	Entire Agreement 46

Section 12.23.	Counterparts 46

Section 12.24.	Brokers 46

ARTICLE 13	LIMITATIONS ON LIABILITY 46

Section 13.1.	Limitation on Liability 46

Section 13.2.	Limitation on Liability of Lender’s Officers, Employees, Etc 48
LIST OF EXHIBITS AND SCHEDULES
EXHIBIT A–LEGAL DESCRIPTION OF PROJECT
EXHIBIT B–BUDGET
SCHEDULE 2.1–ADVANCE CONDITIONS
SCHEDULE 2.4(1)–CAPITAL IMPROVEMENTS RESERVE
SCHEDULE 4.1–ORGANIZATIONAL MATTERS

AMENDED AND RESTATED LOAN AGREEMENT
This Amended and Restated Loan Agreement (this “Agreement”) is entered into as of August 25, 2011 between Acadia Storage Post Portfolio Company LLC, a Delaware limited liability company (“Borrower”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Lender ”).
WHEREAS, Borrower and Lender are parties to that certain Loan Agreement, dated as of March 17, 2008 (the “Original Loan Agreement”), pursuant to which Lender made a loan to Borrower in the original principal amount of $41,500,000.00, of which the principal amount of $41,400,000.00 is now outstanding; and
WHEREAS, Borrower and Lender desire and have agreed to increase the principal amount of the loan by $500,000.00 to $42,000,000.00 and to modify and restate in their entirety the terms and conditions of the Original Loan Agreement.
NOW, THEREFORE, in consideration of the mutual premises herein contained and other good and valuable consideration, the receipt and legal sufficiency whereof are hereby acknowledged, Borrower and Lender hereby modify and restate in their entirety the terms and conditions of the Original Loan Agreement as follows:
ARTICLE 1
CERTAIN DEFINITIONS
Section 1.1.    Certain Definitions. As used herein, the following terms have the meanings indicated:
“Acadia Permitted Transfer” has the meaning assigned in Section 8.1.
“Affiliate“ means, as to any Person, (a) any corporation in which such Person or any partner, shareholder, director, officer, member, or manager of such Person, at any level, directly or indirectly owns or controls more than ten percent (10%) of the beneficial interest, (b) any partnership, joint venture or limited liability company in which such Person or any partner, shareholder, director, officer, member, or manager of such Person, at any level, is a partner, joint venturer or member, (c) any trust in which such Person or any partner, shareholder, director, officer, member or manager of such Person, at any level, or any individual related by birth, adoption or marriage to such Person, is a trustee or beneficiary, (d) any entity of any type which is directly or indirectly owned or controlled by (or is under common control with) such Person or any partner, shareholder, director, officer, member or manager of such Person, at any level,(e) any partner, shareholder, director, officer, member, manager or employee of such Person, or (f) any individual related by birth, adoption or marriage to any partner, shareholder, director, officer, member, manager, or employee of such Person. Each Borrower Party shall be deemed to be an Affiliate of Borrower.
“Agreement” means this Loan Agreement, as amended from time to time.
“Allocated Loan Basis” means the principal amount of the Loan allocated to each Parcel as determined by Lender. As of the Closing Date, Lender has allocated the principal balance of the Loan among the Parcels as follows: $8,331,000.00 to the Fordham Parcel; $6,427,280.00 to the Jersey City Parcel; $11,417,503.00 to the Lawrence Parcel; $5,647,753.00 to the Linden Parcel; $3,345,000.00 to the Webster Parcel; and $6,831,464.00 to the Ridgewood Parcel.
“Anti‑Money Laundering Laws‑” means those laws, regulations and sanctions, state and federal, criminal and civil, that (a) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (b) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (c) require identification and documentation of the parties with whom a Financial Institution conducts business; or (d) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the Patriot Act, the Bank Secrecy Act, the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.
“Appraisal” means an appraisal of each Parcel prepared by an MAI appraiser satisfactory to Lender, which appraisal must also (a) satisfy the requirements of Title XI of the Federal Institution Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder (including the appraiser with respect thereto) and (b) be otherwise in form and substance satisfactory to Lender.
“Assignment of Rents and Leases” means each of the Assignments of Rents and Leases, executed by Borrower for the benefit of Lender, and pertaining to leases of space in each of the Parcels.
“Bankruptcy Party” has the meaning assigned in Section 10.7.
“Bank Secrecy Act” means the Bank Secrecy Act, 31 U.S.C. Sections 5311 et seq.
“Borrower Party” means any Joinder Party and any general partner or managing member in Borrower, at any level.
“Budget” means the budget attached as Exhibit B showing total costs relating to the subject transaction, use of the initial advance of the Loan, and amounts allocated for future advances (if any).
"Business Day" means a day other than a Saturday, a Sunday, or a legal holiday on which national banks located in the State of New York are not open for general banking business.
“Cap Agreement” has the meaning specified in Section 8.17.
“Capital Improvements Reserve” has the meaning specified in Schedule 2.4(1).
“Cash on Cash Return” means, as of any date, the ratio, expressed as a percentage, of (a) annualized Underwritten NOI as of such date, to (b) the outstanding principal balance of the Loan as of such date.
“Closing Date” means the date on which Lender makes the initial advance of Loan proceeds.
“Collateral” means the Project and all other “Mortgaged Property” described in the Mortgages, and any other property that at any time secures the Loan or any portion thereof.
“Commitment Fee” means a loan commitment fee with respect to the Loan equal to Eighty-Four Thousand and 00/100 Dollars ($84,000.00) which is payable in accordance with Section 2.7.
“Contract Rate” has the meaning assigned in Section 2.2.
“Control” means that a Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.
“Counterparty” has the meaning specified in Section 8.17.
“Debt” means, for any Person, without duplication: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or any of its assets is liable, (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person or any of its assets would be liable or subject, if such amounts were advanced under the credit facility, (c) all amounts required to be paid by such Person as a guaranteed payment to partners, members, shareholders or other equity holders or a preferred or special dividend, including any mandatory redemption of shares or interests, (d) all indebtedness guaranteed by such Person, directly or indirectly,(e) all obligations under leases that constitute capital leases for which such Person or any of its assets is liable or subject, and (f) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person or any of its assets is liable or subject, contingently or otherwise, as obligor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.
“Debt Service” means the aggregate interest, fixed principal, and other payments due under the Loan (and under any other permitted Debt relating to the Project expressly approved by Lender) for the period of time for which calculated. The foregoing calculation shall exclude payments applied to escrows or reserves required by Lender.
“Debt Service Coverage Ratio” means, for the period of time for which calculation is being made, the ratio of annualized Underwritten NOI to annualized Debt Service. The Debt Service Coverage Ratio shall be as determined by Lender based upon the most recent reports required to have been submitted by Borrower under Section 7.1 (or, if no such reports have been so submitted, such other information as Lender shall determine in its sole discretion), which determination shall be conclusive in the absence of manifest error.
"Default Rate" means the lesser of (a) the maximum per annum rate of interest allowed by applicable law, and (b) five percent (5%) per annum in excess of the Contract Rate.
“Dollars” and “$” means lawful money of the United States of America.
“Environmental Laws” means any federal, state or local law (whether imposed by statute, ordinance, rule, regulation, administrative or judicial order, or common law), now or hereafter enacted, governing health, safety, industrial hygiene, the environment or natural resources, or Hazardous Materials, including, without limitation, such laws governing or regulating (a) the use, generation, storage, removal, recovery, treatment, handling, transport, disposal, control, release, discharge of, or exposure to, Hazardous Materials, (b) the transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of such property, or (c) requiring notification or disclosure of releases of Hazardous Materials or other environmental conditions whether or not in connection with a transfer of title to or interest in property.
“ERISA” has the meaning assigned in the Section 4.8(1).
“Event of Default” means the occurrence of any event or condition set forth in Article 10.
“Financial Institution” means a United States Financial Institution as defined in 31 U.S.C. Section 5312, as periodically amended.
“Fordham Parcel” means that portion of the Project located at 301 West Fordham Road,

Bronx, New York and containing 1,357 self-storage units, and all related leases, rents, income, facilities, amenities, fixtures, and personal property owned by Borrower and any improvements now or hereafter located on the portion of the real property described in Exhibit A-1.
“GECC” means General Electric Capital Corporation.
“Hazardous Materials” means (a) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by‑product thereof, (b) asbestos or asbestos‑containing materials, (c) polychlorinated biphenyls (pcbs), (d) radon gas,(e) underground storage tanks, (f) any explosive or radioactive substances, (g) lead or lead‑based paint, or (h) any other substance, material, waste or mixture which is or shall be listed, defined, or otherwise determined by any governmental authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability under any Environmental Laws.
“Improvements” has the meaning assigned in the Mortgages.
“Indebtedness” has the meaning assigned in the Mortgages.
“Interest Holder” has the meaning assigned in Section 8.1.
“Interest Period” means (a) for the first Interest Period, the period from the Closing Date through the last day of the month in which the Closing Date Occurs, and (b) for each Interest Period thereafter, the 1-month period commencing on the first day of the calendar month following the end of the preceding Interest Period through the last day of such 1-month period.
“Interest Rate Protection Pledge” shall mean a Collateral Assignment of Cap Agreement in a form and substance satisfactory to Lender, to be executed, dated and delivered by Borrower and the Counterparty in favor of Lender, which Collateral Assignment of Cap Agreement shall provide for, among other things, the assignment to Lender of all of Borrower’s right, title and interest in and to any such Cap Agreement, as the same may be modified, supplemented or amended.
“Jersey City Parcel” means that portion of the Project located at 191 Broadway, Jersey City, New Jersey and containing 997 self-storage units, and all related leases, rents, income, facilities, amenities, fixtures, and personal property owned by Borrower and any improvements now or hereafter located on the portion of the real property described in Exhibit A-2.
“Joinder Party” means the Persons, if any, executing the Joinder hereto.
“Lawrence Parcel” means that portion of the Project located at 640 Rockaway Turnpike, Lawrence, New Jersey and containing 1,257 self-storage units, and all related leases, rents, income, facilities, amenities, fixtures, and personal property owned by Borrower and any improvements now or hereafter located on the portion of the real property described in Exhibit A-3.
“Libor Rate” means, for each Interest Period, the British Bankers Association LIBOR Rate (rounded upward to the nearest one sixteenth of one percent) listed on Reuters Screen LIBOR01 Page for U.S. Dollar deposits with a designated maturity of one (1) month determined as of 11:00 a.m. London Time on the second (2nd) full Eurodollar Business Day next preceding the first day of such Interest Period (unless such date is not a Business Day in which event the next succeeding Eurodollar Business Day which is also a Business Day will be used). If Reuters (i) publishes more than one (1) such Libor Rate, the average of such rates shall apply, or (ii) ceases to publish the Libor Rate, then the Libor Rate shall be determined from such substitute financial reporting service as Lender in its discretion shall determine. The term “Eurodollar Business Day”, shall mean any day on which banks in the City of London are generally open for interbank or foreign exchange transactions.
“Licenses” has the meaning assigned in Section 4.19.
“Lien” means any interest, or claim thereof, in the Collateral securing an obligation owed to, or a claim by, any Person other than the owner of the Collateral, whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Collateral.
“Linden Parcel” means that portion of the Project located at 401 South Park Avenue, Linden, New Jersey and containing 1,012 self-storage units, and all related leases, rents, income, facilities, amenities, fixtures, and personal property owned by Borrower and any improvements now or hereafter located on the portion of the real property described in Exhibit A-4.
“Loans” means the loans to be made by Lender to Borrower under this Agreement and all other amounts secured by the Loan Documents.
“Loan Documents” means: (a) this Agreement, (b) the Notes, (c) the Mortgages, (d) the Assignment of Rents and Leases, (e) UCC financing statements, (f)  such assignments of management agreements, contracts and other rights as may be required by Lender, (g) all other documents evidencing, securing, governing or otherwise pertaining to the Loans, and (h) all amendments, modifications, renewals, substitutions and replacements of any of the foregoing.
“Loan-to-Value Ratio” means the ratio of the outstanding balance of the Loans to the value (as determined by Lender in its discretion) of the Collateral.
“Loan Year” means the period between the Closing Date and August 31, 2012 for the first Loan Year and the period between each succeeding September 1 and August 31 until the Maturity Date.
“Lockout Period” has the meaning assigned in Section 2.3(4).
“Maturity Date” means the earlier of (a) August 31, 2013, or (b) any earlier date on which the Loans is required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.
“Mortgages” means each of the following, as amended from time to time, (a) that certain Mortgage, Security Agreement and Fixture Filing, dated as of March 17, 2008, executed by Borrower in favor of Lender to secure the principal sum of $11,676,000.00 and recorded in the Office of the New York City Register, Bronx County, on March 26, 2008 under CRFN 20080000121570, and covering the Fordham Parcel and the Webster Parcel, as such Mortgage, Security Agreement and Fixture Filing may be amended to increase the principal sum secured thereby to $12,049,297.00, the Allocated Loan Basis to the Fordham Parcel and the Webster Parcel; (b) that certain Mortgage, Security Agreement and Fixture Filing, dated as of March 17, 2008, executed by Borrower in favor of Lender to secure the principal sum of $13,040,000.00 and recorded in the Nassau County Clerk’s Office, on March 28, 2008 in Liber 32837, page 205, and covering the Lawrence Parcel, as such Mortgage, Security Agreement and Fixture Filing may be amended in connection herewith; (c) that certain Mortgage, Security Agreement and Fixture Filing, dated as of March 17, 2008, executed by Borrower in favor of Lender to secure the principal sum of $41,500,000.00 and recorded in the Hudson County Clerk’s Office, on March 20, 2008 in Book 12441, Page 263, and covering the Jersey City

Parcel, as such Mortgage, Security Agreement and Fixture Filing may be amended in connection herewith; (d) that certain Mortgage, Security Agreement and Fixture Filing, dated as of March 17, 2008, executed by Borrower in favor of Lender to secure the principal sum of $41,500,000.00 and recorded in the Union County Clerk’s Office, on March 20, 2008 in Book 12441, Page 263, and covering the Linden Parcel, as such Mortgage, Security Agreement and Fixture Filing may be amended in connection herewith; and (e) the Mortgage, Security Agreement and Fixture Filing, dated the date hereof, executed by Borrower in favor of Lender to secure the principal sum of $6,831,464.00 covering the Ridgewood Parcel.
“Net Cash Flow” means, for any period, the amount by which Operating Revenues exceed the sum of (a) Operating Expenses, (b) Debt Service paid during such period, (c) capital expenditures, tenant improvement costs and leasing commissions, each approved by Lender and paid by Borrower during such period, and (d) any actual payment into impounds, escrows, or reserves required by Lender, except to the extent that any such payment is already included within the definition of Operating Expenses. No deduction for capital expenditures shall be made until such expenditure is actually paid by Borrower or the reserve amount is actually deposited with Lender. In addition, Net Cash Flow shall be increased by any proceeds withdrawn from reserves and impounds funded out of Operating Revenues to the extent such proceeds are not applied to Operating Expenses.
“Notes” means the promissory notes of even date herewith as provided for in Section 2.1(2) and all promissory notes delivered in substitution or exchange therefor, in each case as the same may be consolidated, replaced, severed, modified, amended or extended from time to time.
“OFAC” means the Office of Foreign Assets Control, Department of the Treasury.
“Operating Expenses” means, for any period, all reasonable and necessary expenses of operating the Project in the ordinary course of business which are paid in cash by Borrower during such period and which are directly associated with and fairly allocable to the Project for the applicable period, including ad valorem real estate taxes and assessments, insurance premiums, regularly scheduled tax impounds paid to Lender, maintenance costs, management fees (not to exceed 5% of Operating Revenues) and costs, wages, salaries, personnel expenses, accounting, legal and other professional fees, fees and other expenses incurred by Lender and reimbursed by Borrower under this Agreement and the other Loan Documents and deposits to any capital replacement, leasing or other reserves required by Lender. Operating Expenses shall exclude Debt Service, capital expenditures, tenant improvement costs, leasing commissions, any of the foregoing operating expenses which are paid from deposits to cash reserves and such deposits were previously included as Operating Expenses, any payment or expense for which Borrower was or is to be reimbursed from proceeds of the Loans or insurance or by any third party, and any non‑cash charges such as depreciation and amortization. Any management fee or other expense payable to Borrower or to an Affiliate of Borrower shall be included as an Operating Expense only with Lender’s prior approval. Operating Expenses shall not include federal, state or local income taxes.
“Operating Revenues” means, for any period, all cash receipts of Borrower during such period from operation of the Project or otherwise arising in respect of the Project after the date hereof which are properly allocable to the Project for the applicable period, including receipts from leases and parking agreements, concession fees and charges, other miscellaneous operating revenues and proceeds from rental or business interruption insurance, but excluding security deposits and earnest money deposits until they are forfeited by the depositor, advance rentals in excess of five percent (5%) of the Operating Revenues of a Parcel until they are earned, proceeds from a sale or other disposition and other non-recurring items.
“Parcel” means, individually, each of the Fordham Parcel, the Jersey City Parcel, the Lawrence Parcel, the Linden Parcel, the Webster Parcel and the Ridgewood Parcel and, collectively, all of such Parcels.

“Patriot Act” means the USA PATRIOT Act of 2001, Pub. L. No. 107‑56.
“Permitted Encumbrances” has the meaning set forth in the Mortgages.
“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.
“Potential Default” means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.
“Prepayment Premium Period” has the meaning assigned in Section 2.3(4).
“Project” means the 6 property, 6,478 unit portfolio of self storage properties comprised of the Fordham Parcel, the Jersey City Parcel, the Lawrence Parcel, the Linden Parcel, the Webster Parcel and the Ridgewood Parcel, and all related leases, rents, income, facilities, amenities, fixtures, and personal property owned by Borrower and any improvements now or hereafter located on the real property described in Exhibit A-1, Exhibit A-2, Exhibit A-3, Exhibit A-4, Exhibit A-5 and Exhibit A-6.
“Release Parcel” has the meaning assigned in Section 2.6.
“Repayment Fee” has the meaning assigned in Section 2.3(6).
“Restoration Threshold” means, as of any date, the lesser of (a) five percent (5.0%) of the replacement value of the improvements located on the damaged Parcel as of such date, and (b) $500,000.
“Ridgewood Parcel” means that portion of the Project located at 48-21 Metropolitan Avenue, Queens, New York and containing 1,179 self-storage units, and all related leases, rents, income facilities, amenities, fixtures, and personal property owned by Borrower and any improvements now or hereafter located on the Portion of the real property described in Exhibit A-6.
“Secondary Market Transaction” has the meaning assigned in Section 12.9(2).
“Single Purpose Entity” shall mean a Person (other than an individual, a government, or any agency or political subdivision thereof), which exists solely for the purpose of owning the Project, conducts business only in its own name, does not engage in any business or have any assets unrelated to the Project, does not have any indebtedness other than as permitted by this Agreement, has its own separate books, records, and accounts (with no commingling of assets), holds itself out as being a Person separate and apart from any other Person, and observes corporate and partnership formalities independent of any other entity, and which otherwise constitutes a single purpose, bankruptcy remote entity as determined by Lender.
“Site Assessment” means an environmental engineering report for each Parcel prepared by an engineer engaged by Lender at Borrower’s expense, and in a manner satisfactory to Lender, based upon an investigation relating to and making appropriate inquiries concerning the existence of Hazardous Materials on or about the Parcels, and the past or present discharge, disposal, release or escape of any such substances, all consistent with ASTM Standard E 1527‑05 (or any successor thereto published by ASTM) and other good customary and commercial practice.
“Specially Designated National and Blocked Persons” means those Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC.

“Spread Maintenance Amount” means an amount equal to (a) the principal amount of the Loans being prepaid, multiplied by (b) 4.15%, multiplied by (c) the quotient obtained by dividing the number of days in the Prepayment Premium Period by 360.
“Standard Adjustments” means the following assumptions to be made when calculating Underwritten NOI: (a) an occupancy rate equal to the lesser of market occupancy or a Parcel’s actual (based on the trailing twelve months) occupancy rate (but in no event more than a 76% occupancy rate); (b) capital reserves equal to the greater of $0.15 per gross square foot or such higher amount as may be determined by Lender; (c) a management fee equal to the greater of a Parcel’s actual management fee or five percent (5%) of Underwritten NOI for such Parcel; (d) increases in Operating Expenses based upon projected inflation as determined by Lender; (e) increases in real estate taxes, assessments and similar charges relating to a Parcel based on projected revisions to the assessed value of such Parcel as determined by Lender; and (f) Operating Revenues shall exclude, without limitation, revenue from tenants and other occupants of a Parcel that exceed market levels, revenues from month-to-month tenants and other occupants, and revenues from tenants and other occupants that are in free rent periods, that are in monetary default or have filed for bankruptcy protection or are not in occupancy of their space. As used above, (i) ”market occupancy” means the average occupancy rate of self storage facilities projects that are similar in size and quality to the Parcel in question and that are located in such Parcel’s geographic market or sub‑market area, all as determined by Lender, and (ii) ”market levels” means the average revenue from tenants and other occupants of self storage facilities projects that are similar in size and quality to the Parcel in question and that are located in such Parcel’s geographic market or sub‑market area, all as determined by Lender.
“State” means the State of New York.
“Subordination of Management Agreement” means that certain Manager’s Consent and Subordination of Management Agreement, dated the date hereof, by the Manager in favor of Lender.
“Transfer” has the meaning assigned in Section 8.1.
“UCC” means the Uniform Commercial Code as enacted and in effect in the state where the Project is located (and as it may from time to time be amended); provided that, to the extent that the UCC is used to define any term in this Agreement or in any other Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further, however, that if, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s or any Liens on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the state where the Project is located, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for the purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
“Underwritten NOI” means the amount by which Underwritten Operating Revenues exceed Underwritten Operating Expenses.
“Underwritten Operating Expenses” means Operating Expenses as determined and adjusted by Lender to reflect the Standard Adjustments and otherwise in accordance with its then current audit policies and procedures for properties similar to the Project.
“Underwritten Operating Revenues” means Operating Revenues as determined and adjusted by Lender to reflect the Standard Adjustments and otherwise in accordance with its then current audit policies and procedures for properties similar to the Project.

“U.S. Person” means any United States citizen, any entity organized under the laws of the United States or its constituent states or territories, or any entity, regardless of where organized, having its principal place of business within the United States or any of its territories.
“Webster Parcel” means that portion of the Project located at 4077 Park Avenue, Bronx, New York and containing 676 self-storage units, and all related leases, rents, income, facilities, amenities, fixtures, and personal property owned by Borrower and any improvements now or hereafter located on the portion of the real property described in Exhibit A-5.
ARTICLE 2

LOAN TERMS
Section 2.1.    The Loans and Notes.
(1)    Loans. Lender agrees, on the terms and conditions of this Agreement, to make term loans to Borrower in Dollars in a principal amount up to but not exceeding the aggregate amount of up to Forty Two Million Dollars ($42,000,000.00). The Loans shall be funded in one advance and repaid in accordance with this Agreement. The initial advance of the Loans, in the aggregate amount of Forty Two Million Dollars ($42,000,000.00), shall be made upon Borrower’s satisfaction of the conditions to the initial advance described in Schedule 2.1. The Loans are not revolving credit loans, and Borrower is not entitled to any readvances of any portion of a Loan which it may (or is otherwise required to) prepay pursuant to the provisions of this Agreement.
(2)    Notes. The Loans shall be evidenced by (i) an amended and restated promissory note of Borrower substantially in the form of Exhibit C-1, payable to Lender in the principal amount of $35,168,536.00 and secured by the Mortgages encumbering the Fordham Parcel, the Webster Parcel, the Lawrence Parcel, the Jersey City and the Linden Parcel, and otherwise duly completed; and (ii) a promissory note of Borrower substantially in the form of Exhibit C-2, payable to Lender in the principal amount of $6,831,464.00 and secured by the Mortgage encumbering the Ridgewood Parcel. The Notes are made by Borrower in replacement and increase, but not in novation or discharge, of its March 17, 2008 Promissory Note in the original principal amount of $41,500,000.00 payable to the order of Lender.
Section 2.2.    Interest Rate; Late Charge. During each Interest Period, the outstanding principal balance of the Loans (including any amounts added to principal under the Loan Documents) shall bear interest at a rate of interest (the “Contract Rate”) equal to the greater of (1) four and 15/100 percent (4.15%) per annum in excess of the Libor Rate in effect for such Interest Period, or (2) four and 65/100 percent (4.65%) per annum. Interest owing for each month shall be computed on the basis of a fraction, the denominator of which is three hundred sixty (360) and the numerator of which is the actual number of days elapsed from the first day of such month (or, for the initial advance, from the date of such advance). Principal and other amortization payments shall be applied to the Loan balance as and when actually received. If Borrower fails to pay any installment of interest or principal within five (5) days after the date on which the same is due, Borrower shall pay to Lender a late charge on such past‑due amount, as liquidated damages and not as a penalty, equal to five percent (5%) of such amount, but not in excess of the maximum amount of interest allowed by applicable law. The foregoing late charge is intended to compensate Lender for the expenses incident to handling any such delinquent payment and for the losses incurred by Lender as a result of such delinquent payment. Borrower and Lender agree that, considering all of the circumstances existing on the date this Agreement is executed, the late charge represents a reasonable estimate of the costs and losses Lender will incur by reason of late payment. Borrower and Lender further agree that proof of actual losses would be costly, inconvenient, impracticable and extremely difficult to fix. Acceptance of the late charge shall not constitute a waiver of the default arising from the overdue installment, and shall not prevent Lender from exercising any other rights or remedies available to Lender. While any Event of Default exists, the Loans shall bear interest at the Default Rate.
Section 2.3.    Terms of Payment. The Loans shall be payable as follows:
(1)    Interest. Beginning on September 1, 2011, Borrower shall pay interest in arrears on the first day of each month until all amounts due under the Loan Documents are paid in full.
(2)    Principal Amortization. Commencing on September 1, 2012, and continuing on the first day of each month until all amounts due under the Loan Documents are paid in full, Borrower shall make monthly principal amortization payments in accordance with this Section 2.3(2), which payments shall be applied to the outstanding principal balance of the Loans as and when actually received. Lender shall calculate the total amount of principal payments payable for such Loan Year based upon a 30-year amortization schedule, an amortization period which begins on September 1, 2011, a fixed interest rate equal to the Contract Rate in effect as of August 1 of such Loan Year, and the outstanding principal balance of the Loans as of August 1 of such Loan Year. The monthly amortization payment for any Loan Year shall equal the total amount of principal payments payable for such Loan Year (calculated as set forth above) divided by twelve. Lender’s determination of the amount of the monthly amortization payments to be made by Borrower under this Agreement shall be conclusive absent manifest error.
(3)    Maturity. On the Maturity Date, Borrower shall pay to Lender all outstanding principal, accrued and unpaid interest, and any other amounts due under the Loan Documents.
(4)    Lockout/Prepayment. The Loans are closed to prepayment, in whole or in part, through February 29, 2012 (the “Lockout Period”). After the Lockout Period until May 31, 2012 (the “Prepayment Premium Period”), Borrower may prepay the Loans, in whole but not in part, upon not less than thirty (30) days’ prior written notice to Lender and upon payment of a prepayment premium equal to the Spread Maintenance Amount. If any of the Loans is accelerated during the Lockout Period for any reason other than casualty or condemnation, Borrower shall pay to Lender, in addition to all other amounts outstanding under the Loan Documents, a prepayment premium equal to five percent (5%) of the outstanding balance of such Loan plus the Spread Maintenance Amount. If any of the Loans is accelerated during the Prepayment Premium Period for any reason other than casualty or condemnation, Borrower shall pay to Lender the Spread Maintenance Amount.
(5)    Application of Payments. All payments received by Lender under the Loan Documents shall be applied to the following, in such order as Lender may elect in its sole discretion: (a) to any fees and expenses due to Lender under the Loan Documents; (b) to any Default Rate interest or late charges; (c) to accrued and unpaid interest; (d) to amounts owed under any reserves or escrows required by Lender; and (e) to the principal sum and other amounts due under the Loan Documents. Prepayments of principal, if permitted or accepted, shall be applied against amounts owing in inverse order of maturity.
(6)    Repayment Fee. In addition to all other sums due under the Loan Documents, Borrower shall pay to Lender a repayment fee in the amount of One Hundred Eighty-Nine Thousand and 00/100 Dollars ($189,000.00) (the “Repayment Fee”), due upon repayment of the Loans, the Maturity Date, or any earlier date on which the Loans are required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents, provided, however, that payment of the Repayment Fee shall be waived by Lender if the Loans are refinanced with Lender; Borrower expressly acknowledging and agreeing that Lender has made no commitment and has no obligation, express or implied, to provide such refinancing, and that any such refinancing would be subject to Lender’s approval in its sole and absolute discretion.
Section 2.4.    Security. The Loans shall be secured by the Mortgages creating a first lien on each of the Parcels, the Assignment of Rents and Leases and the other Loan Documents. As further security for the Loans, Borrower agrees to fund the Capital Improvements Reserve in accordance with Schedule 2.4(1).
Section 2.5.    Withdrawal of Ridgewood Property from Condominium Regime. Provided there exists no Potential Default or Event of Default, Lender will execute and deliver such documents and instruments as shall be necessary to voluntarily terminate the condominium regime to which the Ridgewood Parcel is subject, withdraw all of the property of the Condominium from the provision of Article 9-B of the New York Real Property Law (§333‑d et seq.) and provide for the allocation of the common elements of the condominium among the condominium unit owners; and subject to the following conditions:
(1)    Lender shall have received and approved such documents and instruments;
(2)    Borrower shall provide Lender with at least thirty (30) days but no more than ninety (90) days prior written notice of its request to withdraw the Ridgewood Parcel from its condominium regime of ownership, which notice shall specify the Ridgewood Parcel and the common elements of the condominium allocated to the Ridgewood Parcel and the proposed termination and withdrawal date;
(3)    Lender shall have completed its due diligence with respect to the Ridgewood Parcel and the common elements of the condominium to be allocated to the Ridgewood Parcel and, based on Lender’s then current underwriting criteria, determined that such collateral is acceptable to Lender;
(4)    Lender shall have determined that (i) the Cash on Cash Return, Debt Service Coverage Ratio and Loan to Value Ratio after giving effect to such termination and withdrawal equals or exceeds the Cash on Cash Return, Debt Service Coverage Ratio and Loan to Value Ratio immediately prior to such termination and withdrawal, and (ii) the Cash on Cash Return equals or exceeds 8.90% during the first Loan Year and 9.6% thereafter;
(5)    Such termination and withdrawal will not, in Lender’s judgment, have a material adverse effect on the Ridgewood Parcel or the validity, binding effect, or enforceability of any material provisions of any of the Loan Documents;
(6)    Borrower shall execute and deliver such instruments, certificates, opinions of counsel and documentation as Lender shall request in order to subject the Ridgewood Parcel and the common elements of the condominium to be allocated to the Ridgewood Parcel to the Liens and security granted by the Loan Documents and any amendments, modifications or supplements to any of the existing Loan Documents as may be required by Lender and a title insurance endorsement satisfactory to Lender confirming the continued validity and priority of the Mortgage on the Ridgewood Parcel and the common elements of the condominium to be allocated to the Ridgewood Parcel;
(7)    The Ridgewood Parcel and the common elements of the condominium allocated to the Ridgewood Parcel will, after such termination and withdrawal, be in compliance with and permitted under all applicable zoning, building and land use law, rules, regulations and ordinances; and
(8)    Borrower shall have paid all costs and expenses incurred by Lender in connection with such termination and withdrawal.
Section 2.6.    Partial Release. Provided there exists no Potential Default or Event of Default,

Lender will release individual Parcels (each, a “Release Parcel”), in whole but not in part, from the lien of the Mortgage and the other Loan Documents in connection with a bona fide sale of the Release Parcel to a third party that is not an Affiliate of Borrower; and subject to the following conditions:
(1)    No release shall be permitted during the Lockout Period, and no more than two (2) Parcels may be released before the Ridgewood Parcel is so released;
(2)    No release shall be permitted for refinancing or other recapitalizations;
(3)    The Release Parcel shall be conveyed to a third party unrelated to and not Affiliated with Borrower, and Borrower shall deliver to Lender such documents, certificates and assurances that Lender shall reasonably request to evidence and confirm the foregoing including a fully executed copy of the contract of sale for the Release Parcel, certified by Borrower as being true and correct;
(4)    Borrower shall provide Lender with at least thirty (30) days but no more than ninety (90) days prior written notice of its request to obtain a release, which notice shall specify the proposed release date (such notice shall be revocable by Borrower prior to the date that is ten (10) days before the proposed release date, without penalty or premium, and thereafter provided that Borrower shall reimburse Lender for all losses, costs and expenses expended, advanced or incurred by Lender in connection with such proposed release including, without limitation, the sum of any Yield Maintenance Amount plus the Make Whole Breakage Amount, any Make Whole Breakage Amount, and any Extension Make Whole Breakage Amount;
(5)    Lender determines that (i) the Cash on Cash Return, Debt Service Coverage and Loan to Value after giving effect to such release equals or exceeds the Cash on Cash Return, Debt Service Coverage and Loan to Value immediately prior to such release, (ii) the Cash on Cash Return equals or exceeds 8.9% during the first Loan Year and 9.6% thereafter and (iii) the Debt Service Coverage equals or exceeds 1.30 to 1:00;
(6)    Simultaneously with the release of the Release Parcel from the lien of the Mortgage, Borrower shall pay to Lender, for application in accordance with Section 2.3(5), a release price equal to the sum of (a) the greater of (i) 85% of the actual gross sales price for such Release Parcel minus the usual and ordinary costs and expenses actually incurred by Borrower in connection with the sale of such Release Parcel, which costs and expenses (1) shall be subject to review and approval by Lender, (2) shall be substantiated by evidence reasonably satisfactory to Lender, (3) shall not include any costs and expenses paid to parties that are employees of or otherwise associated or affiliated with Borrower, and (4) shall in no event exceed 10% of the gross sales price of such Release Parcel, and (ii) 120% of the Release Parcel’s Allocated Loan Basis, plus (b) any Spread Maintenance Amount or other prepayment premium due under Section 2.3(4), and if such allocation would result in the aggregate outstanding principal amount of the Loans being less than $20,000,000.00, Lender may, at its option, declare the entire amount of the Loans to be due and payable, in which event, Borrower shall pay to Lender simultaneously with such release all outstanding principal, accrued and unpaid interest, and any other amounts due under the Loan Documents;
(7)    Such partial release will not, in Lender’s judgment, have a material adverse effect on the Project, the remaining Parcels or the validity, binding effect, or enforceability of any material provisions of any of the Loan Documents;
(8)    Lender shall have received a title insurance endorsement satisfactory to Lender confirming the continued validity and priority of the Mortgage on the remaining Collateral; and
(9)    Borrower shall have paid all costs and expenses incurred by Lender in connection with such partial release.
Section 2.7.    Fees. As partial consideration for Lender’s agreement to make the Loans, Borrower shall pay to Lender (a) the Commitment Fee, and (b) the Repayment Fee. Borrower hereby agrees that by entering into this Agreement, and regardless of whether Borrower satisfies the conditions set forth in Schedule 2.1, the Commitment Fee and the Repayment Fee have been fully earned by Lender. Borrower shall pay to Lender the Commitment Fee, as offset by any good faith deposit held by and not otherwise used to pay Lender’s fees, costs and expenses, on the Closing Date.
ARTICLE 3

INSURANCE, CONDEMNATION, AND IMPOUNDS
Section 3.1.    Insurance. Borrower shall maintain insurance as follows:
(1)    Casualty; Business Interruption. Borrower shall keep the Project insured against damage by fire and the other hazards covered by a standard extended coverage and all‑risk insurance policy for the full insurable value thereof on a replacement cost claim recovery basis (without reduction for depreciation or co‑insurance and without any exclusions or reduction of policy limits for acts of domestic and foreign terrorism or other specified action/inaction), and shall maintain boiler and machinery insurance, acts of domestic and foreign terrorism endorsement coverage and such other casualty insurance as reasonably required by Lender. Lender reserves the right to require from time to time the following additional insurance: flood, earthquake/sinkhole, windstorm and/or building law or ordinance. Borrower shall keep the Project insured against loss by flood if the Project is located currently or at any time in the future in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994 (as such acts may from time to time be amended) in an amount at least equal to the lesser of (a) the maximum amount of the Loans or (b) the maximum limit of coverage available under said acts. Any such flood insurance policy shall be issued in accordance with the requirements and current guidelines of the Federal Insurance Administration. Borrower shall maintain business interruption insurance, including use and occupancy, rental income loss and extra expense, against all periods covered by Borrower’s property insurance for a limit equal to twelve (12) calendar months’ exposure, all without any exclusions or reduction of policy limits for acts of domestic and foreign terrorism or other specified action/inaction. Borrower shall not maintain any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Lender in all respects. The proceeds of insurance paid on account of any damage or destruction to the Project shall be paid to Lender to be applied as provided in Section 3.2.
(2)    Liability. Borrower shall maintain (a) commercial general liability insurance with respect to the Project providing for limits of liability of not less than $5,000,000 for both injury to or death of a person and for property damage per occurrence, and (b) other liability insurance as reasonably required by Lender.
(3)    Form and Quality. All insurance policies shall be endorsed in form and substance acceptable to Lender to name Lender as an additional insured, loss payee or mortgagee thereunder, as its interest may appear, with loss payable to Lender, without contribution, under a standard New York (or local equivalent) mortgagee clause. All such insurance policies and endorsements shall be fully paid for, shall be issued by appropriately licensed insurance companies acceptable to Lender with a rating of “A‑:IX” or better as established by A.M. Best’s Rating Guide, and shall be in such form, and shall contain such provisions, deductibles (with no increased deductible for acts of domestic and foreign terrorism or other specified action/

inaction) and expiration dates, as are acceptable to Lender. Each policy shall provide that such policy may not be canceled or materially changed except upon thirty (30) days’ prior written notice of intention of non‑renewal, cancellation or material change to Lender and that no act or thing done by Borrower shall invalidate any policy as against Lender. Blanket policies shall be permitted only if Lender receives appropriate endorsements and/or duplicate policies containing Lender’s right to continue coverage on a pro rata pass‑through basis and that coverage will not be affected by any loss on other properties covered by the policies. If Borrower fails to maintain insurance in compliance with this Section 3.1, Lender may obtain such insurance and pay the premium therefor and Borrower shall, on demand, reimburse Lender for all expenses incurred in connection therewith.
(4)    Assignment. Borrower shall assign the policies or proofs of insurance to Lender, in such manner and form that Lender and its successors and assigns shall at all times have and hold the same as security for the payment of the Loans. If requested by Lender, Borrower shall deliver copies of all original policies certified to Lender by the insurance company or authorized agent as being true copies, together with the endorsements required hereunder. If Borrower elects to obtain any insurance which is not required under this Agreement (including earthquake insurance), all related insurance policies shall be endorsed in compliance with Section 3.1(3), and such additional insurance shall not be canceled without prior notice to Lender. From time to time upon Lender’s request, Borrower shall identify to Lender all insurance maintained by Borrower with respect to the Project. The proceeds of insurance policies coming into the possession of Lender shall not be deemed trust funds, and Lender shall be entitled to apply such proceeds as herein provided.
(5)    Adjustments. Borrower shall give immediate written notice of any loss to the insurance carrier and to Lender. Borrower hereby irrevocably authorizes and empowers Lender, as attorney‑in‑fact for Borrower coupled with an interest, to notify any of Borrower’s insurance carriers to add Lender as a loss payee, mortgagee insured or additional insured, as the case may be, to any policy maintained by Borrower (regardless of whether such policy is required under this Agreement), to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Lender’s expenses incurred in the collection of such proceeds. Nothing contained in this Section 3.1(5), however, shall require Lender to incur any expense or take any action hereunder.
Section 3.2.    Use and Application of Insurance Proceeds. Lender shall apply insurance proceeds to costs of restoring the damaged Parcel or the Loans as follows:
(1)    if the loss is less than or equal to the Restoration Threshold, Lender shall apply the insurance proceeds to restoration provided (a) no Event of Default or Potential Default exists, and (b) Borrower promptly commences and is diligently pursuing restoration of the damaged Parcel;
(2)    if the loss exceeds the Restoration Threshold, but is not more than ten percent (10%) of the replacement value of the improvements located on the damaged Parcel, Lender shall apply the insurance proceeds to restoration provided that at all times during such restoration (a) no Event of Default or Potential Default exists; (b) Lender determines that there are sufficient funds available to restore and repair the damaged Parcel to a condition approved by Lender; (c) Lender determines that the Underwritten NOI during restoration will be sufficient to pay Debt Service during restoration; (d) Lender determines that after restoration the Loan-to-Value Ratio, Debt Service Coverage Ratio and the Cash on Cash Return will be at least equal to the Loan-to-Value, Debt Service Coverage Ratio and Cash on Cash Return amounts set forth in Paragraph 1 of Schedule 2.1; (e) Lender determines that restoration and repair of the damaged Parcel to a condition approved by Lender will be completed within six months after the date of loss or casualty and in any event ninety (90) days prior to the Maturity Date; (f) Borrower promptly commences and is diligently pursuing restoration of the damaged Parcel; and (g) the damaged Parcel after the restoration will be in compliance with and permitted under all applicable zoning, building and land use laws, rules, regulations and ordinances;
(3)    if the conditions set forth above are not satisfied or the loss exceeds the maximum amount specified in Section 3.2(2) above, in Lender’s sole discretion, Lender may apply any insurance proceeds it may receive to amounts owing under the Loan Documents in such order and manner as Lender in its sole discretion determines, or allow all or a portion of such proceeds to be used for the restoration of the damaged Parcel; and
(4)    insurance proceeds applied to restoration will be disbursed on receipt of satisfactory plans and specifications, contracts and subcontracts, schedules, budgets, lien waivers and architects’ certificates, and otherwise in accordance with prudent commercial construction lending practices for construction loan advances, including, as applicable, the advance conditions under Schedule 2.4(1). Any insurance proceeds remaining after payment of all restoration costs shall be applied by Lender to the outstanding principal balance of the Loans or, at Lender’s sole option, remitted to Borrower.
Section 3.3.    Condemnation Awards. Borrower shall immediately notify Lender of the institution of any proceeding for the condemnation or other taking of a Parcel or any portion thereof. Lender may participate in any such proceeding and Borrower will deliver to Lender all instruments necessary or required by Lender to permit such participation. Without Lender’s prior consent, which consent shall not be unreasonably withheld or delayed, Borrower (1) shall not agree to any compensation or award, and (2) shall not take any action or fail to take any action which would cause the compensation to be determined. All awards and compensation for the taking or purchase in lieu of condemnation of a Parcel or any part thereof are hereby assigned to and shall be paid to Lender. Borrower authorizes Lender to collect and receive such awards and compensation, to give proper receipts and acquittances therefor, and in Lender’s sole discretion to apply the same toward the payment of the Loans, notwithstanding that the Loans may not then be due and payable, or to the restoration of the condemned Parcel; however, if the award is less than or equal to $50,000 and Borrower requests that such proceeds be used for non‑structural site improvements (such as landscape, driveway, walkway and parking area repairs) required to be made as a result of such condemnation, Lender will apply the award to such restoration in accordance with disbursement procedures applicable to insurance proceeds provided there exists no Potential Default or Event of Default. Borrower, upon request by Lender, shall execute all instruments requested to confirm the assignment of the awards and compensation to Lender, free and clear of all liens, charges or encumbrances.
Section 3.4.    Impounds. Borrower shall deposit into a reserve with Lender, monthly on the first day of each month, one‑twelfth (1/12th) of the annual charges for real estate taxes, assessments and similar charges relating to the Project. At or before the initial advance of the Loans, Borrower shall deposit with Lender a sum of money which together with the monthly installments will be sufficient to make each of such payments thirty (30) days prior to the date any delinquency or penalty becomes due with respect to such payments. Deposits shall be made on the basis of Lender’s estimate from time to time of the charges for the current year (after giving effect to any reassessment or, at Lender’s election, on the basis of the charges for the prior year, with adjustments when the charges are fixed for the then current year). All funds so deposited shall be held by Lender under its sole dominion and control, without interest, and may be commingled with Lender’s general funds. Borrower hereby grants to Lender a security interest in all funds so deposited with Lender for the purpose of securing the Loans. While an Event of Default exists, the funds deposited may be applied in payment of the charges for which such funds have been deposited, or to the payment of the Loans or any other charges affecting the security of Lender, as Lender may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender. Borrower shall furnish Lender with bills for the charges for which such deposits are required at least thirty (30) days prior to the date on which the charges first become payable. If at any time the amount on deposit with Lender, together with amounts to be deposited by Borrower before such charges are payable, is insufficient to pay such charges, Borrower shall deposit any deficiency with Lender immediately upon demand. Lender shall pay such charges when the amount on deposit with Lender is sufficient to pay such charges and Lender has received a bill for such charges.
ARTICLE 4

REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants to Lender that:
Section 4.1.    Organization and Power. Borrower and each Borrower Party is duly organized, validly existing and in good standing under the laws of the state of its formation or existence, and is in compliance with all legal requirements applicable to doing business in the state in which the Project is located. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code. Borrower and each Borrower Party has only one state of incorporation or organization, which is set forth in Schedule 4.1. All other information regarding Borrower and each Borrower Party contained in Schedule 4.1, including the ownership structure of Borrower and its constituent entities, is true and correct as of the Closing Date.
Section 4.2.    Validity of Loan Documents. The execution, delivery and performance by Borrower and each Borrower Party of the Loan Documents: (1) are duly authorized and do not require the consent or approval of any other party or governmental authority which has not been obtained; and (2) will not violate any law or result in the imposition of any lien, charge or encumbrance upon the assets of any such party, except as contemplated by the Loan Documents. The Loan Documents constitute the legal, valid and binding obligations of Borrower and each Borrower Party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors’ rights.
Section 4.3.    Liabilities; Litigation; Other Secured Transactions.
(1)    The financial statements delivered by Borrower and each Borrower Party are true and correct with no significant change since the date of preparation. Except as disclosed in such financial statements, there are no liabilities (fixed or contingent) affecting the Project, Borrower or any Borrower Party. Except as disclosed in such financial statements, there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of Borrower, threatened, against the Project, Borrower or any Borrower Party which if adversely determined could have a material adverse effect on such party, the Project or the Loans.
(2)    Borrower is not, and has not been, bound (whether as a result of a merger or otherwise) as a debtor under a pledge or security agreement entered into by another Person, which has not heretofore been terminated.
Section 4.4.    Taxes and Assessments. The Project is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. There are no pending or, to Borrower’s best knowledge, proposed, special or other assessments for public improvements or otherwise affecting the Project, nor are there any contemplated improvements to the Project that may result in such special or other assessments.
Section 4.5.    Other Agreements; Defaults. Neither Borrower nor any Borrower Party is

a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which might adversely affect the Project or the business, operations, or condition (financial or otherwise) of Borrower or any Borrower Party. Neither Borrower nor any Borrower Party is in violation of any agreement which violation would have an adverse effect on the Project, Borrower, or any Borrower Party or Borrower’s or any Borrower Party’s business, properties, or assets, operations or condition, financial or otherwise.
Section 4.6.    Compliance with Law.
(1)    Borrower and each Borrower Party have all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, lease and operate the Project and carry on its business. The Project is in compliance with all applicable zoning, subdivision, building and other legal requirements and is free of structural defects. All of the Project’s building systems are in good working order, subject to ordinary wear and tear. The Project does not constitute, in whole or in part, a legally non‑conforming use under applicable legal requirements.
(2)    No condemnation has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of the Project or for the relocation of roadways providing access to the Project.
(3)    The Project has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary or convenient to the full use and enjoyment of the Project are located in the public right‑of‑way abutting the Project, and all such utilities are connected so as to serve the Project without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefiting the Project. All roads necessary for the full utilization of the Project for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities.
Section 4.7.    Location of Borrower. Borrower’s principal place of business and chief executive offices are located at the address stated in Section 12.1 and, except as otherwise set forth in Schedule 4.1, Borrower at all times has maintained its principal place of business and chief executive office at such location or at other locations within the same state.
Section 4.8.    ERISA.
(1)    As of the Closing Date and throughout the term of the Loans, (a) Borrower is not and will not be an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title I of ERISA, and (b) the assets of Borrower do not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA; and
(2)    As of the Closing Date and throughout the term of the Loans (a) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(3) of ERISA and (b) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans.
(3)    Borrower has no employees.
Section 4.9.    Margin Stock. No part of proceeds of the Loans will be used for purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System.
Section 4.10.    Tax Filings. Borrower and each Borrower Party have filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower and each Borrower Party, respectively.
Section 4.11.    Solvency. Giving effect to the Loans, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loans, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loans, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loans will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debts as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). Except as expressly disclosed to Lender in writing, no petition in bankruptcy has been filed by or against Borrower or any Borrower Party in the last seven (7) years, and neither Borrower nor any Borrower Party in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any Borrower Party is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and neither Borrower nor any Borrower Party has knowledge of any Person contemplating the filing of any such petition against it.
Section 4.12.    Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower or any Borrower Party in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, the Project or the business, operations or condition (financial or otherwise) of Borrower or any Borrower Party. All information supplied by Borrower regarding any other Collateral is accurate and complete in all material respects. All evidence of Borrower’s and each Borrower Party’s identity provided to Lender is genuine, and all related information is accurate.
Section 4.13.    Single Purpose Entity. Borrower is and has at all times since its formation been a Single Purpose Entity.
Section 4.14.    No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, operating agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.
Section 4.15.    Title. Borrower has good, marketable and insurable title to each Parcel, free and clear of all Liens whatsoever, except for the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents and has rights and the power to transfer each item of Collateral upon which it purports to grant a Lien under the Mortgages or any of the other Loan Documents. The Mortgages create (and upon the recordation thereof and of any related financing statements there will be perfected) (1) valid Liens on the Parcels encumbered thereby, subject only to Permitted Encumbrances and (2) security interests in and to, and collateral assignments of, all personality (including the leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. There are no claims for payment for work, labor or materials affecting the Project which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgages and this Agreement, materially and adversely affect the value of the Project, impair the use or operations of the Project or impair Borrower’s ability to pay its obligations in a timely manner.
Section 4.16.    Use of Project. The Project is being, and will continue to be, used exclusively for self storage facilities and other appurtenant and related uses.
Section 4.17.    Flood Zone. No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1994, as amended, or any successor law.
Section 4.18.    Insurance. Borrower has obtained and has delivered to Lender certified copies of all of the insurance policies for the Project reflecting the insurance coverages, amounts and other insurance requirements set forth in this Agreement. No claims have been made under any such policy, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such policy.
Section 4.19.    Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits, required for the legal use, occupancy and operation of the Project as self storage facilities (collectively, the “Licenses”) have been obtained and are in full force and effect. Borrower shall keep and maintain all Licenses in full force and effect. The use being made of the Project is in conformity with any applicable certificate of occupancy issued for the Property.
Section 4.20.    Physical Condition. Except as disclosed in the building condition reports certified to Lender and delivered in connection with the initial advance of the Loans, the Project, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to Borrower’s knowledge, there exists no structural or other material defects or damages in the Project, whether latent or otherwise, and Borrower has not received written notice from any insurance company or bonding company of any defects or inadequacies in the Project, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
Section 4.21.    Boundaries. All of the Improvements on each Parcel lie wholly within the boundaries and building restriction lines of such Parcel, and no improvements on adjoining properties encroach upon such Parcel, and no Improvements encroach upon or violate any easements or other encumbrances upon such Parcel, so as to materially adversely affect the value or marketability of such Parcel, except those which are insured against by title insurance.
Section 4.22.    Separate Lots. Each Parcel is comprised of one (1) or more parcels which constitutes one (1) or more separate tax lots and does not constitute a portion of any other tax lot not a part of the Project.
Section 4.23.    Survey. The survey for each Parcel delivered to Lender in connection with this Agreement does not fail to reflect any material matter affecting such Parcel or the title thereto.
Section 4.24.    Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable legal requirements currently in effect in connection with the transfer of the Project to Borrower or any transfer of a controlling interest in Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable legal requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages, have been paid and, under current legal requirements, the Mortgages are enforceable in accordance with their respective terms by Lender or any subsequent holder thereof, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors’ rights.
Section 4.25.    Investment Company Act. Borrower is not (1) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (2) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
Section 4.26.    Management Agreement. Self Storage Management LLC is the Manager of the Project. The management agreement for the Project delivered to Lender in connection with this Agreement is the only management agreement for the Project.
ARTICLE 5

ENVIRONMENTAL MATTERS
Section 5.1.    Representations and Warranties on Environmental Matters. Borrower represents and warrants to Lender that, to Borrower’s knowledge, except as set forth in the Site Assessment, (1) no Hazardous Material is now or was formerly used, stored, generated, manufactured, installed, disposed of or otherwise present at or about the Project or any property adjacent to the Project (except for cleaning and other products currently used in connection with the routine maintenance or repair of the Project in full compliance with Environmental Laws), (2) all permits, licenses, approvals and filings required by Environmental Laws have been obtained, and the use, operation and condition of the Project do not, and did not previously, violate any Environmental Laws, and (3) no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding has been brought or been threatened, nor have any settlements been reached by or with any parties or any liens imposed in connection with the Project concerning Hazardous Materials or Environmental Laws.
Section 5.2.    Covenants on Environmental Matters.
(1)    Borrower shall (a) comply with applicable Environmental Laws; (b) notify Lender immediately upon Borrower’s discovery of any spill, discharge, release or presence of any Hazardous Material at, upon, under, within, contiguous to or otherwise affecting the Project; (c) promptly remove such Hazardous Materials and remediate the Project in full compliance with Environmental Laws and in accordance with the recommendations and specifications of an independent environmental consultant approved by Lender; and (d) promptly forward to Lender copies of all orders, notices, permits, applications or other communications and reports in connection with any spill, discharge, release or the presence of any Hazardous Material or any other matters relating to the Environmental Laws or any similar laws or regulations, as they may affect the Project or Borrower.
(2)    Borrower shall not cause, shall prohibit any other Person within the control of Borrower from causing, and shall use prudent, commercially reasonable efforts to prohibit other Persons (including tenants and other occupants) from causing (a) any spill, discharge or release, or the use, storage, generation, manufacture, installation, or disposal, of any Hazardous Materials at, upon, under, within or about the Project or the transportation of any Hazardous Materials to or from the Project (except for cleaning and other products used in connection with routine maintenance or repair of the Project in full compliance with Environmental Laws), (b) any underground storage tanks to be installed at the Project, or (c) any activity that requires a permit or other authorization under Environmental Laws to be conducted at the Project.
(3)    Borrower shall provide to Lender, at Borrower’s expense promptly upon the written request of Lender from time to time, a Site Assessment or, if required by Lender, an update to any existing Site Assessment, to assess the presence or absence of any Hazardous Materials and the potential costs in connection with abatement, cleanup or removal of any Hazardous Materials found on, under, at or within the Project. Borrower shall pay the cost of no more than one such Site Assessment or update in any twelve (12)‑month period, unless Lender’s request for a Site Assessment is based on either information provided under Section 5.2(1), a reasonable suspicion of Hazardous Materials at or near the Project, a breach of representations under Section 5.1, or an Event of Default, in which case any such Site Assessment or update shall be at Borrower’s expense.
Section 5.3.    Allocation of Risks and Indemnity. As between Borrower and Lender, all risk of loss associated with non‑compliance with Environmental Laws, or with the presence of any Hazardous Material at, upon, within, contiguous to or otherwise affecting the Project, shall lie solely with Borrower. Accordingly, Borrower shall bear all risks and costs associated with any loss (including any loss in value attributable to Hazardous Materials), damage or liability therefrom, including all costs of removal of Hazardous Materials or other remediation required by Lender or by law. Borrower shall at all times indemnify, defend and hold Lender harmless from and against any and all claims, suits, actions, debts, damages, losses, liabilities, litigations, judgments, charges, costs and expenses (including reasonable costs of defense), of any nature whatsoever proffered or incurred by Lender, whether as mortgagee or beneficiary under the Mortgages, as mortgagee in possession, or as successor‑in‑interest to Borrower by foreclosure deed or deed in lieu of foreclosure, and whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including those arising from the joint, concurrent or comparative negligence of Lender, under or on account of the Environmental Laws, including the assertion of any lien thereunder, with respect to: (1) a breach of any representation, warranty or covenant of Borrower contained in this Article 5; (2) any acts performed by Lender pursuant to the provisions of this Article 5; (3) any discharge of Hazardous Materials, the threat of discharge of any Hazardous Materials or the storage or presence of any Hazardous Materials affecting the Project whether or not the same originates or emanates from the Project or any contiguous real estate, including any loss of value of the Project as a result of the foregoing; (4) any costs of removal or remedial action incurred by the United States Government or any costs incurred by any other Person or damages from injury to, destruction of, or loss of natural resources including reasonable costs of assessing such injury, destruction or loss incurred pursuant to any Environmental Laws; (5) liability for personal injury or property damage arising under any statutory or common law tort theory, including without limitation damages assessed for the maintenance of a public or private nuisance or for the carrying on of an abnormally dangerous activity at, upon, under or within the Project; and/or (6) any other environmental matter affecting the Project within the jurisdiction of the Environmental Protection Agency, any other federal agency or any state or local environmental agency. The foregoing notwithstanding, Borrower shall not be liable under the foregoing indemnification to the extent any such loss, liability, damage, claim, cost or expense results solely from Lender’s gross negligence or willful misconduct. Borrower’s obligations under this Article 5 shall arise upon the discovery of the presence of any Hazardous Material, whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Materials and whether or not the existence of any such Hazardous Material or potential liability on account thereof is disclosed in the Site Assessment, and shall continue notwithstanding the repayment of the Loans or any transfer or sale of any right, title and interest in the Project (by foreclosure, deed in lieu of foreclosure or otherwise). Notwithstanding the foregoing, subject to the conditions specified below in this Section 5.3, Borrower shall not be liable under this Section 5.3 for such indemnified matters directly created or arising from events or conditions caused or created by Lender and first existing after Lender acquires title to the Project by foreclosure or acceptance of a deed in lieu thereof, but only if (a) Borrower delivers to Lender a current site assessment evidencing the presence of no Hazardous Materials on the Project and no violation of any Environmental Laws with respect to the Project not more than ninety (90) days and not less than thirty (30) days prior thereto, and (b) such loss, liability, damage, claim, cost or expense does not directly or indirectly arise from or relate to any release of or exposure to any Hazardous Material (including personal injury or damage to property), non‑compliance with any Environmental Laws, or remediation existing or occurring prior to the date Lender acquires title to the Project.
Section 5.4.    Lender’s Right to Protect Collateral. If (1) any discharge of Hazardous Materials or the threat of a discharge of Hazardous Material affecting the Project occurs, whether originating or emanating from the Project or any contiguous real estate, and/or (2) Borrower fails to comply with any Environmental Laws or related regulations, Lender may at its election, but without the obligation so to do, give such notices and/or cause such work to be performed at the Project and/or take any and all other actions as Lender shall deem necessary or advisable in order to abate the discharge of any Hazardous Material, remove the Hazardous Material or cure Borrower’s noncompliance.
Section 5.5.    No Waiver. Notwithstanding any provision in this Article 5 or elsewhere in the Loan Documents, or any rights or remedies granted by the Loan Documents, Lender does not waive and expressly reserves all rights and benefits now or hereafter accruing to Lender under any “security interest” or “secured creditor” exception under applicable Environmental Laws, as the same may be amended. No action taken by Lender pursuant to the Loan Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under any “security interest exception.”
ARTICLE 6

LEASING MATTERS
Section 6.1.    Representations and Warranties on Leases. Borrower represents and warrants to Lender with respect to leases of the Project that: (1) the rent roll delivered to Lender is true and correct, and the leases are valid and in full force and effect; (2) the leases (including amendments) are in writing, and there are no oral agreements with respect thereto; (3) the copies of the leases delivered to Lender are true and complete; (4) neither the landlord nor, except as disclosed in the rent roll, any tenant is in default under any of the leases; (5) Borrower has no knowledge of any notice of termination or default with respect to any lease; (6) Borrower has not assigned or pledged any of the leases, the rents or any interests therein except to Lender; (7) no tenant or other party has an option to purchase all or any portion of the Project; (8) no tenant has the right to terminate its lease prior to expiration of the stated term of such lease; (9) no tenant has prepaid more than three-months rent in advance (except for bona fide security deposits not in excess of an amount equal to two month’s rent); and (10) all existing leases are subordinate to the Mortgages either pursuant to their terms or a recorded subordination agreement.
Section 6.2.    Standard Lease Form; Approval Rights. All leases and other rental arrangements shall in all respects be approved by Lender and shall be on a standard lease form approved by Lender with no modifications (except as approved by Lender). Such lease form shall provide that the tenant shall attorn to Lender, and that any cancellation, surrender, or amendment of such lease without the prior written consent of Lender shall be voidable by Lender. Borrower shall hold, in trust, all tenant security deposits in a segregated account, and, to the extent required by applicable law, shall not commingle any such funds with any other funds of Borrower. Within ten (10) days after Lender’s request, Borrower shall furnish to Lender a statement of all tenant security deposits, and copies of all leases not previously delivered to Lender, certified by Borrower as being true and correct. Notwithstanding anything contained in the Loan Documents, Lender’s approval shall not be required for future leases or lease extensions of individual storage units if the following conditions are satisfied: (1) there exists no Potential Default or Event of Default; (2) the lease is on the standard lease form approved by Lender with no material modifications; and (3) the lease does not conflict with any restrictive covenant affecting the Project or any other lease for space in the Project.
Section 6.3.    Covenants. Borrower (1) shall perform the obligations which Borrower is required to perform under the leases; (2) shall enforce the obligations to be performed by the tenants and other occupants; (3) shall promptly furnish to Lender any notice of default or termination received by Borrower from any tenant, and any notice of default or termination given by Borrower to any tenant; (4) shall not collect any rents for more than thirty (30) days in advance of the time when the same shall become due, except for bona fide security deposits not in excess of an amount equal to two months rent; (5) shall not enter into any ground lease or master lease of any part of the Project; (6) shall not further assign or encumber any lease; (7) shall not, except with Lender’s prior written consent, cancel or accept surrender or termination of any lease; and (8) shall not, except with Lender’s prior written consent, modify or amend any lease (except for minor modifications and amendments entered into in the ordinary course of business, consistent with prudent property management practices, not affecting the economic terms of the lease), and any action in violation of clauses (5), (6), (7), and (8) of this Section 6.3 shall be void at the election of Lender.
Section 6.4.    Tenant Estoppels. At Lender’s request, Borrower shall obtain and furnish to Lender, written estoppels in form and substance satisfactory to Lender, executed by tenants under leases in the Project and confirming the term, rent, and other provisions and matters relating to the leases.
ARTICLE 7

FINANCIAL REPORTING
Section 7.1.    Financial Statements.
(1)    Monthly Reports. Within thirty (30) days after the end of each calendar month, Borrower shall furnish to Lender a current (as of the calendar month just ended) balance sheet, a detailed operating statement (showing monthly activity and year‑to‑date) stating Operating Revenues, Operating Expenses and Net Cash Flow for the calendar month just ended, an updated rent roll, and, as requested by Lender, a written statement setting forth any variance from the annual budget, a general ledger, copies of bank statements and bank reconciliations and other documentation supporting the information disclosed in the most recent financial statements.

(2)    Quarterly Reports. Within forty-five (45) days after the end of each calendar quarter, Borrower shall furnish to Lender a detailed operating statement (showing quarterly activity and year‑to‑date) stating Operating Revenues, Operating Expenses and Net Cash Flow for the calendar quarter just ended.
(3)    Annual Reports. Within one hundred twenty (120) days after the end of each fiscal year of Borrower’s operation of the Project, Borrower shall furnish to Lender a current (as of the end of such fiscal year) balance sheet, a detailed operating statement stating Operating Revenues, Operating Expenses and Net Cash Flow for each of Borrower and the Project, and, if required by Lender, prepared on a review basis and certified by an independent public accountant satisfactory to Lender.
(4)    Certification; Supporting Documentation. Each such financial statement shall be in scope and detail satisfactory to Lender and certified by the chief financial representative of Borrower.
(5)    Tax Returns. Borrower shall furnish to Lender, within thirty (30) days after filing, copies of (i) Borrower’s filed federal, state and (if applicable) local income tax returns for each taxable year (with all forms and supporting schedules attached), if any, and (ii) any other filed tax return on which Borrower’s income and operations is includable.
Section 7.2.    Accounting Principles. All financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied from year to year. If the financial statements are prepared on an accrual basis, such statements shall be accompanied by a reconciliation to cash basis accounting principles.
Section 7.3.    Other Information. Borrower shall deliver to Lender such additional information regarding Borrower, its subsidiaries, its business, any Borrower Party, and the Project within thirty (30) days after Lender’s request therefor.
Section 7.4.    Annual Budget. At least thirty (30) days prior to the commencement of each fiscal year, Borrower shall provide to Lender its proposed annual capital improvements budget for such fiscal year for Lender’s review and approval, and Borrower shall provide to Lender its proposed annual operating budget for such fiscal year for Lender’s review.
Section 7.5.    Audits. Lender’s employees and third party consultants shall be entitled to perform such financial investigations and audits of Borrower’s books and records as Lender shall deem necessary. Borrower shall permit Lender and Lender’s agents and consultants to examine such records, books and papers of Borrower which reflect upon its financial condition, the income and expenses relative to the Project and the representations set forth in Article 9. Borrower authorizes Lender to communicate directly with Borrower’s independent certified public accountants, and authorizes such accountants to disclose to Lender any and all financial statements and other supporting financial documents and schedules, including copies of any management letter, with respect to the business, financial condition and other affairs of Borrower.
ARTICLE 8

COVENANTS
Borrower covenants and agrees with Lender as follows:
Section 8.1.    Due on Sale and Encumbrance; Transfers of Interests. Without the prior written consent of Lender,
(1)    no Transfer shall occur or be permitted, nor shall Borrower enter into any easement or other agreement granting rights in or restricting the use or development of the Project;
(2)    no Transfer shall occur or be permitted which would (a) cause Acadia Strategic Opportunity Fund III to own less than ninety-two percent (92%) of the beneficial interest in Borrower and the Project, or (b) result in a new general partner, member or limited partner having the ability to control the affairs of Borrower being admitted to or created in Borrower (or result in any existing general partner or member or controlling limited partner withdrawing from Borrower); and
(3)    except in connection with an Acadia Permitted Transfer (as hereinafter defined), no Transfer shall occur or be permitted which, either alone or together with all prior Transfers during the term of the Loans, would result in the Transfer of more than twenty‑five percent (25%) of the direct or indirect beneficial or other ownership interest in Borrower.
As used in this Agreement, “Transfer” shall mean any direct or indirect sale, transfer, conveyance, installment sale, master lease, mortgage, pledge, encumbrance, grant of Lien or other interest, license, lease, alienation or assignment, whether voluntary or involuntary, of all or any portion of the direct or indirect legal or beneficial ownership of, or any interest in (a) the Project or any part thereof, or (b) Borrower, including any agreement to transfer or cede to another Person any voting, management or approval rights, or any other rights, appurtenant to any such legal or beneficial ownership or other interest. “Transfer” is specifically intended to include any pledge or assignment, directly or indirectly, of a controlling interest in Borrower or its general partner, controlling limited partner or controlling member for purposes of securing so‑called “mezzanine” indebtedness. “Transfer” shall not include (i) the leasing of individual units within the Project so long as Borrower complies with the provisions of the Loan Documents relating to such leasing activity; or (ii) the transfer of limited partner or non‑managing member interests in Borrower so long as the transfer does not violate the provisions of Sections 8.1(2) and 8.1(3), and does not violate the provisions of Article 9.
As used in this Agreement, “Acadia Permitted Transfer” shall mean (i) a transfer by Acadia Realty Trust of its interest in Borrower and/or (ii) a transfer by Acadia Strategic Opportunity Fund III LLC to a passive investor of up to forty-nine (49%) percent of its membership interest in Acadia Self Storage LLC, in each case only upon satisfaction of the following conditions:
(a)    Borrower shall give Lender not less than ten (10) days prior written notice of such transfer, together with an organizational chart updating all information regarding Borrower and each Borrower Party contained in Schedule 4.1, including the ownership structure of Borrower and its constituent entities;
(b)    No Potential Default or Event of Default shall have occurred and be continuing or shall result therefrom;
(c)    The transferee shall be organized pursuant to organizational documents and an operating or joint venture agreement reasonably satisfactory to Lender;
(d)    The transferee shall be a subsidiary of a real estate investment trust, an institutional investor, a publicly traded entity, or a high net worth individual reasonably acceptable to Lender, which (or who) has complied with all obligations of an Interest Holder set forth below;
(e)    The transfer does not violate the provisions of Article 9; and
(f)    Borrowers shall pay Lender’s reasonable costs and expenses associated with each transfer.

Without limiting the foregoing, Borrower further agrees that it will require each Person that proposes to become a partner, member or shareholder (each such Person, an “Interest Holder”) in Borrower or to acquire any direct or indirect legal or beneficial interest in of Borrower after the Closing Date to sign and deliver to Borrower, within thirty (30) days after such transfer (and Borrower shall deliver to Lender promptly after receipt), a certificate executed by a duly authorized officer of the new Interest Holder containing representations, warranties and covenants substantially the same as the representations, warranties and covenants provided by Borrower in Article 9 hereof.
Section 8.2.    Taxes; Charges. Borrower shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any real estate taxes and assessments, franchise taxes and charges, and other governmental charges that may become a Lien upon the Project or become payable during the term of the Loans, and will promptly furnish Lender with evidence of such payment; however, Borrower’s compliance with Section 3.4 of this Agreement relating to impounds for taxes and assessments shall, with respect to payment of such taxes and assessments, be deemed compliance with this Section 8.2. Borrower shall not suffer or permit the joint assessment of the Project with any other real property constituting a separate tax lot or with any other real or personal property. Borrower shall pay when due all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in a Lien on the Project; however, Borrower may contest the validity of such claims and demands so long as (1) Borrower notifies Lender that it intends to contest such claim or demand, (2) Borrower provides Lender with an indemnity, bond or other security satisfactory to Lender (including an endorsement to Lender’s title insurance policy insuring against such claim or demand) assuring the discharge of Borrower’s obligations for such claims and demands, including interest and penalties, and (3) Borrower is diligently contesting the same by appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of the Maturity Date or the date on which the Project is scheduled to be sold for non‑payment.
Section 8.3.    Control; Management. Without the prior written consent of Lender, there shall be no change in the day‑to‑day control and management of Borrower or Borrower’s general partner or managing member, and no change in their respective organizational documents relating to control over Borrower, Borrower’s general partner or managing member and/or the Project. Borrower shall not terminate, replace or appoint any property manager or terminate or amend the property management agreement for the Project without Lender’s prior written approval. Any change in ownership or control of the property manager shall be cause for Lender to re‑approve such property manager and property management agreement. Each property manager shall hold and maintain all necessary licenses, certifications and permits required by law. Borrower shall fully perform all of its covenants, agreements and obligations under the property management agreement.
Section 8.4.    Operation; Maintenance; Inspection. Borrower shall observe and comply with all legal requirements applicable to its existence and to the ownership, use and operation of the Project. Borrower shall maintain the Project in good condition and promptly repair any damage or casualty. Borrower shall not, without the prior written consent of Lender, undertake any material alteration of the Project or permit any of the fixtures or personalty owned by Borrower to be removed at any time from the Project, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Borrower and free and clear of any Liens except those in favor of Lender. Borrower shall permit Lender and its agents, representatives and employees, upon reasonable prior notice to Borrower, to inspect the Project and conduct such environmental and engineering studies as Lender may require, provided such inspections and studies do not materially interfere with the use and operation of the Project.
Section 8.5.    Taxes on Security. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Notes or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Lender. If there shall be enacted any law (1) deducting the Loans from the value of the Project for the purpose of taxation, (2) affecting any Lien on the Project, or (3) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrower shall promptly pay to Lender, on demand, all taxes, costs and charges for which Lender is or may be liable as a result thereof; however, if such payment would be prohibited by law or would render the Loans usurious, then instead of collecting such payment, Lender may declare all amounts owing under the Loan Documents to be immediately due and payable.
Section 8.6.    Legal Existence; Name, Etc. Borrower shall preserve and keep in full force and effect its existence as, and at all times operate as, a Single Purpose Entity, and Borrower and each general partner or managing member in Borrower shall preserve and keep in full force and effect its entity status, franchises, rights and privileges under the laws of the state of its formation, and all qualifications, licenses and permits applicable to the ownership, use and operation of the Project. Neither Borrower nor any general partner or managing member of Borrower shall wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into any Person, or permit any subsidiary or Affiliate of Borrower to do so. Without limiting the foregoing, Borrower shall not reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the Closing Date. Borrower and each general partner or managing member in Borrower shall conduct business only in its own name and shall not change its name, identity, organizational structure, state of formation or the location of its chief executive office or principal place of business unless Borrower (1) shall have obtained the prior written consent of Lender to such change, and (2) shall have taken all actions necessary or requested by Lender to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents. Borrower (and each general partner or managing member in Borrower, if any) shall maintain its separateness as an entity, including maintaining separate books, records, and accounts and observing corporate and partnership formalities independent of any other entity, shall pay its obligations with its own funds and shall not commingle funds or assets with those of any other entity. If Borrower does not have an organizational identification number and later obtains one, Borrower shall promptly notify Lender of its organizational identification number.
Section 8.7.    Affiliate Transactions. Without the prior written consent of Lender, Borrower shall not engage in any transaction affecting the Project with an Affiliate of Borrower or of any Borrower Party.
Section 8.8.    Limitation on Other Debt. Borrower (and each general partner or managing member in Borrower, if any) shall not, without the prior written consent of Lender, incur any Debt other than the Loans and customary trade payables which are payable, and shall be paid, within sixty (60) days of when incurred.
Section 8.9.    Further Assurances. Borrower shall promptly (1) cure any defects in the execution and delivery of the Loan Documents, (2) provide, and to cause each Borrower Party to provide, Lender such additional information and documentation on Borrower’s and each Borrower Party’s legal or beneficial ownership, policies, procedures and sources of funds as Lender deems necessary or prudent to enable Lender to comply with Anti‑Money Laundering Laws as now in existence or hereafter amended, and (3) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Lender may reasonably request to further evidence and more fully describe the collateral for the Loans, to correct any omissions in the Loan Documents, to perfect, protect or preserve any Liens created under any of the Loan Documents, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith. From time to time upon the written request of

Lender, Borrower shall deliver to Lender a schedule of the name, legal domicile address and jurisdiction of organization, if applicable, for each Borrower Party and each holder of a legal interest in Borrower.
Section 8.10.    Estoppel Certificates. Borrower, within ten (10) days after request, shall furnish to Lender a written statement, duly acknowledged, setting forth the amount due on the Loans, the terms of payment of the Loans, the date to which interest has been paid, whether any offsets or defenses exist against the Loans and, if any are alleged to exist, the nature thereof in detail, and such other matters as Lender reasonably may request.
Section 8.11.    Notice of Certain Events. Borrower shall promptly notify Lender of (1) any Potential Default or Event of Default, together with a detailed statement of the steps being taken to cure such Potential Default or Event of Default; (2) any notice of default received by Borrower under other obligations relating to the Project or otherwise material to Borrower’s business; and (3) any threatened or pending legal, judicial or regulatory proceedings, including any dispute between Borrower and any governmental authority, affecting Borrower or the Project.
Section 8.12.    Indemnification. Borrower shall indemnify, defend and hold Lender harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs and disbursements (including the reasonable fees and actual expenses of Lender’s counsel) of any kind or nature whatsoever, including those arising from the joint, concurrent, or comparative negligence of Lender, in connection with (1) any inspection, review or testing of or with respect to the Project, (2) any investigative, administrative, mediation, arbitration, or judicial proceeding, whether or not Lender is designated a party thereto, commenced or threatened at any time (including after the repayment of the Loans) in any way related to the execution, delivery or performance of any Loan Document or to the Project, (3) any proceeding instituted by any Person claiming a Lien, and (4) any brokerage commissions or finder’s fees claimed by any broker or other party in connection with the Loans, the Project, or any of the transactions contemplated in the Loan Documents, except to the extent any of the foregoing is caused by Lender’s gross negligence or willful misconduct.
Section 8.13.    Application of Operating Revenues. Borrower shall apply all Operating Revenues to the payment of Debt Service and other payments due under the Loan Documents, taxes, assessments, water charges, sewer rents and other governmental charges levied, assessed or imposed against the Project, insurance premiums, operations and maintenance charges relating to the Project, and other obligations of the lessor under leases of space at the Project, before using Operating Revenues for any other purpose.
Section 8.14.    Payment for Labor and Materials. Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Project and never permit to exist beyond the due date thereof in respect of the Project or any part thereof any Lien, even though inferior to the Liens of the Loan Documents, and in any event never permit to be created or exist in respect of the Project or any part thereof any other or additional Lien other than the Liens or security of the Loan Documents, except for the Permitted Encumbrances.
Section 8.15.    Alterations. Borrower shall obtain Lender’s prior written consent, which consent shall not be unreasonably withheld or delayed, to any alterations to any improvements that may have a material adverse effect on Borrower’s financial condition, the use, operation or value of the Project or the Actual Net Operating Income with respect to the Project, other than alterations performed in connection with the restoration of the Project after the occurrence of a casualty in accordance with the terms and provisions of this Agreement.
Section 8.16.    Handicapped Access.

(1)    Borrower (a) agrees that it shall use commercially reasonable efforts to ensure that the Project shall at all times comply with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, “Access Laws”) and (b) has no actual knowledge as to the Project’s non-compliance with any Access Laws where the failure to so comply could have a material adverse effect on the Project or on Borrower’s ability to repay the Loans in accordance with the terms hereof.
(2)    Notwithstanding any provisions set forth herein or in any other document regarding Lender’s approval of alterations of the Project, Borrower shall not alter the Project in any manner which would materially increase Borrower’s responsibilities for compliance with the applicable Access Laws without the prior written approval of Lender. Lender may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person reasonably acceptable to Lender.
(3)    Borrower agrees to give prompt notice to Lender of the receipt by Borrower of any written complaints related to violation of any Access Laws with respect to the Project and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.
Section 8.17.    Cap Agreement. On or before the Closing Date, but in any event as a condition precedent to the initial advance, Borrower shall enter into and at all times thereafter maintain an interest rate cap agreement or other hedging device (“Cap Agreement”) in connection with the Loans, which Cap Agreement shall have a notional amount not less than the aggregate outstanding balance of the Loans and shall cap Borrower’s Libor Rate exposure at three and one-half percent (3.5%) during the first and second Loan Years. The form of the Cap Agreement required pursuant to this Section, and the counterparty to the Cap Agreement (the “Counterparty”), shall be reasonably satisfactory to Lender (and shall otherwise satisfy the ratings criteria set forth below). Borrower also shall have delivered to Lender an Interest Rate Protection Pledge, duly executed and delivered by Borrower in favor of Lender, together with the consent of the Counterparty to such collateral assignment. The Counterparty must have long-term debt obligations rated not lower than “A+” by Standard & Poor's and “A1” by Moody's; or a Counterparty Rating not lower than “A-” by Standard & Poor’s and “A3” by Moody's. In the event of any downgrade or withdrawal of the Counterparty rating below “A-” from Standard & Poor's or below “A3” from Moody's, Borrower shall replace the Cap Agreement with a replacement Cap Agreement with an acceptable Counterparty not later than ten (l0) Business Days following receipt of notice from Counterparty or Lender of such downgrade or withdrawal, which substitute Cap Agreement shall otherwise comply with the foregoing provisions of this Section. The Cap Agreement shall at all times cover the outstanding balance of the Loans.
Section 8.18.    Representations and Warranties. Borrower will cause all representations and warranties to remain true and correct all times while any portion of the Loans remain outstanding.
Section 8.19.    Post‑Closing Work. Within sixty (60) days following the Closing Date, Borrower shall repair the electric entrance gate to the Ridgewood Parcel.
ARTICLE 9

ANTI‑MONEY LAUNDERING AND
INTERNATIONAL TRADE CONTROLS
Section 9.1.    Compliance with International Trade Control Laws and OFAC

Regulations. Borrower represents, warrants and covenants to Lender that:
(1)    It is not now nor shall it be at any time until after the Loans are fully repaid a Person with whom a U.S. Person, including a Financial Institution, is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under U.S. law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.
(2)    No Borrower Party and no Person who owns a direct interest in Borrower is now nor shall be at any time until after the Loans are fully repaid a Person with whom a U.S. Person, including a Financial Institution, is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under U.S. law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.
Section 9.2.    Borrower’s Funds. Borrower represents, warrants and covenants to Lender that:
(1)    It has taken, and shall continue to take until after the Loans are fully repaid, such measures as are required by law to verify that the funds invested in the Borrower are derived (a) from transactions that do not violate U.S. law nor, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (b) from permissible sources under U.S. law and to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated.
(2)    To the best of its knowledge, neither Borrower, nor any Borrower Party, nor any holder of a direct interest in Borrower, nor any Person providing funds to Borrower (a) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist‑related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti‑Money Laundering Laws; (b) has been assessed civil or criminal penalties under any Anti‑Money Laundering Laws; and (c) has had any of its/his/her funds seized or forfeited in any action under any Anti‑Money Laundering Laws.
(3)    Borrower shall make payments on the Loans using funds invested in Borrower, Operating Revenues or insurance proceeds unless otherwise agreed to by Lender.
(4)    To the best of Borrower’s knowledge, as of the Closing Date and at all times during the term of the Loans, all Operating Revenues are and will be derived from lawful business activities of Project tenants and other occupants or other permissible sources under U.S. law.
(5)    On the Maturity Date, Borrower will take reasonable steps to verify that funds used to repay the Loans in full (whether in connection with a refinancing, asset sale or otherwise) are from sources permissible under U.S. law and to the extent such funds originate outside the United States, permissible under the laws of the jurisdiction in which they originated.
ARTICLE 10

EVENTS OF DEFAULT
Each of the following shall constitute an Event of Default under the Loans:
Section 10.1.    Payments. Borrower’s failure to pay any regularly scheduled installment of principal, interest or other amount due under the Loan Documents within five (5) days after the date when due, or Borrower’s failure to pay the Loans at the Maturity Date, whether by acceleration or otherwise.
Section 10.2.    Insurance. Borrower’s failure to maintain insurance as required under Section 3.1 of this Agreement.
Section 10.3.    Transfer. Any Transfer occurs in violation of Section 8.1 of this Agreement.
Section 10.4.    Covenants. Borrower’s failure to perform, observe or comply with any of the agreements, covenants or provisions contained in this Agreement or in any of the other Loan Documents (other than those agreements, covenants and provisions referred to elsewhere in this Article 10), and the continuance of such failure for ten (10) days after notice by Lender to Borrower; however, subject to any shorter period for curing any failure by Borrower as specified in any of the other Loan Documents, Borrower shall have an additional sixty (60) days to cure such failure if (1) such failure does not involve the failure to make payments on a monetary obligation; (2) such failure cannot reasonably be cured within ten (10) days but, using reasonable diligence, is curable within such 60‑day period; (3) Borrower is diligently undertaking to cure such default, and (4) Borrower has provided Lender with security reasonably satisfactory to Lender against any interruption of payment or impairment of collateral as a result of such continuing failure. The notice and cure provisions of this Section 10.4 do not apply to the other Events of Default described in this Article 10 or to Borrower’s failure to perform, observe or comply with any of the agreements, covenants or provisions contained in Article 9 (for which no notice and cure period shall apply).
Section 10.5.    Representations and Warranties. Any representation or warranty made in any Loan Document proves to be untrue in any material respect when made or deemed made.
Section 10.6.    Other Encumbrances. Any default under any document or instrument, other than the Loan Documents, evidencing or creating a Lien on the Project or any part thereof.
Section 10.7.    Involuntary Bankruptcy or Other Proceeding. Commencement of an involuntary case or other proceeding against Borrower, any Borrower Party or any other Person having an ownership or security interest in the Project (each, a “Bankruptcy Party”) which seeks liquidation, reorganization or other relief with respect to it or its Debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of ninety (90) days; or an order for relief against a Bankruptcy Party shall be entered in any such case under the Federal Bankruptcy Code.
Section 10.8.    Voluntary Petitions, Etc. Commencement by a Bankruptcy Party of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by a Bankruptcy Party to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability, to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing.
ARTICLE 11

REMEDIES

Section 11.1.    Remedies ‑ Insolvency Events. Upon the occurrence of any Event of Default described in Section 10.7 or 10.8, all amounts due under the Loan Documents immediately shall become due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by Borrower; however, if the Bankruptcy Party under Section 10.7 or 10.8 is other than Borrower, then all amounts due under the Loan Documents shall become immediately due and payable at Lender’s election, in Lender’s sole discretion.
Section 11.2.    Remedies ‑ Other Events. Except as set forth in Section 11.1 above, while any Event of Default exists, Lender may (1) by written notice to Borrower, declare the entire amount of the Loans to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrower, and (2)  exercise all rights and remedies therefor under the Loan Documents and at law or in equity.
Section 11.3.    Lender’s Right to Perform the Obligations. If Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then while any Event of Default exists, and without notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse Lender may have because of such Event of Default, Lender may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrower, and shall have the right to enter upon the Project for such purpose and to take all such action thereon and with respect to the Project as it may deem necessary or appropriate. If Lender shall elect to pay any sum due with reference to the Project, Lender may do so in reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Lender shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Borrower shall indemnify, defend and hold Lender harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees, incurred or accruing by reason of any acts performed by Lender pursuant to the provisions of this Section 11.3, including those arising from the joint, concurrent, or comparative negligence of Lender, except as a result of Lender’s gross negligence or willful misconduct. All sums paid by Lender pursuant to this Section 11.3 and all other sums expended by Lender to which it shall be entitled to be indemnified, together with interest thereon at the Default Rate from the date of such payment or expenditure until paid, shall constitute additions to the Loans, shall be secured by the Loan Documents and shall be paid by Borrower to Lender upon demand.
ARTICLE 12

MISCELLANEOUS
Section 12.1.    Notices. Any notice required or permitted to be given under this Agreement shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy or electronic mail (provided that for both telecopy and electronic mail delivery, an identical notice is also sent simultaneously by mail, overnight courier or personal delivery as otherwise provided in this Section 12.1). All such notices shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.

If to Borrower:
Acadia Storage Post Portfolio Company LLC
c/o Acadia Realty Trust
1311 Mamaroneck Ave., Suite 260
White Plains, NY 10605
Attention:    Robert Masters, Esq.
Telecopy:    (914) 288-2139
E-Mail: rmasters@acadiarealty.com

If to Lender:
General Electric Capital Corporation
GE Real Estate
280 Park Ave., 8th Floor
New York, NY 10017-1216
Attention:    Asset Manager/AKR Self Storage Portfolio
Liz Madzula
Telecopy:    212-850-5828
E-Mail:    lizmadzula@gecapital.com

Any notice so addressed and sent by United States mail or overnight courier shall be deemed to be given on the earliest of (1) when actually delivered, (2) on the first Business Day after deposit with an overnight air courier service, or (3) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee (except as otherwise provided in the Mortgages). Any notice so delivered in person shall be deemed to be given when receipted for by, or actually received by Lender or Borrower, as the case may be. If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party’s telecopy number specified above and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 12.1. If given by electronic mail, a notice shall be deemed given and received when the electronic mail is transmitted to the recipient’s electronic mail address specified above and electronic confirmation of receipt (either by reply from the recipient or by automated response to a request for delivery receipt) is received by the sending party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier or personal delivery as otherwise provided in this Section 12.1. Except for telecopy and electronic mail notices sent as expressly described above, no notice hereunder shall be effective if sent or delivered by electronic means. Either party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.
Section 12.2.    Amendments and Waivers; References. No amendment or waiver of any provision of the Loan Documents shall be effective unless in writing and signed by the party against whom enforcement is sought. This Agreement and the other Loan Documents shall not be executed, entered into, altered, amended, or modified by electronic means. Without limiting the generality of the foregoing, the Borrower and Lender hereby agree that the transactions contemplated by this Agreement shall not be conducted by electronic means, except as specifically set forth in Section 12.1 regarding notices. Any reference to a Loan Document, whether in this Agreement or in any other Loan Document, shall be deemed to be a reference to such Loan Document as it may hereafter from time to time be amended, modified, supplemented and restated in accordance with the terms hereof.
Section 12.3.    Limitation on Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Borrower, Lender with respect to the Loans are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Lender or charged by Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If any of the Loans would be usurious under applicable law, then, notwithstanding anything to the contrary in the Loan Documents: (1) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Notes by the holders thereof (or, if the Notes have been paid in full, refunded to Borrower); and (2) if maturity is accelerated by reason of an election by Lender, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Notes (or, if the Notes have been paid in full, refunded to Borrower). The terms and provisions of this Section 12.3 shall control and supersede every other provision of the Loan Documents. If at any time the laws of the United States of America permit Lender to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by applicable state law (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which Lender may contract for, take, reserve, charge or receive under the Loan Documents.
Section 12.4.    Invalid Provisions. If any provision of any Loan Document is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.
Section 12.5.    Reimbursement of Expenses. Borrower shall pay all costs and expenses incurred by Lender in connection with the negotiation, documentation, closing, disbursement and administration of the Loans, including fees and expenses of Lender’s attorneys and Lender’s environmental, engineering, accounting and other consultants; fees, charges and taxes for the recording or filing of Loan Documents; financial investigation, audit and inspection fees and costs; settlement of condemnation and casualty awards; title search costs, premiums for title insurance and endorsements thereto; and fees and costs for UCC and litigation searches and background checks. Borrower shall, upon request, promptly reimburse Lender for all amounts expended, advanced or incurred by Lender to collect the Notes, or to enforce the rights of Lender under this Agreement or any other Loan Document, or to defend or assert the rights and claims of Lender under the Loan Documents or with respect to the Project (by litigation or other proceedings), which amounts will include all court costs, attorneys’ fees and expenses, fees of auditors and accountants, and investigation expenses as may be incurred by Lender in connection with any such matters (whether or not litigation is instituted), together with interest at the Default Rate on each such amount from the date of disbursement until the date of reimbursement to Lender, all of which shall constitute part of the Loans and shall be secured by the Loan Documents.
Section 12.6.    Approvals; Third Parties; Conditions. All rights retained or exercised by Lender to review or approve leases, contracts, plans, studies and other matters, including Borrower’s and any other Person’s compliance with the provisions of Article 9 and compliance with laws applicable to Borrower, the Project or any other Person, are solely to facilitate the Lender’s credit underwriting, and shall not be deemed or construed as a determination that Lender has passed on the adequacy thereof for any other purpose and may not be relied upon by Borrower or any other Person. This Agreement is for the sole and exclusive use of Lender and Borrower and may not be enforced, nor relied upon, by any Person other than Lender and Borrower. All conditions of the obligations of Lender hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Lender, its successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time in their sole discretion.
Section 12.7.    Lender Not in Control; No Partnership. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the right or power to exercise control over the affairs or management of Borrower, the power of Lender being limited to the rights to exercise the remedies referred to in the Loan Documents. The relationship between Borrower and Lender is, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Lender and Borrower or to create an equity in the Project in Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any other person with respect to the Project or the Loans, except as expressly provided in the Loan Documents; and notwithstanding any other provision of the Loan Documents: (1) Lender is not, and shall not be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower or its stockholders, members, or partners and Lender does not intend to ever assume such status; (2) Lender shall not in any event be liable for any Debts, expenses or losses incurred or sustained by Borrower; and (3) Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower or its stockholders, members, or partners. Lender and Borrower disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between Lender and Borrower, or to create an equity in the Project in Lender, or any sharing of liabilities, losses, costs or expenses.
Section 12.8.    Time of the Essence. Time is of the essence with respect to this Agreement.
Section 12.9.    Successors and Assigns; Secondary Market Transactions.
(1)    This Agreement shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns of Lender and Borrower, provided that neither Borrower nor any other Borrower Party shall, without the prior written consent of Lender, assign any rights, duties or obligations hereunder.
(2)    Borrower acknowledges that Lender and its successors and assigns may without notice to or consent from Borrower (a) sell this Agreement, the Mortgages, the Notes, the other Loan Documents, and any and all servicing rights thereto, or any portions thereof, to one or more investors, (b) participate and/or syndicate the Loans to one or more investors, (c) deposit this Agreement, the Notes and the other Loan Documents, or any portions thereof, with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (d) otherwise sell, transfer or assign the Loans or interests therein in one or more transactions to investors (the transactions referred to in clauses (a) through (d) are hereinafter each referred to as a “Secondary Market Transaction”). Borrower shall reasonably cooperate with Lender in effecting any such Secondary Market Transaction and shall reasonably cooperate and use all reasonable efforts to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by any participant, investor or purchaser involved in any Secondary Market Transaction (including, without limitation, delivery of opinions of counsel in form and substance similar to the opinions of counsel delivered to Lender on the date hereof). Borrower shall provide such information and documents relating to Borrower and the Project as Lender may reasonably request in connection with such Secondary Market Transaction. In addition, Borrower shall make available to Lender all information concerning the Project, its business and operations that Lender may reasonably request. Lender shall be permitted to share all information with the participants, investors, purchasers, investment banking firms, accounting firms, law firms and third-party advisory firms involved with the Loans and Loan Documents or the applicable Secondary Market Transaction. Lender and all of the aforesaid participants, investors, purchasers, advisors and professional firms shall be entitled to rely on the information supplied by or on behalf of Borrower. Borrower also agrees to execute any amendment of or supplement to this Agreement and the other Loan Documents as Lender may reasonably request in connection with any Secondary Market Transaction, provided that such amendment or supplement does not change the economic terms of the Loans or materially increase Borrower’s duties, responsibilities or liabilities under the Loan Documents.
(3)    Lender shall have the right, at any time (whether prior to, in connection with, or after any Secondary Market Transaction), with respect to all or any portion of the Loans, to modify, split and/or sever all or any portion of the Loans as hereinafter provided. Without limiting the foregoing, Lender may (i) cause the Notes and Mortgages to be split into first and second mortgage loans, (ii) create one more senior and subordinate notes, (iii) create multiple components of the Notes (and allocate or reallocate the principal balance of the Loans among such components) or (iv) otherwise sever membership interests (directly or indirectly) in Borrower (i.e., a senior loan/mezzanine loan structure), in each such case, in whatever proportion and whatever priority Lender determines; provided, however, in each such instance the outstanding principal balance of all the Notes evidencing the Loans (or components of such Notes) immediately after the effective date of such modification equals the outstanding principal balance of the Loans immediately prior to such modification and the weighted average of the interest rates for all such Notes (or components of such Notes) immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification. If requested by Lender, Borrower (and Borrower’s constituent members, if applicable) shall execute within two (2) Business Days after such request, such documentation as Lender may reasonably request to evidence and/or effectuate any such modification or severance.
Section 12.10.    Renewal, Extension or Rearrangement. All provisions of the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loans. For portfolio management purposes, Lender may elect to divide the Loans into two or more separate loans evidenced by separate promissory notes so long as the payment and other obligations of Borrower are not effectively increased or otherwise modified. Borrower agrees to cooperate with Lender and to execute such documents as Lender reasonably may request to effect such division of the Loans.
Section 12.11.    Waivers. No course of dealing on the part of Lender, its officers, employees, consultants or agents, nor any failure or delay by Lender with respect to exercising any right, power or privilege of Lender under any of the Loan Documents, shall operate as a waiver thereof.
Section 12.12.    Cumulative Rights. Rights and remedies of Lender under the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.
Section 12.13.    Singular and Plural. Words used in this Agreement and the other Loan Documents in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement and the other Loan Documents shall apply to such words when used in the plural where the context so permits and vice versa.
Section 12.14.    Phrases. When used in this Agreement and the other Loan Documents, the phrase “including” shall mean “including, but not limited to,” the phrase “satisfactory to Lender” shall mean in form and substance satisfactory to Lender in all respects, the phrases “with Lender’s consent”, or “with Lender’s approval” shall mean such consent or approval at Lender’s discretion, and the phrase “acceptable to Lender” shall mean acceptable to Lender at Lender’s sole discretion.”
Section 12.15.    Exhibits and Schedules. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.
Section 12.16.    Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Loan Documents or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.
Section 12.17.    Promotional Material. Borrower authorizes Lender to issue press releases, advertisements and other promotional materials in connection with Lender’s own promotional and marketing activities, and describing the Loans in general terms or in detail and Lender’s participation in the Loans; provided that all references to Borrower contained in any such press releases, advertisements or promotional materials shall be approved in writing by Borrower in advance of issuance. All references to Lender contained in any press release, advertisement or promotional material issued by Borrower shall be approved in writing by Lender in advance of issuance.
Section 12.18.    Survival. All of the representations, warranties, covenants, and indemnities of Borrower hereunder (including environmental matters under Article 4, and under the indemnification provisions of the other Loan Documents shall survive (a) the repayment in full of the Loans and the release of the Liens evidencing or securing the Loans, and (b) the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to the Project to any party, whether or not an Affiliate of Borrower.
Section 12.19.    WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOANS OR THE PROJECT (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER THIS AGREEMENT.
Section 12.20.    Waiver of Punitive or Consequential Damages. Neither Lender nor Borrower shall be responsible or liable to the other or to any other Person for any punitive, exemplary or consequential damages which may be alleged as a result of the Loans or the transaction contemplated hereby, including any breach or other default by any party hereto. Borrower represents and warrants to Lender that as of the Closing Date neither Borrower nor any Borrower Party has any claims against Lender in connection with the Loans.
Section 12.21.    GOVERNING LAW.
(1)    THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTES DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE

CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROJECT IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF BORROWER AND LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTES, AND THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(2)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT ROBERT MASTERS, ESQ. AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (A) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (B) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (C) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
Section 12.22.    Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between Lender and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof, including any commitment letter (if any) issued by Lender with respect to the Loans. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. If any conflict or inconsistency exists between this Agreement and any of the other Loan Documents, the terms of this Agreement shall control.
Section 12.23.    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.
Section 12.24.    Brokers. Borrower hereby represents to Lender that Borrower has not dealt with any broker, underwriters, placement agent, or finder in connection with the transactions contemplated by this Agreement and the other Loan Documents. Borrower hereby agrees to pay all fees and commissions due and payable to Broker and to indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person (including Broker) that such Person acted on behalf of Borrower in connection with the transactions contemplated herein.
ARTICLE 13

LIMITATIONS ON LIABILITY
Section 13.1.    Limitation on Liability.
(1)    Except as provided below in this Section 13.1, Borrower shall not be personally liable for amounts due under the Loan Documents.
(2)    Borrower shall be personally liable to t Lender for any deficiency, loss or damage suffered by Lender because of: (a) Borrower’s commission of a criminal act, (b) the failure by Borrower or any Borrower Party to apply any funds derived from the Project, including Operating Revenues, security deposits, insurance proceeds and condemnation awards, as required by the Loan Documents; (c) the fraud or misrepresentation by Borrower or any Borrower Party made in or in connection with the Loan Documents or the Loans; (d) Borrower’s collection of rents more than one month in advance or entering into, modifying or canceling leases, or receipt of monies by Borrower or any Borrower Party in connection with the modification or cancellation of any leases, in violation of this Agreement or any of the other Loan Documents;(e) Borrower’s interference with Lender’s exercise of rights under the Assignment of Rents and Leases; (f) Borrower’s failure to turn over to Lender all tenant security deposits upon Lender’s demand following an Event of Default; (g) Borrower’s failure to timely renew any letter of credit issued in connection with the Loans; (h) Borrower’s failure to maintain insurance as required by this Agreement or to pay any taxes or assessments affecting the Project; (i) damage or destruction to the Project caused by the negligent or intentional acts or omissions of Borrower, its agents, employees, or contractors; (j) Borrower’s failure to perform its obligations with respect to environmental matters under Article 5; (k) Borrower’s failure to pay for any loss, liability or expense incurred by Lender arising out of any claim or allegation made by Borrower, its successors or assigns, or any creditor of Borrower, that this Agreement or the transactions contemplated by the Loan Documents establish a joint venture, partnership or other similar arrangement between Borrower and Lender; (l) any brokerage commission or finder’s fees claimed in connection with the transactions contemplated by the Loan Documents; or (m) Borrower’s failure to obtain and keep in full force and effect at all times a permanent certificate of occupancy for the improvements located on each Parcel or, if applicable, a letter or certificate of compliance or completion stating that the construction of the improvements located on each Parcel with all requirements and restrictions of all governmental ordinances, rules and regulations, and all other certificates, licenses, permits and approvals necessary for the use, occupancy and operation of the improvements as self storage facilities. Borrower also shall be personally liable to Lender for any and all attorneys’ fees and expenses and court costs incurred by Lender in enforcing this Section 13.1(2) or otherwise incurred by Lender in connection with any of the foregoing matters, regardless of whether such matters are legal or equitable in nature or arise under tort or contract law.
(3)    Notwithstanding anything to the contrary contained in the Loan Documents, the limitation on Borrower’s liability contained in Section 13.1(1) SHALL BECOME NULL AND VOID and shall be of no further force and effect if:
(a)    any Transfer in violation of the Loan Documents occurs;

(b)    Borrower or any of its members, partners or shareholders (other than its or their limited partners or non managing members) files a petition under the United States Bankruptcy Code or similar state insolvency laws; or
(c)    Borrower becomes the subject of an involuntary proceeding under the United States Bankruptcy Code or similar state insolvency laws, and either (i) Borrower or any Affiliate of Borrower conspired or cooperated with one or more creditors of Borrower to commence such involuntary proceeding, or (ii) Borrower fails to use commercially reasonable efforts to obtain a dismissal of such involuntary proceeding.
(4)    The limitation on Borrower’s personal liability in Section 13.1(1) shall not modify, diminish or discharge the personal liability of any Joinder Party.
(5)    Nothing in this Section 13.1 shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the United States Bankruptcy Code, as such sections may be amended, or corresponding or superseding sections of the Bankruptcy Amendments and Federal Judgeship Act of 1984, to file a claim for the full amount due to Lender under the Loan Documents or to require that all Collateral shall continue to secure the amounts due under the Loan Documents.
Section 13.2.    Limitation on Liability of Lender’s Officers, Employees, Etc. Any obligation or liability whatsoever of Lender which may arise at any time under this Agreement or any other Loan Document shall be satisfied, if at all, out of Lender’s assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Lender shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

EXECUTED as of the date first written above.

LENDER: GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation By: _/s/ David R. Martindale_______________ Name: Title:

BORROWER: Acadia Storage Post Portfolio Company LLC By: _/s/ Robert Masters__________________ Name: Robert Masters Title: Senior Vice President

JOINDER
By executing this Joinder (the “Joinder”), the undersigned (“Joinder Parties”) jointly and severally guarantee the payment and performance by Borrower of Borrower’s obligations with respect to environmental matters under Article 5 of this Agreement, and all obligations and liabilities for which Borrower is personally liable under Section 13.1 of the Agreement to which this Joinder is attached. Without limiting the foregoing, upon the occurrence of any of the events described in Section 13.1(3), Borrower shall be personally liable for, and the Joinder Parties shall jointly and severally guaranty the payment and performance by Borrower of, the Loans and all principal, interest and other sums owing under the Loan Documents. This Joinder is a guaranty of full and complete payment and performance and not of collectibility.
1.    Waivers. To the fullest extent permitted by applicable law, each Joinder Party waives all rights and defenses of sureties, accommodation parties and/or co‑makers and agrees that its obligations under this Joinder shall be primary, absolute and unconditional, and that its obligations under this Joinder shall be unaffected by any of such rights or defenses, including:
(a)    the unenforceability of any Loan Document against Borrower and/or any other Joinder Party;
(b)    any release or other action or inaction taken by Lender with respect to the Collateral, the Loans, Borrower, any other Joinder Party, whether or not the same may impair or destroy any subrogation rights of any Joinder Party, or constitute a legal or equitable discharge of any surety or indemnitor;
(c)    the existence of any collateral or other security for the Loans, and any requirement that Lender pursue any of such collateral or other security, or pursue any remedies it may have against Borrower, any other Joinder Party;
(d)    any requirement that Lender provide notice to or obtain a Joinder Party’s consent to any modification, increase, extension or other amendment of the Loans, including the guaranteed obligations;
(e)    any right of subrogation (until payment in full of the Loans, including the guaranteed obligations, and the expiration of any applicable preference period and statute of limitations for fraudulent conveyance claims);
(f)    any defense based on any statute of limitations;
(g)    any payment by Borrower to Lender if such payment is held to be a preference or fraudulent conveyance under bankruptcy laws or Lender is otherwise required to refund such payment to Borrower or any other party; and
(h)    any voluntary or involuntary bankruptcy, receivership, insolvency, reorganization or similar proceeding affecting Borrower or any of its assets.
2.    Agreements. Each Joinder Party further represents, warrants and agrees that:
(a)    The obligations under this Joinder are enforceable against each such party and are not subject to any defenses, offsets or counterclaims;
(b)    The provisions of this Joinder are for the benefit of Lender and its successors and assigns;

(c)    Lender shall have the right to (i) renew, modify, extend or accelerate the Loans, (ii) pursue some or all of its remedies against Borrower, any Joinder Party, (iii) add, release or substitute any collateral for the Loans or party obligated thereunder, and (iv) release Borrower, any Joinder Party from liability, all without notice to or consent of any Joinder Party (or other Joinder Party) and without affecting the obligations of any Joinder Party (or other Joinder Party) hereunder;
(d)    Each Joinder Party covenants and agrees to furnish to Lender, within ninety (90) days after the end of each fiscal year of such Joinder Party, a current (as of the end of such fiscal year) balance sheet of such Joinder Party, in scope and detail satisfactory to Lender, certified by the chief financial representative of such Joinder Party and, if required by Lender, prepared on a review basis and certified by an independent public accountant satisfactory to Lender;
(e)    Each Joinder Party has reviewed the provisions of Article 9 of the Agreement, and hereby makes, for itself, himself, or herself (as applicable), in the place and stead of Borrower, all representations, warranties, covenants and agreements contained in Article 9;
(f)    To the maximum extent permitted by law, each Joinder Party hereby knowingly, voluntarily and intentionally waives the right to a trial by jury in respect of any litigation based hereon. This waiver is a material inducement to Lender to enter into the Agreement.
(g)    THE PROVISIONS OF SECTION 12.21 OF THE LOAN AGREEMENT ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND SHALL BE APPLICABLE TO THIS JOINDER.
(h)    The obligations of Joinder Party under this Joinder shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of any of the obligations Joinder Party hereunder is rescinded or must be otherwise restored by any holder of the Notes or other obligations under this Agreement, whether as a result of any proceedings in bankruptcy or reorganization or otherwise; and Joinder Party agrees that it will indemnify Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
(i)    TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH JOINDER PARTY AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON. THIS WAIVER IS A MATERIAL INDUCEMENT TO LENDER TO ENTER INTO THIS AGREEMENT.
(j)    Each Joinder Party covenants and agrees to cooperate with Lender upon the sale, assignment or transfer of the Loans, or any portion thereof, in accordance with the provisions of Section 12.9 of this Agreement.
(k)    THE PROVISIONS OF SECTION 12.21 OF THE LOAN AGREEMENT ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND SHALL BE APPLICABLE TO THIS JOINDER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS JOINDER AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND

PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH JOINDER PARTY AND LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS JOINDER, AND THIS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR ANY JOINDER ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EACH JOINDER PARTY WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH JOINDER PARTY DOES HEREBY DESIGNATE AND APPOINT ROBERT MASTERS AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH JOINDER PARTY IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH JOINDER PARTY, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH JOINDER PARTY (A) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (B) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (C) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
Executed as of August 25, 2011.

JOINDER PARTIES: Acadia StRATEGIC OPPORTUNITY FUND III LLC By: _/s/ Robert Masters_________________ Name: Robert Masters Title: Senior Vice President

EXHIBIT A-1
LEGAL DESCRIPTION OF THE FORDHAM PARCEL
All that certain lot, piece or parcel of land, situate, lying and being in the Borough and County of the Bronx, City and State of New York bounded and described as follows:
Commencing from the intersection of the northerly line of Landing Road as shown on the Final Map of the Borough of the Bronx as being a 100’ wide R.O.W and the westerly line of a 30 foot wide easement of right of way as set forth in a deed from Despatch Shops, Inc. and J.M.B. Holding Corporation dated April 29, 1965 and recorded May 3, 1695 in the Bronx County Register’s Office in Liber 2655 Cp. 239, thence;

a)	Along the westerly line of said right of way, North 13 degrees 42 minutes 14 seconds East, 105.81 feet to a point of curvature, thence;

b)	Northerly along an arc concave to the west having a radius of 1835.00 feet, 68.589 feet to the herein described POINT or PLACE of BEGINNING, running thence;

1.	N 79 degrees 50 minutes 04 seconds W, 90.00 feet; thence,

2.
N 78 degrees 20 minutes 17 seconds W, 241.035 feet to the United States Pier and Bulkhead Line, which point is also distant 200.47 feet north of the intersection of the northerly side of Landing Road as measured along the said United States Pier and Bulkhead Line; thence,

3.	Along said United States Pier and Bulkhead Line, N 06 degrees 42 minutes 41 seconds E, 102.45 feet; thence,

4.	Along the same on a curve concave to the west having a radius of 4900.00 feet, an arc length of 182.15 feet, and a chord bearing N 05 degrees 38 minutes 52 seconds E; thence,

5.
Along the same on a curve concave to the west having a radius of 4900.00 feet, an arc length of 270.58 feet, and a chord bearing N 03 degrees 00 minutes 03 seconds E to a point on the dividing line between Lots 130 and 125 in Block 3244; thence,

6.	Along the dividing line between the aforementioned lots, S 83 degrees 20 minutes 59 seconds E, 280.11 feet to a point; thence,

7.
Continuing along the dividing line between the aforementioned lots, N 51 degrees 39 minutes 01 seconds E, 12.67 feet to a point along the westerly line of the aforementioned 30 foot wide easement of right of way; thence,

8.	Along said westerly line of the aforementioned 30 foot wide easement right of way, S 08 degrees 34 minutes 49 seconds E, 197.15 feet; thence

9.	Along the same westerly line, on a curve concave to the west having a radius of 1835.00 feet, an arc length of 89.26 feet, subtended by a chord bearing of S 00 degrees 26 minutes 37 seconds W; thence

10.	Along the same westerly line, on a curve concave to the west having a radius of 1825.00 feet,

an arc length of 311.53 feet, subtended by a chord bearing of S 06 degrees 42 minutes 02 seconds W to the herein described POINT OR PLACE OF BEGINNING.
TOGETHER with the benefits and subject to the burdens of a permanent and perpetual right and easement of ingress and egress over, upon and along a strip of land 30 feet in width adjoining the easterly line of the hereinabove described premises from and to Landing Road.

EXHIBIT A-2
LEGAL DESCRIPTION OF THE JERSEY CITY PARCEL

ALL that certain tract or parcel of land and premises, situate, lying and being in the City of Jersey City, in the County of Hudson, and State of New Jersey, more particularly described as follows:
BEGINNING at the intersection of the southwesterly line of Broadway (N.J. State Highway Route No. 1 and 9) with the northwesterly line of Mead Avenue and running thence:
(1)    South 45 degrees 00 minutes 00 seconds West, along the said line of Mead Avenue, 293.04 feet to a point; thence
(2)    North 46 degrees 59 minutes 31 seconds West, along the lands of the Jersey City Housing Authority known as the "Marion Gardens," adjoining on the southwest, 358.80 feet to the southerly line of N.J. State Highway Route 1 and 9; thence
(3)    On a curve to the right with a radius of 1552.63 feet, along the said southerly line of N.J. State Highway Route 1 and 9 and also along the former line of Freeman Avenue, vacated March 20, 1973, an arc distance of 344.91 feet, to the aforesaid line of Broadway; thence
(4)    South 45 degrees 00 minutes 00 seconds East, partly along the former line of Freeman Avenue, and along the aforesaid southwesterly line of Broadway, 200.06 feet to the point or place of BEGINNING.
BEING further described in accordance with a survey drawn by Mountain View Layout, dated November 22, 2007 and last revised January 28, 2008 as follows:
BEGINNING at the intersection of the southwesterly line of Broadway (N.J. State Highway Route No. 1 and 9) with the southerly line of Lincoln Highway (N.J. State Highway Route No. 1 and 9) and running thence:
(1)    South 45 degrees 00 minutes 00 seconds East, along the aforesaid southwesterly line of Broadway, 200.06 feet to the point of intersection of the said line of Broadway and the northwesterly line of Mead Avenue: thence
(2)    South 45 degrees 00 minutes 00 seconds West, along the said line of Mead Avenue, 293.04 feet to a point; thence
(3)    North 46 degrees 59 minutes 31 seconds West, 358.80 feet to the southerly line of Lincoln Highway (N.J. State Highway Route 1 and 9); thence
(4)    On a curve to the right with a radius of 1552.63 feet, along the said southerly line of Lincoln Highway (N.J. State Highway Route 1 and 9), an arc distance of 344.91 feet to the point and place of BEGNNING.

EXHIBIT A-3
LEGAL DESCRIPTION OF THE LAWRENCE PARCEL
ALL that certain plot, piece or parcel of land, situate, lying and being at Cedarhurst, Town of Hempstead, County of Nassau and State of New York, known and designated as and by Lots 10 through 21 inclusive in Block B, Lots 17 through 20 inclusive in Block E, Lots 1 through 9 inclusive in Block F, the entire roadbed of Isabel Street and the southerly portion of Benjamin Avenue as shown on Corrected Sales Map of 301 Bungalow Lots at Cedarhurst, Nassau County, New York, filed August 18, 1926 in the Office of the Clerk of the County of Nassau as Map No. 612, Case No. 676, all being more particularly bounded and described as follows:
BEGINNING at the point on the easterly side of Rockaway Turnpike distant 180.00 feet southerly from the corner formed by the intersection of the southerly side of Valentine Avenue with the easterly side of Rockaway Turnpike; said point also being where the division line between Lots 9 and 10 in Block “B” on the aforementioned map intersect the easterly on Rockaway Turnpike;
RUNNING THENCE North 72 degrees 45 minutes 10 seconds East along side dividing line between Lots 9 and 10 in block B, 89.87 feet;
THENCE South 17 degrees 14 minutes 50 seconds East, 60 feet;
THENCE North 72 degrees 45 minutes 10 seconds East, 157.96 feet to the westerly bank of Motts Creek Canal;
THENCE along said westerly bank of Motts Creek Canal, in a general southeasterly direction, the following five courses and distances:

1.	South 29 degrees 23 minutes 04 seconds East, 30.69 feet;

2.	South 15 degrees 48 minutes 42 seconds East, 30.01 feet;

3.	South 25 degrees 15 minutes 45 seconds East, 33.33 feet;

4.	South 35 degrees 35 minutes 12 seconds East, 47.23 feet

5.	South 21 degrees 43 minutes 54 seconds East, 40.69 feet;
THENCE along the northerly banks of Mott Creek, a.k.a. Cedarhurst Lake, in a general westerly direction, the following four courses and distances:

1.	South 70 degrees 01 minutes 21 seconds West, 63.07 feet;

2.	South 78 degrees 34 minutes 09 seconds West, 130.76 feet;

3.	South 88 degrees 15 minutes 28 seconds West, 38.67 feet;

4.	South 72 degrees 45 minutes 10 seconds West 29.51 feet;
THENCE along the easterly side of Rockaway Turnpike in a general northerly direction, the following five courses and distances:

1.	North 17 degrees, 14 minutes 50 seconds West, 37.83 feet;

2.	North 21 degrees 24 minutes 37 seconds West 29.98 feet;

3.	South 68 degrees 35 minutes 21 seconds West, 12.99 feet;

4.	North 19 degrees 30 minutes 00 seconds West, 31.98 feet;

5.	North 17 degrees 14 minutes 00 seconds West, 119.06 feet to the point or place of BEGINNING, subject to erosion and accretion along the southerly and easterly boundaries.

EXHIBIT A-4
LEGAL DESCRIPTION OF LINDEN PARCEL

ALL that certain tract or parcel of land and premises, situate, lying and being in the City of Linden, in the County of Union, and State of New Jersey, more particularly described as follows:

BEGINNING at a point in the northeasterly sideline of Park Avenue (60.00 feet wide), said point being North 49 degrees 37 minutes 30 seconds West, 295.00 feet as measured along said line from the intersection of the same with the northwesterly right of way of Edgar Road, (U.S. Route 1 & 9), (100.00 feet wide) and running thence:

(1)    Along the aforesaid lien of Park Avenue, North 49 degrees 37 minutes 30 seconds West, 330.03 feet; thence
(2)    Along the southeasterly line of lands now or formerly of Bell-Atlantic-New Jersey, Inc., North 40 degrees 22 minutes 30 seconds East, 380.44 feet; thence
(3)    Along the southeasterly line of lands now or formerly of Jon Jay Corp., North 43 degrees 25 minutes 00 seconds East, 194.86 feet; thence
(4)    Along the southwesterly line of lands now or formerly of Jeanette Blitz and Mark S. Blitz, South 46 degrees 35 minutes 00 seconds East, 244.93 feet; thence
(5)    Along the northwesterly line of lands now or formerly of Howard H. Gelb and Eunice Gelb, South 32 degrees 45 minutes 45 seconds West, 566.92 feet to the point of BEGINNING.

EXHIBIT A-5
LEGAL DESCRIPTION OF WEBSTER PARCEL
ALL that certain plot, piece or parcel of land situate, lying and being in the Borough and County of Bronx, City and State of New York, being bounded and described as follows:
BEGINNING at the corner formed by the intersection of the northerly side of Ittner Place and the westerly side of Park Avenue;
RUNNING THENCE westerly along the northerly side of Ittner Place, 90 feet;
THENCE northerly and parallel with the westerly side of Park Avenue, 102 feet;
THENCE easterly and parallel with the northerly side of Ittner Place, 90 feet to the westerly side of Park Avenue;
THENCE southerly along the westerly side of Park Avenue, 102 feet to the northerly side of Ittner Place to the point or place of BEGINNING.

EXHIBIT A-6
LEGAL DESCRIPTION OF RIDGEWOOD PARCEL
The condominium unit (the “Unit”) in the building (the “Building”) known as The 48-05 Metropolitan Avenue Condominium located at 48-05 Metropolitan Avenue, in the Borough and County of Queens, City and State of New York, said unit being designated and described as Unit No. 2 in that certain declaration dated November 1, 1979, made pursuant to Article 9-B of the Real Property Law of the State of New York (hereinafter referred to as the "Condominium Act") establishing a plan for condominium ownership of the Building and the land (hereinafter referred to as the "Land") upon which the Building is situate (which Land is more particularly described below), which declaration was recorded in the Office of the New York City Register, County of Queens, on December 26, 2001, in Reel 6143, page 2230 (the "Declaration"). This Unit is also designated as Tax Lot 1002 in Block 2611 of the Borough of Queens on the Tax Map of the Real Property Assessment Department of the City of New York and on the Floor Plans of the Building, certified by George Schwarz, Architect, on December 26, 2001 and filed in the in the Queens County Office of the Register of the City of New York on December 26, 2001, as Condominium Plan No. 408;

TOGETHER WITH an undivided 50.00% interest in the Common Elements (as such term is defined in the Declaration); and

TOGETHER WITH AND SUBJECT TO all easements favor of the Unit and in favor of the other units in the Building and the Common Elements.

The Premises within which the Unit is located are more particularly described as follows:

All that certain piece or parcel of land, lying and being in the Borough of Queens, City and State of New York more particularly described as follows:

PARCEL A

COMMENCING at the intersection of the westerly boundary of Flushing Avenue and the northerly boundary of Metropolitan Avenue as laid down on the Final City Map.

THENCE westerly along said northerly boundary North 76 degrees 40 minutes 42 seconds West a distance of 490.42 feet to the point BEGINNING.

THENCE RUNNING northerly and along the center line of the right-of-way North 36 degrees 16 minutes 47 seconds East a distance of 375.05 feet to a point;

THENCE still northerly and along said center-line the following three courses:

1.    North 3 degrees 30 minutes 45 seconds West 39.00 feet;
2.    North 16 degrees 18 minutes 52 seconds West 39.00 feet;

3.
North 45 degrees 15 minutes 27 seconds West 179.28 feet (176.28 per survey) to the division line between the land belonging to the Long Island Railroad Company- Bushwick Branch and the premises herein described.

THENCE along the said division line on a curve to the left having a radius of 1881.08 feet and an arc length of 349.08 feet to a point;

THENCE still along said division line South 51 degrees 09 minutes 50 seconds West a distance of 144.86 feet to a point;

THENCE easterly along a one story brick building, the following three courses and distance;

1.     South 38 degrees 54 minutes 10 seconds East 24.50 feet;
2.     North 51 degrees 05 minutes 50 seconds East 120.50 feet;

3.	South 76 degrees 40 minutes 42 seconds East 25.08 feet to the centerline of a foot common wall.

THENCE along said center-line of common wall, the following five courses and distances:

1.    South 13 degrees 19 minutes 18 seconds West 15.50 feet;
2.     South 76 degrees 40 minutes 42 seconds East 9.55 feet;
3.     South 13 degrees 13 minutes 01 seconds West 189.20 feet;
4.     North 76 degrees 40 minutes 42 seconds West 9.30 feet;

5.	South 13 degrees 19 minutes 18 seconds West 15.44 feet to the northerly boundary of Metropolitan Avenue.

THENCE along said boundary line easterly South 76 degrees 40 minutes 42 seconds East a distance of 243.32 feet to the point or place of BEGINNING.

SUBJECT TO the burdens of right of way for ingress and egress for others over the following:

PARCEL B

COMMENCING at the intersection of the westerly boundary of Flushing Avenue and the northerly boundary of Metropolitan Avenue as laid down on the Final City Map.

THENCE westerly along said northerly boundary North 76 degrees 40 minutes 42 seconds West a distance of 490.42 feet to the point of BEGINNING.

THENCE still along said boundary line, North 76 degrees 40 minutes 42 seconds West a distance of 15.25 feet to the westerly line of right-of-way.

THENCE along said westerly line of right-of-way, North 36 degrees 16 minutes 47 seconds East a distance of 340.34 feet to a point;

THENCE northerly the following four courses and distances

1.     on a curve to the left, having a radius of 30.00 feet and an arc length of 46.18 feet;
2.     on a curve to the right having a radius of 39.00 feet and an arc length of 73.10 feet;
3.     South 16 degrees 18 minutes 52 seconds East 39.00 feet;
4.     South 3 degrees 30 minutes 45 seconds East 39.00 feet to a point;

THENCE along the centerline of right-of-way South 36 degrees16 minutes 47 seconds West a distance of 375.05 feet to a point or place of BEGINNING.

SUBJECT TO the burdens of a right of way for ingress and egress for others over the following:

PARCEL C

COMMENCING at the intersection of the northerly boundary of Metropolitan Avenue and the easterly boundary of Long Island Railroad Bushwick Branch:

RUNNING THENCE along said Long Island Railroad line the following courses and distances;

1.     North 51 degrees 09 minutes 50 seconds East 323.60 feet;

2.	on a curve to the right, having a radius of 1881.08 feet and an arc length of 349.08 feet to a point;

THENCE in a southeasterly direction south 48 degrees 00 minutes 22 seconds (45 degrees 15 minutes 27 seconds per survey) East a distance of 69.74 feet to the point or place of BEGINNING.

THENCE still along the prolongation of the last mentioned course, the following courses and distances

1.	South 48 degrees 00 minutes 22 seconds (45 degrees 15 minutes 27 seconds per survey) east 109.54 feet (106.54 per survey) to a curve of an existing right-of-way;

2.	thence on a curve to the left, having a radius of 39.00 feet and an arc length of 20.98 feet to a point

3.	thence parallel 30.00 feet (20 feet per survey) there from of the first mentioned course North 48 degrees 00 minutes 22 seconds (45 degrees 15 minutes 27 seconds per survey) West 101.73 feet;

4.	North 41 degrees 59 minutes 38 seconds East 20.00 feet to a point or place of BEGINNING.

SUBJECT TO the burdens of a right of way for ingress or egress for others over the following:

PARCEL D

COMMENCING at the intersection of the northerly boundary of Metropolitan Avenue and the easterly boundary of Long Island Railroad Bushwick Branch;

RUNNING THENCE along said Long Island Railroad line north 51 degrees 09 minutes 50 seconds East a distance of 178.74 feet to the point or place of BEGINNING.

THENCE still northeasterly along the railroad line, North 51 degrees 09 minutes 50 seconds East a distance of 118.66 feet to a point;

THENCE in a southeasterly direction South 43 degrees 12 minutes 50 seconds East a distance of 24.43 feet to the corner of a one story brick building.

THENCE along said one story brick building the following two courses and distances;

1.     South 51 degrees 05 minutes 50 seconds West 120.50 feet;

2.	North 38 degrees 54 minutes 10 seconds West 24.50 feet to the point or place of BEGINNING:

TOGETHER WITH a right to ingress and egress over the following;

PARCEL E

COMMENCING at the intersection of the westerly boundary of Flushing Avenue and the northerly boundary of Metropolitan Avenue as laid down on the Final City Map;

THENCE westerly along said northerly boundary North 76 degrees 40 minutes 42 seconds West a distance of 490.42 feet, to a point of BEGINNING.

THENCE along center line of existing right-of-way, North 36 degrees 16 minutes 47 seconds East 375.05 feet to a point:

THENCE North 3 degrees 30 minutes 45 seconds West 39.00 feet:

THENCE North 16 degrees 18 minutes 52 seconds West 39.00 feet;

THENCE on a curve to the right having a radius of 39.00 feet and an arc length of 97.07 feet to a point;

THENCE along the easterly line of said right-of-way South 36 degrees 16 minutes 47 seconds West 399.06 feet to a point on the northerly boundary of the here and before mentioned boundary of Metropolitan Avenue.

THENCE along said boundary North 76 degrees 40 minutes 42 seconds West 15.25 feet to the point or place of BEGINNING.

EXHIBIT B
BUDGET
SOURCES AND USES OF FUNDS

Sources		Uses
GECC Existing Loan	$41,500,000	GECC Existing Loan	$41,500,000
GECC Increased Funding	$500,000	GECC Exit Fee	$415,000
GECC Expense Deposit Received	$45,000	GECC Commitment Fee	$84,000
Borrower Funds	$383,300.65	GECC Out-of-Pocket & Expenses	$28,961.02
		Real Estate Tax Escrow	$64,532.42
		New York Land Title Charges	$282,642.31
		Interest Rate Cap	$12,390
		Bingham McCutchen Legal Fees	$40,774.9
Total Sources	$42,428,300.65	Total Uses	$42,428,300.65

EXHIBIT C-1
AMENDED AND RESTATED PROMISSORY NOTE
$35,168,536.00    August 25, 2011
New York, New York
FOR VALUE RECEIVED, Acadia Storage Post Portfolio Company LLC, a Delaware limited liability company (“Borrower”), promises and agrees to pay to the order of General Electric Capital Corporation, a Delaware corporation (“Lender”), in lawful money of the United States of America, the principal sum of $35,168,536.00 or so much thereof as may be outstanding under the Amended and Restated Loan Agreement of even date herewith between Borrower and Lender (the “Loan Agreement”), with interest on the unpaid principal sum owing thereunder at the rate or rates or in the amounts computed in accordance with the Loan Agreement, together with all other amounts due Lender under the Loan Agreement, all payable in the manner and at the time or times provided in the Loan Agreement. Capitalized terms used herein, but not defined, shall have the meanings assigned to them in the Loan Agreement.
If not sooner due and payable in accordance with the Loan Agreement, Borrower shall pay to Lender all amounts due and unpaid under the Loan Agreement on August 31, 2013, or on any earlier Maturity Date as set forth in the Loan Agreement. Unless otherwise specified in writing by Lender, all payments hereunder shall be paid to Lender at GEMSA Loan Services LP, File #55307, Los Angeles, CA 90074-5307. Lender reserves the right to require any payment on this Note, whether such payment is a regular installment, prepayment or final payment, to be by wired federal funds or other immediately available funds. All payments to Lender shall be drawn on an account owned by Borrower or another Person approved in writing in advance by Lender and maintained at a banking institution organized under the laws of the United States or one of its constituent States, or at a federally-regulated securities broker-dealer.
Borrower, co-makers, sureties, endorsers and guarantors, and each of them, expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity hereof, notice of the acceleration of the maturity hereof, bringing of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of securities at any time existing in connection herewith; such parties are and shall be jointly, severally, directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.
This Note is one of the Notes referred to in the Loan Agreement. This Note and the other Notes evidence all advances made, interest due and all amounts otherwise owed to Lender under the Loan Agreement. This Note is executed in conjunction with the Loan Agreement and is secured by the liens and security interests created under the Loan Documents (including those arising under the Mortgages encumbering the Fordham Parcel, the Webster Parcel, the Lawrence Parcel, the Jersey City and the Linden Parcel, but excluding those arising under the Mortgage encumbering the Ridgewood Parcel). Reference is made to the Loan Agreement for provisions relating to repayment of the indebtedness evidenced by this Note, including mandatory repayment, acceleration following default, late charges, default rate of interest, limitations on interest, restrictions on prepayment, and participation interest (if any).
Borrower's liability hereunder is subject to the limitation on liability provisions of Article 13 of the Loan Agreement. This Note has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of New York without regard to conflicts of laws principles other than Section 5-1401 of the General Obligations Law of the State of New York, and of the United States of America.
This Note is made by Borrower in partial replacement and in amendment and restatement, but not in novation or discharge, of its March 17, 2008 Promissory Note in the original principal amount of $41,500,000.00 payable to the order of Lender.

Acadia Storage Post Portfolio Company LLC By: ___________________________________ Name: _____________________________ Title: _____________________________

EXHIBIT C-2
PROMISSORY NOTE
$6,831,464.00    August 25, 2011
New York, New York
FOR VALUE RECEIVED, Acadia Storage Post Portfolio Company LLC, a Delaware limited liability company (“Borrower”), promises and agrees to pay to the order of General Electric Capital Corporation, a Delaware corporation (“Lender”), in lawful money of the United States of America, the principal sum of $6,831,464.00 or so much thereof as may be outstanding under the Amended and Restated Loan Agreement of even date herewith between Borrower and Lender (the “Loan Agreement”), with interest on the unpaid principal sum owing thereunder at the rate or rates or in the amounts computed in accordance with the Loan Agreement, together with all other amounts due Lender under the Loan Agreement, all payable in the manner and at the time or times provided in the Loan Agreement. Capitalized terms used herein, but not defined, shall have the meanings assigned to them in the Loan Agreement.
If not sooner due and payable in accordance with the Loan Agreement, Borrower shall pay to Lender all amounts due and unpaid under the Loan Agreement on August 31, 2013, or on any earlier Maturity Date as set forth in the Loan Agreement. Unless otherwise specified in writing by Lender, all payments hereunder shall be paid to Lender at GEMSA Loan Services LP, File #55307, Los Angeles, CA 90074-5307. Lender reserves the right to require any payment on this Note, whether such payment is a regular installment, prepayment or final payment, to be by wired federal funds or other immediately available funds. All payments to Lender shall be drawn on an account owned by Borrower or another Person approved in writing in advance by Lender and maintained at a banking institution organized under the laws of the United States or one of its constituent States, or at a federally-regulated securities broker-dealer.
Borrower, co-makers, sureties, endorsers and guarantors, and each of them, expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity hereof, notice of the acceleration of the maturity hereof, bringing of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of securities at any time existing in connection herewith; such parties are and shall be jointly, severally, directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.
This Note is one of the Notes referred to in the Loan Agreement. This Note and the other Notes evidence all advances made, interest due and all amounts otherwise owed to Lender under the Loan Agreement. This Note is executed in conjunction with the Loan Agreement and is secured by the liens and security interests created under the Loan Documents (including those arising under the Mortgage encumbering the Ridgewood Parcel, but excluding those arising under the Mortgages encumbering the Fordham Parcel, the Webster Parcel, the Lawrence Parcel, the Jersey City and the Linden Parcel). Reference is made to the Loan Agreement for provisions relating to repayment of the indebtedness evidenced by this Note, including mandatory repayment, acceleration following default, late charges, default rate of interest, limitations on interest, restrictions on prepayment, and participation interest (if any).
Borrower's liability hereunder is subject to the limitation on liability provisions of Article 13 of the Loan Agreement. This Note has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of New York without regard to conflicts of laws principles other than Section 5-1401 of the General Obligations Law of the State of New York, and of the United States of America.
This Note is made by Borrower in partial replacement and in increase, but not in novation or discharge, of its March 17, 2008 Promissory Note in the original principal amount of $41,500,000.00 payable to the order of Lender.

Acadia Storage Post Portfolio Company LLC By: ___________________________________ Name: _____________________________ Title: _____________________________

SCHEDULE 2.1
ADVANCE CONDITIONS
The initial advance of the Loans shall be subject to the terms of any commitment letter (if any) issued with respect to the Loans, and Lender’s receipt, review, approval and/or confirmation of the following, at Borrower’s cost and expense, each in form and content satisfactory to Lender in its sole discretion:
1.    The Cash on Cash Return equals at least 8.9%, the Debt Service Coverage equals at least 1.36 to 1.00 and the Loan-to-Value Ratio does not exceed 74.5%.
2.    The Commitment Fee of $84,000 in cash.
4.    The Loan Documents, executed by Borrower and, as applicable, each Borrower Party and each other party thereto.
5.    (i) An ALTA (or equivalent) mortgagee policy of title insurance in an amount equal to the aggregate Allocated Loan Basis of the Fordham Parcel and the Webster Parcel, with reinsurance and endorsements as Lender may require, insuring that the Mortgage encumbering the Fordham Parcel and the Webster Parcel is a first‑priority Lien on such Parcels and related collateral, (ii) an ALTA (or equivalent) mortgagee policy of title insurance in an amount equal to the Allocated Loan Basis of the Ridgewood Parcel, with reinsurance and endorsements as Lender may require, insuring that the Mortgage encumbering the Ridgewood Parcel is a first‑priority Lien on such Parcel and related collateral, and (iii) date down endorsements to the existing policies of title insurance insuring the Mortgages encumbering the Lawrence Parcel, the Jersey City and the Linden Parcel, in each case containing no exceptions to title (printed or otherwise) which are unacceptable to Lender.
6.    All documents evidencing the formation, organization, valid existence, good standing, and due authorization of and for Borrower and each Borrower Party and the authorization for the execution, delivery, and performance of the Loan Documents by Borrower and each Borrower Party.
7.    Legal opinions issued by counsel for Borrower and each Borrower Party, opining as to the due organization, valid existence and good standing of Borrower and each Borrower Party, and the due authorization, execution, delivery, enforceability and validity of the Loan Documents with respect to, Borrower and each Borrower Party; that the Loans, as reflected in the Loan Documents, are not usurious; to the extent that Lender is not otherwise satisfied, that the Project and its use is in full compliance with all legal requirements; and as to such other matters as Lender and Lender’s counsel reasonably may specify.
8.    Current UCC searches and litigation, bankruptcy and judgment reports as requested by Lender, with respect to Borrower and Borrower’s partners and members.
9.    Evidence of insurance as required by this Agreement, and conforming in all respects to the requirements of Lender.
10.    A current ALTA/ACSM land title survey of the Ridgewood Parcel, dated or updated to a date not earlier than thirty (30) days prior to the date hereof, certified to Lender and the issuer of the mortgagee policy of title insurance covering the Ridgewood Parcel, prepared by a licensed surveyor acceptable to Lender and such title insurer, and conforming to Lender’s current standard survey requirements.
11.    A current engineering report or architect’s certificate with respect to the Project,

covering, among other matters, inspection of heating and cooling systems, roof and structural details and showing no failure of compliance with building plans and specifications, applicable legal requirements (including requirements of the Americans with Disabilities Act) and fire, safety and health standards. As requested by Lender, such report shall also include an assessment of the Project’s tolerance for earthquake and seismic activity.
12.    A current Site Assessment.
13.    A current rent roll of the Project, which Borrower or the current owner of the Project shall represent and warrant is true and correct. Such rent roll shall include the following information: (a) tenant names; (b) unit/suite numbers; (c) area of each demised premises and total area of the Project (stated in net rentable square feet); (d) rental rate (including escalations) (stated in gross amount and in amount per net rentable square foot per year);(e) lease term (commencement, expiration and renewal options); (f) expense pass‑throughs; (g) cancellation/termination provisions; (h) security deposit; and (i) material operating covenants and co‑tenancy clauses. In addition, Borrower shall provide Lender with a copy of the standard lease form to be used by Borrower in leasing space in the Project, and, at Lender’s request, true and correct copies of all leases of the Project.
14.    A copy of the management agreement for the Project, certified by Borrower as being true, correct and complete.
15.    Borrower’s deposit with Lender of the amount required by Lender to impound for taxes and assessments under Article 3 and to fund any other required escrows or reserves.
16.    Evidence that the Project and the operation thereof comply with all legal requirements, including that all requisite certificates of occupancy, building permits, and other licenses, certificates, approvals or consents required of any governmental authority have been issued without variance or condition and that there is no litigation, action, citation, injunctive proceedings, or like matter pending or threatened with respect to the validity of such matters. At Lender’s request, Borrower shall furnish Lender with a zoning endorsement to Lender’s title insurance policy, zoning letters from applicable municipal agencies, and utility letters from applicable service providers.
17.    No change shall have occurred in the financial condition of Borrower or any Borrower Party or in the Underwritten NOI of the Project, or in the financial condition of any major or anchor tenant, which would have, in Lender’s sole judgment, a material adverse effect on the Project or on Borrower’s or any Borrower Party’s ability to repay the Loans or otherwise perform its obligations under the Loan Documents.
18.    No condemnation or adverse zoning or usage change proceeding shall have occurred or shall have been threatened against the Project; the Project shall not have suffered any significant damage by fire or other casualty which has not been repaired; no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any governmental authority, which would have, in Lender’s judgment, a material adverse effect on Borrower, any Borrower Party or the Project.
19.    All fees and commissions payable to real estate brokers, mortgage brokers, or any other brokers or agents in connection with the Loans or the acquisition of the Project have been paid, such evidence to be accompanied by any waivers or indemnifications deemed necessary by Lender.
20.    The Budget showing all sources of funds and total costs relating to closing of the proposed transaction, all uses of the initial advance, and amounts allocated for future advances (if any).
21.    Payment of Lender’s costs and expenses in underwriting, documenting, and closing the transaction, including fees and expenses of Lender’s inspecting engineers, consultants, and outside counsel.
22.    Estoppel certificates and subordination, non‑disturbance and attornment agreements from tenants and other occupants, as requested by Lender.
23.    Such credit checks, background investigations and other information required by Lender regarding Borrower, each Borrower Party and any other Person holding a direct or indirect interest in Borrower, including such additional information as Lender may request regarding compliance by Borrower, and by direct and indirect interest holders in Borrower, with the provisions of Article 9.
24.    Such other documents or items as Lender or its counsel may require.
25.    The representations and warranties contained in this Loan Agreement and in all other Loan Documents are true and correct.
26.    No Potential Default or Event of Default shall have occurred or exist.

SCHEDULE 2.4(1)
CAPITAL IMPROVEMENTS RESERVE
Capital Improvements Reserve. On January 15, 2012, and by the fifteenth (15th) day of each January thereafter, Borrower shall deposit into a reserve with Lender (the “Capital Improvements Reserve”) an amount equal to the positive difference between (1) the greater of (a) the product obtained by multiplying the greater of $0.15 by the existing number of rentable square feet in the Project and (b) the annual capital reserve amount determined by Lender from time to time, and (2) the sum of all expenditures by Borrower for capital improvements and replacements to the Project during the preceding calendar year which were approved in advance by Lender and not paid with disbursements from the Capital Improvements Reserve (provided that for the calendar year in which the Closing Date occurs, such amount shall be pro-rated to reflect the portion of the calendar year during which the Loans are outstanding). The Capital Improvements Reserve will be held by Lender without interest and may be commingled with Lender’s own funds. The Capital Improvement Reserve shall be advanced by Lender to Borrower for capital improvements and capital repairs to the Project, as approved by Lender; however, funds in the Capital Improvements Reserve shall not be available for financing any of the improvements for which capital improvements advances are contemplated by the Budget. Borrower grants to Lender a security interest in the Capital Improvements Reserve. While an Event of Default or a Potential Default exists, Lender shall not be obligated to advance to Borrower any portion of the Capital Improvements Reserve, and while an Event of Default exists, Lender shall be entitled, without notice to Borrower, to apply any funds in the Capital Improvements Reserve to satisfy Borrower’s obligations under the Loan Documents. Borrower and Lender shall meet annually on a date selected by Lender to establish monthly, quarterly, and annual budgets for capital expenditures for the Project for the succeeding calendar year (the “Capital Expenditures Budget”). The Capital Expenditures Budget shall be based on the previous year’s experience and an assessment of anticipated future needs, and shall be subject to Lender’s approval.
Each advance of the Capital Improvements Reserve shall be subject to Lender’s receipt, review, approval and/or confirmation of the following, each in form and content satisfactory to Lender in its sole discretion:
1.    There shall exist no Potential Default or Event of Default (currently and after giving effect to the requested advance).
2.    The representations and warranties contained in this Loan Agreement and in all other Loan Documents are true and correct as of the date of the requested advance.
3.    No change shall have occurred in the financial condition of Borrower or any Borrower Party, or in the Underwritten NOI of the Project, or in the financial condition of any major or anchor tenant, which would have, in Lender’s sole judgment, a material adverse effect on the Loans, the Project, or Borrower’s or any Borrower Party’s ability to perform its obligations under the Loan Documents.
4.    No condemnation or adverse, as determined by Lender, zoning or usage change proceeding shall have occurred or shall have been threatened against the Project; the Project shall not have suffered any damage by fire or other casualty which has not been repaired or is not being restored in accordance with this Agreement; no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any governmental authority, which would have, in Lender’s judgment, a material adverse effect on the Project or Borrower’s or any Borrower Party’s ability to perform its obligations under the Loan Documents.

5.    Lender shall have no obligation to make any advance for less than $25,000.00, or to make advances more often than once in any one‑month period.
6.    At the option of Lender (i) each advance request shall be submitted to Lender at least ten (10) Business Days prior to the date of the requested advance, and (ii) all advances shall be made at the address of Lender set forth in Section 12.1 or at such other place as Lender may designate unless Lender exercises its option to make an advance directly to the Person to whom payment is due.
7.    Each request for such an advance shall specify the amount requested, shall be on forms satisfactory to Lender, and shall be accompanied by appropriate invoices, bills paid affidavits, lien waivers, title updates, endorsements to the title insurance, and other documents as may be required by Lender. Such advances may be made, at Lender’s election, either: (a) in reimbursement for expenses paid by Borrower, or (b) for payment of expenses incurred and invoiced but not yet paid by Borrower. Lender, at its option and without further direction from Borrower, may disburse any advance to the Person to whom payment is due or through an escrow satisfactory to Lender. Borrower hereby irrevocably directs and authorizes Lender to so advance the Capital Improvements Reserve. Lender may, at Borrower’s expense, conduct an audit, inspection, or review of the Project to confirm the amount of the requested Capital Improvements Reserve advance.
8.    Borrower shall have submitted and Lender shall have approved (a) the improvements to be constructed, (b) the plans and specifications for such improvements, which plans and specifications may not be changed without Lender’s prior written consent, and (c) if requested by Lender, each contract or subcontract for an amount in excess of $25,000.00 for the performance of labor or the furnishing of materials for such improvements.
9.    Borrower shall have submitted and Lender shall have approved the time schedule for completing the capital improvements. After Lender’s approval of a detailed budget, such budget may not be changed without Lender’s prior written consent. If the estimated cost of such improvements exceeds the unadvanced portion of the Capital Improvements Reserve allocated for such improvements in the approved budget, then Borrower shall provide such security as Lender may require to assure the lien‑free completion of improvements before the scheduled completion date.
10.    All improvements constructed by Borrower prior to the date a Capital Improvements Reserve advance is requested shall be completed to the satisfaction of Lender and Lender’s engineer and in accordance with the plans and budget for such improvements, as approved by Lender, and all legal requirements.
11.    Borrower shall not use any portion of any Capital Improvements Reserve advance for payment of any other cost except as specifically set forth in a request for advance approved by Lender in writing.
12.    Borrower shall have submitted to Lender evidence (including canceled checks, invoices and receipts) satisfactory to Lender that the proceeds of all prior advances have been used for the purposes for which such advances were requested.
Each request for and acceptance of an advance of the Loans shall be deemed to constitute, as of the date of such request or acceptance, a representation and warranty by Borrower that the statements contained in paragraphs 1 and 2 above are true and correct.

SCHEDULE 4.1
ORGANIZATIONAL MATTERS

A.	Borrower’s Organizational Structure.

SCHEDULE 4.1

ORGANIZATIONAL MATTERS

A. Borrower's Organizational Structure.

Acadia Storage Post Portfolio Company LLC
a Delaware limited liability company
6 Properties (Linden, NJ; Park Avenue, Bronx, NY; Jersey City, NJ; Fordham Road, Bronx, NY; Lawrence, NY; 4805 Metropolitan Avenue, Unit 2, Maspeth, Queens)
Sole Member
Acadia Storage Post LLC
a Delaware limited liability company
Managing Member
[92%]
Member
[8%]
Acadia Self Storage LLC
a Delaware limited liability company
Slayton Storage Portfolio, LLC
Sole Member
Acadia Strategic Opportunity Fund III LLC
a Delaware limited liability company
(80.1%)
Acadia Investors III, Inc.
a Maryland corporation
Yale University (14.91%)
Gloster III, LLC (an affiliate of Yale University) (12.42%)
The Board of Trustees of The Leland Stanford Junior University (14.93%)
Vanderbilt University (2.48%)
Carnegie Corporation of New York (8.70%)
The William and Flora Hewlett Foundation (9.94%)
University of Pennsylvania (4.97%)
University of Michigan (4.97%)
Gordon E. and Betty I. Moore Foundation (9.94%)
Morris Ventures (.99%)
Makena Capital Holdings Prime, L.P. (12.42%)
Clarendon Investment Partners II, LP (2.70%)
The Owen Family Trust (.01%)
Allied District Properties, LP (.62%)
Managing Member
(19.90%)
Acadia Realty Acquisition III LLC
a Delaware limited liability company
Sole Member
Acadia Realty Limited Partnership
a Delaware limited partnership
99%
1%
Acadia Realty Trust
a Maryland real estate investment trust
Individual Investors

Schedule 4.1 -- Page 1

A/74328936.4

B.	Organizational Information: (Borrower and each Borrower Party).

Legal Name *	State of Incorporation or Organization	Type of Entity	State Organizational ID No.	Federal Tax ID No.
1. Acadia Storage Post Portfolio Company LLC	Delaware	LLC	4477511	26-1637779
1. Acadia Storage Post LLC *	Delaware	LLC	4477520	26-1635701
2. Acadia Self Storage LLC *	Delaware	LLC	4477515	26-1635662
3. Acadia Strategic Opportunity Fund III LLC *	Delaware	LLC	4327939	20-8949312
4. Acadia Realty Acquisition III LLC*	Delaware	LLC	4327926	20-8949427
5. Acadia Realty Limited Partnership *	Delaware	Limited Partnership	2336203	23-2715194
6. Acadia Realty Trust*	Maryland	Real Estate Investment Trust		23-2715194

C.	Location Information.

1. Borrower:
a. Chief Executive Office:	1311 Mamaroneck Ave., Suite 260 White Plains, NY 10605 Telephone No.: 914-288-8113

b. Location of any prior Chief Executive Office (during last 5 years):

c. Other Office Location:

d. Location of Collateral:	At the Project and

2. Borrower Parties (Chief Executive Office):
a. Kenneth F. Bernstein :
b. Robert Masters :

$        4

Acadia Permitted Transfer	1

Affiliate	1

Agreement	1, 2

Allocated Loan Basis	2

Anti‑Money Laundering Laws	2

Appraisal	2

Assignment of Rents and Leases	2

Bank Secrecy Act	2

Bankruptcy Party	2, 38

Borrower	1

Borrower Party	2

Budget	2

Business Day	3

Cap Agreement	3

Capital Improvements Reserve	3

Cash on Cash Return	3

Closing Date	3

Collateral	3

Commitment Fee	3

Contract Rate	3

Control	3

Counterparty	3

Debt	3

Debt Service	4

Debt Service Coverage Ratio	4

Default Rate	4

Dollars	4

Environmental Laws	4

ERISA	4, 21

Event of Default	4

Financial Institution	4

Fordham Parcel	4

GECC	5

Hazardous Materials	5

Improvements	5

Indebtedness	5

Interest Holder	5, 31

Interest Period	5

Interest Rate Protection Pledge	5

Jersey City Parcel	5

Joinder Party	5

Lawrence Parcel	5

Lender	1

Libor Rate	6

Licenses	6, 23

Lien	6

Linden Parcel	6

Loan	6

Loan Documents	6

Loan Year	7

Loan-to-Value Ratio	7

Lockout Period	7, 13

Maturity Date	7

Mortgages	7

Net Cash Flow	7

Notes	8

OFAC	8

Operating Expenses	8

Operating Revenues	8

Parcel	8

Patriot Act	8

Permitted Encumbrances	9

Person	9

Potential Default	9

Prepayment Premium Period	9, 13

Project	9

Repayment Fee	9

Restoration Threshold	9

Ridgewood Parcel	9

Secondary Market Transaction	9, 43

Single Purpose Entity	9

Site Assessment	10

Specially Designated National and Blocked Persons	10

Standard Adjustments	10

State	10

Subordination of Management Agreement	10

Transfer	11, 30

U.S. Person	11

UCC	11

Underwritten NOI	11

Underwritten Operating Expenses	11

Underwritten Operating Revenues	11

Webster Parcel	11

MORTGAGE MODIFICATION AGREEMENT
401 South Park Avenue, Linden, NJ
THIS MORTGAGE MODIFICATION AGREEMENT (this “Agreement”) is executed as of August 25, 2011, by ACADIA STORAGE POST PORTFOLIO COMPANY LLC, a Delaware limited liability company (“Mortgagor”), whose address for notice hereunder is c/o Acadia Realty Trust, 1311 Mamaroneck Ave., Suite 260, White Plains, NY 10605, for the benefit of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Mortgagee”), whose address for notice is 280 Park Ave., 8th Floor, New York, NY 10017.
W I T N E S S E T H:
WHEREAS, Mortgagor and Mortgagee are parties to that certain Loan Agreement, dated as of March 17, 2008 (the “Original Loan Agreement”), pursuant to which Mortgagee made a loan to Mortgagor in the original principal amount of $41,500,000.00 (the “Original Loan”);
WHEREAS, the Original Loan is evidenced by that certain Promissory Note, dated as of March 17, 2008, in the stated principal amount of $41,500,000, executed by Mortgagor, and payable to the order of Mortgagee (the “Existing Note”);
WHEREAS, Mortgagor is the owner of those certain premises more particularly described in Schedule A annexed hereto and made a part hereof (the “Premises”);
WHEREAS, in order to secure the full and timely payment of, among other things, the sum of all principal, interest and other amounts due under, and the full and timely performance of all obligations made or undertaken by Mortgagor or any other person or entity to Mortgagee or others as set forth in, the Original Loan Agreement, Mortgagor executed and delivered to Mortgagee (i) that certain Mortgage, Security Agreement and Fixture Filing dated as of March 17, 2008 and recorded in the Union County Clerk’s Office on March 20, 2008 in Book 12441, Page 263 (the “Existing Mortgage”), and (ii) that certain Assignment of Rents and Leases dated as of March 17, 2008 and recorded in the Union County Clerk’s Office on March 20, 2008 in Book 12441, Page 282 (the “Existing Collateral Assignment”);

WHEREAS, there is now due under and owing on the Original Loan Agreement and the Existing Note the principal amount of $41,500,000.00;
WHEREAS, Mortgagor and Mortgagee desire and have agreed (i) to increase the principal amount of the Original Loan to $42,000,000.00 (the “Increased Loan”), and (ii) to modify and restate in their entirety the terms and conditions of the Original Loan Agreement and the Existing Note.
NOW, THEREFORE, in consideration of the mutual premises herein contained and other good and valuable consideration, the receipt and legal sufficiency whereof are hereby acknowledged, Mortgagor and Mortgagee hereby agree as follows:
1.All capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Existing Mortgage.
2.    From and after the date hereof, the following terms used in the Existing Mortgage and the Existing Collateral Assignment shall have the following meanings:
All references to the “Indebtedness” shall be deemed to mean and refer to the sum of all

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(1) principal, interest and other amounts due under or secured by the Loan Documents, (2) principal, interest and other amounts which may hereafter be loaned by Mortgagee, its successors or assigns, to or for the benefit of the owner of the Mortgaged Property, when evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (3) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee under documents which recite that they are intended to be secured by this Mortgage; provided, however, that for purposes of this Mortgage the Indebtedness shall not include (X) the principal, interest and other amounts evidenced by the Promissory Note of even date, executed by Mortgagor, payable to the order of Mortgagee, in the stated principal amount of $6,831,464.00, and evidencing a portion of the Increased Loan (the “Ridgewood Promissory Note”), (Y) the principal, interest and other amounts due under or secured by the Mortgage, Security Agreement and Fixture Filing securing the Ridgewood Promissory Note executed and delivered by Mortgagor to Mortgagee and encumbering the Ridgewood Parcel (as defined in the Amended and Restated Loan Agreement) (the “Ridgewood Mortgage”) , and (Z) any other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee under documents which recite that they are intended to be secured by the Ridgewood Mortgage.
All references to the “Loan Agreement” shall be deemed to mean and refer to the Amended and Restated Loan Agreement.
All references to the “Loan Documents” shall be deemed to mean and refer to the (1) Amended and Restated Loan Agreement of even date between Mortgagor and Mortgagee (the “Amended and Restated Loan Agreement”), (2) Amended and Restated Promissory Note of even date, executed by Mortgagor, payable to the order of Mortgagee, in the stated principal amount of $35,168,536.00 (the “Amended and Restated Note”), which matures on August 24, 2013, (3) the Mortgage, (4) all other documents now or hereafter executed by Mortgagor, or any other person or entity to evidence or secure the payment of the Indebtedness or the performance of the Obligations and (5) all modifications, restatements, extensions, renewals and replacements of the foregoing; provided, however, that for purposes of this Mortgage, the Loan Documents shall not include the Ridgewood Promissory Note, the Ridgewood Mortgage and any other documents now or hereafter executed by Mortgagor, or any other person or entity to evidence or secure the payment of the indebtedness or the performance of the obligations under the Ridgewood Note and the Ridgewood Mortgage.
All references to the “Mortgage” shall be deemed to mean and refer to the Existing Mortgage as modified by this Agreement.
All references to the “Note” shall be deemed to mean and refer to the Amended and Restated Note.
All references to the “Obligations” shall be deemed to mean and refer to all of the agreements, covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Mortgagor or any other person or entity to Mortgagee or others as set forth in the Loan Documents; provided, however, that for purposes of this Mortgage, the Obligations shall not include the agreements, covenants, conditions, warranties, representations and other obligations made or undertaken by Mortgagor or any other person or entity to Mortgagee or others as set forth in the Ridgewood Promissory Note, the Ridgewood Mortgage and any other documents now or hereafter executed by Mortgagor, or any other person or entity to evidence or secure the payment of the indebtedness or the performance of the obligations under the Ridgewood Note and the Ridgewood Mortgage.

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3.    Except as expressly amended hereby, all of the representations, warranties, provisions, covenants, terms and conditions of the Existing Mortgage and the Existing Collateral Assignment shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Mortgagor.
4.    This Agreement may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, change or termination is sought.
5.    This Agreement shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns.
6.    This Agreement may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.
7.    This Agreement shall be governed, construed and interpreted in accordance with the internal laws of the State of New Jersey, without giving effect to the principles of conflicts of laws.
8.    Mortgagor represents and warrants (i) that as of the date hereof there is secured by the Existing Mortgage, as modified hereby, the principal amount of $35,168,536.00, plus interest, (ii) that as of the date hereof it has no counterclaims, defenses or offsets to the indebtedness evidenced by or to the enforcement of the Existing Mortgages as hereby modified, (iii) that Mortgagor has the full power, authority and legal right to execute this Agreement and to keep and observe all of the terms of this Agreement on Mortgagor’s part to be performed and observed without the consent or approval of any other person or entity and (iv) the undersigned representative of Mortgagor has the full power, authority and legal right to execute this Agreement without the consent or approval of any other person or entity.
9.    Mortgagor and Mortgagee each hereby irrevocably waive their respective rights to a jury trial in any action, proceeding or counterclaim arising out of or relating to this Agreement and Mortgagor also waives the right, in such action, proceeding or counterclaim, to interpose any counterclaims (except to the extent that such counterclaims are compulsory and may not be brought in a separate action) of any kind or description.
[Signature Pages Follow.]

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IN WITNESS WHEREOF, Mortgagor and Mortgagee have executed this Mortgage Modification Agreement as of the day and year first set forth above.

MORTGAGOR: Acadia Storage Post Portfolio Company LLC By: __/s/ Robert Masters_________________ Name: Robert Masters Title: Senior Vice President

STATE OF NEW YORK    )
) ss.
COUNTY OF WESTCHESTER    )
On the 24th day of August in the year 2011 before me, the undersigned, personally appeared Robert Masters, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

___/s/ Debra Leibler-Jones__________________
(Signature and Office of individual taking acknowledgement)

Debra Leibler-Jones
Notary Public, State of New York
No. 01LE6005994
Qualified in Dutchess County
Commission Expires April 20, 2014

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MORTGAGEE: GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation By: __/s/ David R. Martindale_____________ Name: David R. Martindale Title: Managing Director

STATE OF TEXAS    )
) ss.
COUNTY OF DALLAS    )
On the 24th day of August in the year 2011 before me, the undersigned, personally appeared ______David R. Martindale_____________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the City of Addison, County of Dallas and State of Texas.

____/s/ Marsha Chandler____________________
(Signature and Office of individual taking acknowledgement)

Marsha Chandler
Notary Public, State of Texas
My Commission Expires March 24, 2013

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EXHIBIT A

ALL that certain tract or parcel of land and premises, situate, lying and being in the City of Linden, in the County of Union, and State of New Jersey, more particularly described as follows:

BEGINNING at a point in the northeasterly sideline of Park Avenue (60.00 feet wide), said point being North 49 degrees 37 minutes 30 seconds West, 295.00 feet as measured along said line from the intersection of the same with the northwesterly right of way of Edgar Road, (U.S. Route 1 & 9), (100.00 feet wide) and running thence:

(1)    Along the aforesaid lien of Park Avenue, North 49 degrees 37 minutes 30 seconds West, 330.03 feet; thence

(2)    Along the southeasterly line of lands now or formerly of Bell-Atlantic-New Jersey, Inc., North 40 degrees 22 minutes 30 seconds East, 380.44 feet; thence

(3)    Along the southeasterly line of lands now or formerly of Jon Jay Corp., North 43 degrees 25 minutes 00 seconds East, 194.86 feet; thence

(4)    Along the southwesterly line of lands now or formerly of Jeanette Blitz and Mark S. Blitz, South 46 degrees 35 minutes 00 seconds East, 244.93 feet; thence

(5)    Along the northwesterly line of lands now or formerly of Howard H. Gelb and Eunice Gelb, South 32 degrees 45 minutes 45 seconds West, 566.92 feet to the point of BEGINNING.

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MORTGAGE MODIFICATION AGREEMENT
640 Rockaway Turnpike, Lawrence, NY
THIS MORTGAGE MODIFICATION AGREEMENT (this “Agreement”) is executed as of August 25, 2011, by ACADIA STORAGE POST PORTFOLIO COMPANY LLC, a Delaware limited liability company ("Mortgagor"), whose address for notice hereunder is c/o Acadia Realty Trust, 1311 Mamaroneck Ave., Suite 260, White Plains, NY 10605, for the benefit of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Mortgagee"), whose address for notice is 280 Park Ave., 8th Floor, New York, NY 10017.
W I T N E S S E T H:
WHEREAS, Mortgagor and Mortgagee are parties to that certain Loan Agreement, dated as of March 17, 2008 (the “Original Loan Agreement”), pursuant to which Mortgagee made a loan to Mortgagor in the original principal amount of $41,500,000.00 (the “Original Loan”);
WHEREAS, the Original Loan is evidenced by that certain Promissory Note, dated as of March 17, 2008, in the stated principal amount of $41,500,000, executed by Mortgagor, and payable to the order of Mortgagee (the “Existing Note”);
WHEREAS, Mortgagor is the owner of those certain premises more particularly described in Schedule A annexed hereto and made a part hereof (the “Premises”);
WHEREAS, in order to secure the full and timely payment of, among other things, the sum of all principal, interest and other amounts due under, and the full and timely performance of all obligations made or undertaken by Mortgagor or any other person or entity to Mortgagee or others as set forth in, the Original Loan Agreement, Mortgagor executed and delivered to Mortgagee (i) that certain Mortgage, Security Agreement and Fixture Filing dated as of March 17, 2008 and recorded in the Nassau County Clerk's Office on March 28, 2008 in Liber 32837, page 205 (the “Existing Mortgage”), and (ii) that certain Assignment of Rents and Leases dated as of March 17, 2008 and recorded in the Nassau County Clerk's Office on March 28, 2008 in Liber 32837, page 233 (the “Existing Collateral Assignment”);

WHEREAS, there is now due under and owing on the Original Loan Agreement and the Existing Note the principal amount of $41,500,000.00;
WHEREAS, the maximum aggregate principal amount of indebtedness that is, or under any contingency may be, secured by the Existing Mortgage and the Existing Collateral Assignment is $13,040,000.00;
WHEREAS, Mortgagor and Mortgagee desire and have agreed (i) to increase the principal amount of the Original Loan to $42,000,000.00 (the “Increased Loan”), and (ii) to modify and restate in their entirety the terms and conditions of the Original Loan Agreement and the Existing Note
NOW, THEREFORE, in consideration of the mutual premises herein contained and other good and valuable consideration, the receipt and legal sufficiency whereof are hereby acknowledged, Mortgagor and Mortgagee hereby agree as follows:
1.All capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Existing Mortgage.
2.    From and after the date hereof, the following terms used in the Existing Mortgage

1

and the Existing Collateral Assignment shall have the following meanings:
All references to the "Indebtedness" shall be deemed to mean and refer to the sum of all (1) principal, interest and other amounts due under or secured by the Loan Documents, (2) principal, interest and other amounts which may hereafter be loaned by Mortgagee, its successors or assigns, to or for the benefit of the owner of the Mortgaged Property, when evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (3) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee under documents which recite that they are intended to be secured by this Mortgage; provided, however, that for purposes of this Mortgage the Indebtedness shall not include (X) the principal, interest and other amounts evidenced by the Promissory Note of even date, executed by Mortgagor, payable to the order of Mortgagee, in the stated principal amount of $6,831,464.00, and evidencing a portion of the Increased Loan (the “Ridgewood Promissory Note”), (Y) the principal, interest and other amounts due under or secured by the Mortgage, Security Agreement and Fixture Filing securing the Ridgewood Promissory Note executed and delivered by Mortgagor to Mortgagee and encumbering the Ridgewood Parcel (as defined in the Amended and Restated Loan Agreement) (the “Ridgewood Mortgage”) , and (Z) any other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee under documents which recite that they are intended to be secured by the Ridgewood Mortgage.
All references to the “Loan Agreement” shall be deemed to mean and refer to the Amended and Restated Loan Agreement.
All references to the "Loan Documents" shall be deemed to mean and refer to the (1) Amended and Restated Loan Agreement of even date between Mortgagor and Mortgagee (the "Amended and Restated Loan Agreement"), (2) Amended and Restated Promissory Note of even date, executed by Mortgagor, payable to the order of Mortgagee, in the stated principal amount of $35,168,536.00 (the "Amended and Restated Note"), which matures on August 31, 2013, (3) the Mortgage, (4) all other documents now or hereafter executed by Mortgagor, or any other person or entity to evidence or secure the payment of the Indebtedness or the performance of the Obligations and (5) all modifications, restatements, extensions, renewals and replacements of the foregoing; provided, however, that for purposes of this Mortgage, the Loan Documents shall not include the Ridgewood Promissory Note, the Ridgewood Mortgage and any other documents now or hereafter executed by Mortgagor, or any other person or entity to evidence or secure the payment of the indebtedness or the performance of the obligations under the Ridgewood Note and the Ridgewood Mortgage.
All references to the “Mortgage” shall be deemed to mean and refer to the Existing Mortgage as modified by this Agreement.
All references to the “Note” shall be deemed to mean and refer to the Amended and Restated Note.
All references to the "Obligations" shall be deemed to mean and refer to all of the agreements, covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Mortgagor or any other person or entity to Mortgagee or others as set forth in the Loan Documents; provided, however, that for purposes of this Mortgage, the Obligations shall not include the agreements, covenants, conditions, warranties, representations and other obligations made or undertaken by Mortgagor or any other person or entity to Mortgagee or others as set forth in the Ridgewood Promissory Note, the Ridgewood

2

Mortgage and any other documents now or hereafter executed by Mortgagor, or any other person or entity to evidence or secure the payment of the indebtedness or the performance of the obligations under the Ridgewood Note and the Ridgewood Mortgage.
3.    Notwithstanding anything to the contrary contained in the Mortgage, as modified hereby, or the Existing Collateral Assignment, the maximum aggregate principal amount of Indebtedness that is, or under any contingency may be, secured by the Mortgage, as modified hereby, and by the Existing Collateral Assignment either at execution of this Agreement or at any time thereafter (the “Secured Amount”), is $13,040,000.00, plus interest thereon and any amounts that Mortgagee expends upon and following the occurrence of any Event of Default (as defined in the Mortgage) to the extent that any such amounts shall constitute payment of (i) taxes that may be imposed by law upon the Premises; (ii) premiums on insurance policies covering the Premises; (iii) expenses incurred in upholding the lien of the Mortgage, as modified hereby, including the expenses of any litigation to prosecute or defend the rights and lien created by the Mortgage, as modified hereby; or (iv) any amount, cost or change to which Mortgagee becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority; then, and in each such event, such amounts or costs, together with interest thereon at the Default Rate (as defined in the Amended and Restated Loan Agreement), shall be added to the indebtedness secured hereby and shall be secured by the Mortgage, as modified hereby.
4.    Except as expressly amended hereby, all of the representations, warranties, provisions, covenants, terms and conditions of the Existing Mortgage and the Existing Collateral Assignment shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Mortgagor.
5.    This Agreement may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, change or termination is sought.
6.    This Agreement shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns.
7.    This Agreement may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.
8.    This Agreement shall be governed, construed and interpreted in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of laws.
9.    Mortgagor represents and warrants (i) that as of the date hereof there is secured by the Existing Mortgage, as modified hereby, the principal amount of $11,676,000.00, plus interest, (ii) that as of the date hereof it has no counterclaims, defenses or offsets to the indebtedness evidenced by or to the enforcement of the Existing Mortgages as hereby consolidated, coordinated, modified, amended and restated in their entirety, (iii) that Mortgagor has the full power, authority and legal right to execute this Agreement and to keep and observe all of the terms of this Agreement on Mortgagor’s part to be performed and observed without the consent or approval of any other person or entity and (iv) the undersigned representative of Mortgagor has the full power, authority and legal right to execute this Agreement without the consent or approval of any other person or entity.
10.    Mortgagor and Mortgagee each hereby irrevocably waive their respective rights to a jury trial in any action, proceeding or counterclaim arising out of or relating to this Agreement and Mortgagor also waives the right, in such action, proceeding or counterclaim, to interpose any

3

counterclaims (except to the extent that such counterclaims are compulsory and may not be brought in a separate action) of any kind or description.
[Signature Pages Follow.]

4

IN WITNESS WHEREOF, Mortgagor and Mortgagee have executed this Mortgage Modification Agreement as of the day and year first set forth above.

MORTGAGOR: Acadia Storage Post Portfolio Company LLC By: __/s/ Robert Masters_________________ Name: Robert Masters Title: Senior Vice President

STATE OF NEW YORK    )
) ss.
COUNTY OF WESTCHESTER    )
On the 24th day of August in the year 2011 before me, the undersigned, personally appeared Robert Masters, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

___/s/ Debra Leibler-Jones______________
(Signature and Office of individual taking acknowledgement)

Debra Leibler-Jones
Notary Public, State of New York
No. 01LE6005994
Qualified in Dutchess County
Commission Expires April 20, 2014

5

MORTGAGEE: GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation By: ___/s/ David R. Martindale____________ Name: David R. Martindale Title: Managing Director

STATE OF TEXAS    )
) ss.
COUNTY OF DALLAS    )
On the 24th day of August in the year 2011 before me, the undersigned, personally appeared _______David R. Martindale_____________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the City of Addison, County of Dallas and State of Texas.

____/s/ Marsha Chandler____________________
(Signature and Office of individual taking acknowledgement)

Marsha Chandler
Notary Public, State of TexasMy Commission Expires March 24, 2013

6

EXHIBIT A
ALL that certain plot, piece or parcel of land, situate, lying and being at Cedarhurst, Town of Hempstead, County of Nassau and State of New York, known and designated as and by Lots 10 through 21 inclusive in Block B, Lots 17 through 20 inclusive in Block E, Lots 1 through 9 inclusive in Block F, the entire roadbed of Isabel Street and the southerly portion of Benjamin Avenue as shown on Corrected Sales Map of 301 Bungalow Lots at Cedarhurst, Nassau County, New York, filed August 18, 1926 in the Office of the Clerk of the County of Nassau as Map No. 612, Case No. 676, all being more particularly bounded and described as follows:
BEGINNING at the point on the easterly side of Rockaway Turnpike distant 180.00 feet southerly from the corner formed by the intersection of the southerly side of Valentine Avenue with the easterly side of Rockaway Turnpike; said point also being where the division line between Lots 9 and 10 in Block "B" on the aforementioned map intersect the easterly on Rockaway Turnpike;
RUNNING THENCE North 72 degrees 45 minutes 10 seconds East along side dividing line between Lots 9 and 10 in block B, 89.87 feet;
THENCE South 17 degrees 14 minutes 50 seconds East, 60 feet;
THENCE North 72 degrees 45 minutes 10 seconds East, 157.96 feet to the westerly bank of Motts Creek Canal;
THENCE along said westerly bank of Motts Creek Canal, in a general southeasterly direction, the following five courses and distances:

1.	South 29 degrees 23 minutes 04 seconds East, 30.69 feet;

2.	South 15 degrees 48 minutes 42 seconds East, 30.01 feet;

3.	South 25 degrees 15 minutes 45 seconds East, 33.33 feet;

4.	South 35 degrees 35 minutes 12 seconds East, 47.23 feet

5.	South 21 degrees 43 minutes 54 seconds East, 40.69 feet;
THENCE along the northerly banks of Mott Creek, a.k.a. Cedarhurst Lake, in a general westerly direction, the following four courses and distances:

1.	South 70 degrees 01 minutes 21 seconds West, 63.07 feet;

2.	South 78 degrees 34 minutes 09 seconds West, 130.76 feet;

3.	South 88 degrees 15 minutes 28 seconds West, 38.67 feet;

4.	South 72 degrees 45 minutes 10 seconds West 29.51 feet;
THENCE along the easterly side of Rockaway Turnpike in a general northerly direction, the following five courses and distances:

1.	North 17 degrees, 14 minutes 50 seconds West, 37.83 feet;

2.	North 21 degrees 24 minutes 37 seconds West 29.98 feet;

7

3.	South 68 degrees 35 minutes 21 seconds West, 12.99 feet;

4.	North 19 degrees 30 minutes 00 seconds West, 31.98 feet;

5.	North 17 degrees 14 minutes 00 seconds West, 119.06 feet to the point or place of BEGINNING, subject to erosion and accretion along the southerly and easterly boundaries.

8

MORTGAGE MODIFICATION AGREEMENT
191 Broadway, Jersey City, NJ
THIS MORTGAGE MODIFICATION AGREEMENT (this “Agreement”) is executed as of August 25, 2011, by ACADIA STORAGE POST PORTFOLIO COMPANY LLC, a Delaware limited liability company (“Mortgagor”), whose address for notice hereunder is c/o Acadia Realty Trust, 1311 Mamaroneck Ave., Suite 260, White Plains, NY 10605, for the benefit of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Mortgagee”), whose address for notice is 280 Park Ave., 8th Floor, New York, NY 10017.
W I T N E S S E T H:
WHEREAS, Mortgagor and Mortgagee are parties to that certain Loan Agreement, dated as of March 17, 2008 (the “Original Loan Agreement”), pursuant to which Mortgagee made a loan to Mortgagor in the original principal amount of $41,500,000.00 (the “Original Loan”);
WHEREAS, the Original Loan is evidenced by that certain Promissory Note, dated as of March 17, 2008, in the stated principal amount of $41,500,000, executed by Mortgagor, and payable to the order of Mortgagee (the “Existing Note”);
WHEREAS, Mortgagor is the owner of those certain premises more particularly described in Schedule A annexed hereto and made a part hereof (the “Premises”);
WHEREAS, in order to secure the full and timely payment of, among other things, the sum of all principal, interest and other amounts due under, and the full and timely performance of all obligations made or undertaken by Mortgagor or any other person or entity to Mortgagee or others as set forth in, the Original Loan Agreement, Mortgagor executed and delivered to Mortgagee (i) that certain Mortgage, Security Agreement and Fixture Filing dated as of March 17, 2008 and recorded in the Hudson County Clerk’s Office on April 3, 2008 in Book 12441, Page 232 (the “Existing Mortgage”), and (ii) that certain Assignment of Rents and Leases dated as of March 17, 2008 and recorded in the Hudson County Clerk’s Office on April 3, 2008 in Book 16788, Page251 (the “Existing Collateral Assignment”);
WHEREAS, there is now due under and owing on the Original Loan Agreement and the Existing Note the principal amount of $41,500,000.00;
WHEREAS, Mortgagor and Mortgagee desire and have agreed (i) to increase the principal amount of the Original Loan to $42,000,000.00 (the “Increased Loan”), and (ii) to modify and restate in their entirety the terms and conditions of the Original Loan Agreement and the Existing Note.
NOW, THEREFORE, in consideration of the mutual premises herein contained and other good and valuable consideration, the receipt and legal sufficiency whereof are hereby acknowledged, Mortgagor and Mortgagee hereby agree as follows:
1.All capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Existing Mortgage.
2.    From and after the date hereof, the following terms used in the Existing Mortgage and the Existing Collateral Assignment shall have the following meanings:
All references to the “Indebtedness” shall be deemed to mean and refer to the sum of all (1) principal, interest and other amounts due under or secured by the Loan Documents, (2)

1

principal, interest and other amounts which may hereafter be loaned by Mortgagee, its successors or assigns, to or for the benefit of the owner of the Mortgaged Property, when evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (3) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee under documents which recite that they are intended to be secured by this Mortgage; provided, however, that for purposes of this Mortgage the Indebtedness shall not include (X) the principal, interest and other amounts evidenced by the Promissory Note of even date, executed by Mortgagor, payable to the order of Mortgagee, in the stated principal amount of $6,831,464.00, and evidencing a portion of the Increased Loan (the “Ridgewood Promissory Note”), (Y) the principal, interest and other amounts due under or secured by the Mortgage, Security Agreement and Fixture Filing securing the Ridgewood Promissory Note executed and delivered by Mortgagor to Mortgagee and encumbering the Ridgewood Parcel (as defined in the Amended and Restated Loan Agreement) (the “Ridgewood Mortgage”) , and (Z) any other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee under documents which recite that they are intended to be secured by the Ridgewood Mortgage.
All references to the “Loan Agreement” shall be deemed to mean and refer to the Amended and Restated Loan Agreement.
All references to the “Loan Documents” shall be deemed to mean and refer to the (1) Amended and Restated Loan Agreement of even date between Mortgagor and Mortgagee (the “Amended and Restated Loan Agreement”), (2) Amended and Restated Promissory Note of even date, executed by Mortgagor, payable to the order of Mortgagee, in the stated principal amount of $35,168,536.00 (the “Amended and Restated Note”), which matures on August 24, 2013, (3) the Mortgage, (4) all other documents now or hereafter executed by Mortgagor, or any other person or entity to evidence or secure the payment of the Indebtedness or the performance of the Obligations and (5) all modifications, restatements, extensions, renewals and replacements of the foregoing; provided, however, that for purposes of this Mortgage, the Loan Documents shall not include the Ridgewood Promissory Note, the Ridgewood Mortgage and any other documents now or hereafter executed by Mortgagor, or any other person or entity to evidence or secure the payment of the indebtedness or the performance of the obligations under the Ridgewood Note and the Ridgewood Mortgage.
All references to the “Mortgage” shall be deemed to mean and refer to the Existing Mortgage as modified by this Agreement.
All references to the “Note” shall be deemed to mean and refer to the Amended and Restated Note.
All references to the “Obligations” shall be deemed to mean and refer to all of the agreements, covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Mortgagor or any other person or entity to Mortgagee or others as set forth in the Loan Documents; provided, however, that for purposes of this Mortgage, the Obligations shall not include the agreements, covenants, conditions, warranties, representations and other obligations made or undertaken by Mortgagor or any other person or entity to Mortgagee or others as set forth in the Ridgewood Promissory Note, the Ridgewood Mortgage and any other documents now or hereafter executed by Mortgagor, or any other person or entity to evidence or secure the payment of the indebtedness or the performance of the obligations under the Ridgewood Note and the Ridgewood Mortgage.
3.    Except as expressly amended hereby, all of the representations, warranties,

2

provisions, covenants, terms and conditions of the Existing Mortgage and the Existing Collateral Assignment shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Mortgagor.
4.    This Agreement may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, change or termination is sought.
5.    This Agreement shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns.
6.    This Agreement may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.
7.    This Agreement shall be governed, construed and interpreted in accordance with the internal laws of the State of New Jersey, without giving effect to the principles of conflicts of laws.
8.    Mortgagor represents and warrants (i) that as of the date hereof there is secured by the Existing Mortgage, as modified hereby, the principal amount of $35,168,536.00, plus interest, (ii) that as of the date hereof it has no counterclaims, defenses or offsets to the indebtedness evidenced by or to the enforcement of the Existing Mortgages as hereby modified, (iii) that Mortgagor has the full power, authority and legal right to execute this Agreement and to keep and observe all of the terms of this Agreement on Mortgagor’s part to be performed and observed without the consent or approval of any other person or entity and (iv) the undersigned representative of Mortgagor has the full power, authority and legal right to execute this Agreement without the consent or approval of any other person or entity.
9.    Mortgagor and Mortgagee each hereby irrevocably waive their respective rights to a jury trial in any action, proceeding or counterclaim arising out of or relating to this Agreement and Mortgagor also waives the right, in such action, proceeding or counterclaim, to interpose any counterclaims (except to the extent that such counterclaims are compulsory and may not be brought in a separate action) of any kind or description.
[Signature Pages Follow.]

3

IN WITNESS WHEREOF, Mortgagor and Mortgagee have executed this Mortgage Modification Agreement as of the day and year first set forth above.

MORTGAGOR: Acadia Storage Post Portfolio Company LLC By: _/s/ Robert Masters___________________ Name: Robert Masters Title: Senior Vice President

STATE OF NEW YORK    )
) ss.
COUNTY OF WESTCHESTER    )
On the 24th day of August in the year 2011 before me, the undersigned, personally appeared Robert Masters, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

__/s/ Debra Leibler-Jones_____________________
(Signature and Office of individual taking acknowledgement)

Debra Leibler-Jones
Notary Public, State of New York
No. 01LE6005994
Qualified in Dutchess County
Commission Expires April 20, 2014

4

MORTGAGEE: GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation By: _/s/ David R. Martindale______________ Name: David R. Martindale Title: Managing Director

STATE OF TEXAS    )
) ss.
COUNTY OF DALLAS    )
On the 24th day of August in the year 2011 before me, the undersigned, personally appeared ______David R. Martindale______________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the City of Addison, County of Dallas and State of Texas.

___/s/ Marsha Chandler_____________________
(Signature and Office of individual taking acknowledgement)

Marsha Chandler
Notary Public, State of Texas
My Commission Expires March 24, 2013

5

EXHIBIT A

ALL that certain tract or parcel of land and premises, situate, lying and being in the City of Jersey City, in the County of Hudson, and State of New Jersey, more particularly described as follows:

BEGINNING at the intersection of the southwesterly line of Broadway (N.J. State Highway Route No. 1 and 9) with the northwesterly line of Mead Avenue and running thence:

(1)    South 45 degrees 00 minutes 00 seconds West, along the said line of Mead Avenue, 293.04 feet to a point; thence

(2)    North 46 degrees 59 minutes 31 seconds West, along the lands of the Jersey City Housing Authority known as the "Marion Gardens," adjoining on the southwest, 358.80 feet to the southerly line of N.J. State Highway Route 1 and 9; thence

(3)    On a curve to the right with a radius of 1552.63 feet, along the said southerly line of N.J. State Highway Route 1 and 9 and also along the former line of Freeman Avenue, vacated March 20, 1973, an arc distance of 344.91 feet, to the aforesaid line of Broadway; thence

(4)    South 45 degrees 00 minutes 00 seconds East, partly along the former line of Freeman Avenue, and along the aforesaid southwesterly line of Broadway, 200.06 feet to the point or place of BEGINNING.

BEING further described in accordance with a survey drawn by Mountain View Layout, dated November 22, 2007 and last revised January 28, 2008 as follows:

BEGINNING at the intersection of the southwesterly line of Broadway (N.J. State Highway Route No. 1 and 9) with the southerly line of Lincoln Highway (N.J. State Highway Route No. 1 and 9) and running thence:

(1)    South 45 degrees 00 minutes 00 seconds East, along the aforesaid southwesterly line of Broadway, 200.06 feet to the point of intersection of the said line of Broadway and the northwesterly line of Mead Avenue; thence

(2)    South 45 degrees 00 minutes 00 seconds West, along the said line of Mead Avenue, 293.04 feet to a point; thence

(3)    North 46 degrees 59 minutes 31 seconds West, 358.80 feet to the southerly line of Lincoln Highway (N.J. State Highway Route 1 and 9); thence

(4)    On a curve to the right with a radius of 1552.63 feet, along the said southerly line of Lincoln Highway (N.J. State Highway Route 1 and 9), an arc distance of 344.91 feet to the point and place of BEGINNING.

6

MORTGAGE MODIFICATION AGREEMENT
301 West Fordham Road, Bronx, NY and 4077 Park Avenue, Bronx, NY
THIS MORTGAGE MODIFICATION AGREEMENT (this “Agreement”) is executed as of August 25, 2011, by ACADIA STORAGE POST PORTFOLIO COMPANY LLC, a Delaware limited liability company ("Mortgagor"), whose address for notice hereunder is c/o Acadia Realty Trust, 1311 Mamaroneck Ave., Suite 260, White Plains, NY 10605, for the benefit of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Mortgagee"), whose address for notice is 280 Park Ave., 8th Floor, New York, NY 10017.
W I T N E S S E T H:
WHEREAS, Mortgagor and Mortgagee are parties to that certain Loan Agreement, dated as of March 17, 2008 (the “Original Loan Agreement”), pursuant to which Mortgagee made a loan to Mortgagor in the original principal amount of $41,500,000.00 (the “Original Loan”);
WHEREAS, the Original Loan is evidenced by that certain Promissory Note, dated as of March 17, 2008, in the stated principal amount of $41,500,000, executed by Mortgagor, and payable to the order of Mortgagee (the “Existing Note”);
WHEREAS, Mortgagor is the owner of those certain premises more particularly described in Schedule A annexed hereto and made a part hereof (the “Premises”);
WHEREAS, in order to secure the full and timely payment of, among other things, the sum of all principal, interest and other amounts due under, and the full and timely performance of all obligations made or undertaken by Mortgagor or any other person or entity to Mortgagee or others as set forth in, the Original Loan Agreement, Mortgagor executed and delivered to Mortgagee (i) that certain Mortgage, Security Agreement and Fixture Filing dated as of March 17, 2008 and recorded in the Office of the New York City Register, Bronx County, on March 26, 2008 under CRFN 2008000121570 (the “Existing Mortgage”), and (ii) that certain Assignment of Rents and Leases dated as of March 17, 2008 and recorded in the Office of the New York City Register, Bronx County, on March 26, 2008 under CRFN 2008000121570 (the “Existing Collateral Assignment”);
WHEREAS, there is now due under and owing on the Original Loan Agreement and the Existing Note the principal amount of $41,500,000.00;
WHEREAS, the maximum aggregate principal amount of indebtedness that is, or under any contingency may be, secured by the Existing Mortgage and the Existing Collateral Assignment is $11,676,000.00;
WHEREAS, Mortgagor and Mortgagee desire and have agreed (i) to increase the principal amount of the Original Loan to $42,000,000.00 (the “Increased Loan”), and (ii) to modify and restate in their entirety the terms and conditions of the Original Loan Agreement and the Existing Note.
NOW, THEREFORE, in consideration of the mutual premises herein contained and other good and valuable consideration, the receipt and legal sufficiency whereof are hereby acknowledged, Mortgagor and Mortgagee hereby agree as follows:
1.All capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Existing Mortgage.
2.    From and after the date hereof, the following terms used in the Existing Mortgage

1

and the Existing Collateral Assignment shall have the following meanings:
All references to the "Indebtedness" shall be deemed to mean and refer to the sum of all (1) principal, interest and other amounts due under or secured by the Loan Documents, (2) principal, interest and other amounts which may hereafter be loaned by Mortgagee, its successors or assigns, to or for the benefit of the owner of the Mortgaged Property, when evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (3) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee under documents which recite that they are intended to be secured by this Mortgage; provided, however, that for purposes of this Mortgage the Indebtedness shall not include (X) the principal, interest and other amounts evidenced by the Promissory Note of even date, executed by Mortgagor, payable to the order of Mortgagee, in the stated principal amount of $6,831,464.00, and evidencing a portion of the Increased Loan (the “Ridgewood Promissory Note”), (Y) the principal, interest and other amounts due under or secured by the Mortgage, Security Agreement and Fixture Filing securing the Ridgewood Promissory Note executed and delivered by Mortgagor to Mortgagee and encumbering the Ridgewood Parcel (as defined in the Amended and Restated Loan Agreement) (the “Ridgewood Mortgage”) , and (Z) any other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee under documents which recite that they are intended to be secured by the Ridgewood Mortgage.
All references to the “Loan Agreement” shall be deemed to mean and refer to the Amended and Restated Loan Agreement.
All references to the "Loan Documents" shall be deemed to mean and refer to the (1) Amended and Restated Loan Agreement of even date between Mortgagor and Mortgagee (the "Amended and Restated Loan Agreement"), (2) Amended and Restated Promissory Note of even date, executed by Mortgagor, payable to the order of Mortgagee, in the stated principal amount of $35,168,536.00 (the "Amended and Restated Note"), which matures on August 31, 2013, (3) the Mortgage, (4) all other documents now or hereafter executed by Mortgagor, or any other person or entity to evidence or secure the payment of the Indebtedness or the performance of the Obligations and (5) all modifications, restatements, extensions, renewals and replacements of the foregoing; provided, however, that for purposes of this Mortgage, the Loan Documents shall not include the Ridgewood Promissory Note, the Ridgewood Mortgage and any other documents now or hereafter executed by Mortgagor, or any other person or entity to evidence or secure the payment of the indebtedness or the performance of the obligations under the Ridgewood Note and the Ridgewood Mortgage.
All references to the “Mortgage” shall be deemed to mean and refer to the Existing Mortgage as modified by this Agreement.
All references to the “Note” shall be deemed to mean and refer to the Amended and Restated Note.
All references to the "Obligations" shall be deemed to mean and refer to all of the agreements, covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Mortgagor or any other person or entity to Mortgagee or others as set forth in the Loan Documents; provided, however, that for purposes of this Mortgage, the Obligations shall not include the agreements, covenants, conditions, warranties, representations and other obligations made or undertaken by Mortgagor or any other person or entity to Mortgagee or others as set forth in the Ridgewood Promissory Note, the Ridgewood

2

Mortgage and any other documents now or hereafter executed by Mortgagor, or any other person or entity to evidence or secure the payment of the indebtedness or the performance of the obligations under the Ridgewood Note and the Ridgewood Mortgage.
3.    Notwithstanding anything to the contrary contained in the Mortgage, as modified hereby, or the Existing Collateral Assignment, the maximum aggregate principal amount of Indebtedness that is, or under any contingency may be, secured by the Mortgage, as modified hereby, and by the Existing Collateral Assignment either at execution of this Agreement or at any time thereafter (the “Secured Amount”), is $11,676,000.00, plus interest thereon and any amounts that Mortgagee expends upon and following the occurrence of any Event of Default (as defined in the Mortgage) to the extent that any such amounts shall constitute payment of (i) taxes that may be imposed by law upon the Premises; (ii) premiums on insurance policies covering the Premises; (iii) expenses incurred in upholding the lien of the Mortgage, as modified hereby, including the expenses of any litigation to prosecute or defend the rights and lien created by the Mortgage, as modified hereby; or (iv) any amount, cost or change to which Mortgagee becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority; then, and in each such event, such amounts or costs, together with interest thereon at the Default Rate (as defined in the Amended and Restated Loan Agreement), shall be added to the indebtedness secured hereby and shall be secured by the Mortgage, as modified hereby.
4.    Except as expressly amended hereby, all of the representations, warranties, provisions, covenants, terms and conditions of the Existing Mortgage and the Existing Collateral Assignment shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Mortgagor.
5.    This Agreement may not be modified, amended, waived, changed or terminated orally, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, change or termination is sought.
6.    This Agreement shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns.
7.    This Agreement may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.
8.    This Agreement shall be governed, construed and interpreted in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of laws.
9.    Mortgagor represents and warrants (i) that as of the date hereof there is secured by the Existing Mortgage, as modified hereby, the principal amount of $11,676,000.00, plus interest, (ii) that as of the date hereof it has no counterclaims, defenses or offsets to the indebtedness evidenced by or to the enforcement of the Existing Mortgages as hereby consolidated, coordinated, modified, amended and restated in their entirety, (iii) that Mortgagor has the full power, authority and legal right to execute this Agreement and to keep and observe all of the terms of this Agreement on Mortgagor’s part to be performed and observed without the consent or approval of any other person or entity and (iv) the undersigned representative of Mortgagor has the full power, authority and legal right to execute this Agreement without the consent or approval of any other person or entity.
10.    Mortgagor and Mortgagee each hereby irrevocably waive their respective rights to a jury trial in any action, proceeding or counterclaim arising out of or relating to this Agreement and Mortgagor also waives the right, in such action, proceeding or counterclaim, to interpose any

3

counterclaims (except to the extent that such counterclaims are compulsory and may not be brought in a separate action) of any kind or description.
[Signature Pages Follow.]

4

IN WITNESS WHEREOF, Mortgagor and Mortgagee have executed this Mortgage Modification Agreement as of the day and year first set forth above.

MORTGAGOR: Acadia Storage Post Portfolio Company LLC By: __/s/ Robert Masters__________________ Name: Robert Masters Title: Senior Vice President

STATE OF NEW YORK    )
) ss.
COUNTY OF WESTCHESTER    )
On the 24th day of August in the year 2011 before me, the undersigned, personally appeared Robert Masters, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

____/s/ Debra Leibler-Jones____________
(Signature and Office of individual taking acknowledgement)

Debra Leibler-Jones
Notary Public, State of New York
No. 01LE6005994
Qualified in Dutchess County
Commission Expires April 20, 2014

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MORTGAGEE: GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation By: __/s/ David R. Martindale____________ Name: David R. Martindale Title: Managing Director

STATE OF TEXAS    )
) ss.
COUNTY OF DALLAS    )
On the 24th day of August in the year 2011 before me, the undersigned, personally appeared _______David R. Martindale_____________________________________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the City of Addison, County of Dallas and State of Texas.

______/s/ Marsha Chandler__________________
(Signature and Office of individual taking acknowledgement)

Marsha Chandler
Notary Public, State of Texas
My Commission Expires March 24, 2013

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EXHIBIT A
WEBSTER PARCEL
ALL that certain plot, piece or parcel of land situate, lying and being in the Borough and County of Bronx, City and State of New York, being bounded and described as follows:
BEGINNING at the corner formed by the intersection of the northerly side of Ittner Place and the westerly side of Park Avenue;
RUNNING THENCE westerly along the northerly side of Ittner Place, 90 feet;
THENCE northerly and parallel with the westerly side of Park Avenue, 102 feet;
THENCE easterly and parallel with the northerly side of Ittner Place, 90 feet to the westerly side of Park Avenue;
THENCE southerly along the westerly side of Park Avenue, 102 feet to the northerly side of Ittner Place to the point or place of BEGINNING.
FORDHAM PARCEL
All that certain lot, piece or parcel of land, situate, lying and being in the Borough and County of the Bronx, City and State of New York bounded and described as follows:
Commencing from the intersection of the northerly line of Landing Road as shown on the Final Map of the Borough of the Bronx as being a 100' wide R.O.W and the westerly line of a 30 foot wide easement of right of way as set forth in a deed from Despatch Shops, Inc. and J.M.B. Holding Corporation dated April 29, 1965 and recorded May 3, 1695 in the Bronx County Register's Office in Liber 2655 Cp. 239, thence;

a)	Along the westerly line of said right of way, North 13 degrees 42 minutes 14 seconds East, 105.81 feet to a point of curvature, thence;

b)	Northerly along an arc concave to the west having a radius of 1835.00 feet, 68.589 feet to the herein described POINT or PLACE of BEGINNING, running thence;

1.	N 79 degrees 50 minutes 04 seconds W, 90.00 feet; thence,

2.
N 78 degrees 20 minutes 17 seconds W, 241.035 feet to the United States Pier and Bulkhead Line, which point is also distant 200.47 feet north of the intersection of the northerly side of Landing Road as measured along the said United States Pier and Bulkhead Line; thence,

3.	Along said United States Pier and Bulkhead Line, N 06 degrees 42 minutes 41 seconds E, 102.45 feet; thence,

4.	Along the same on a curve concave to the west having a radius of 4900.00 feet, an arc length of 182.15 feet, and a chord bearing N 05 degrees 38 minutes 52 seconds E; thence,

5.
Along the same on a curve concave to the west having a radius of 4900.00 feet, an arc length of 270.58 feet, and a chord bearing N 03 degrees 00 minutes 03 seconds E to a point on the dividing line between Lots 130 and 125 in Block 3244; thence,

6.	Along the dividing line between the aforementioned lots, S 83 degrees 20 minutes 59

7

seconds E, 280.11 feet to a point; thence,

7.
Continuing along the dividing line between the aforementioned lots, N 51 degrees 39 minutes 01 seconds E, 12.67 feet to a point along the westerly line of the aforementioned 30 foot wide easement of right of way; thence,

8.	Along said westerly line of the aforementioned 30 foot wide easement right of way, S 08 degrees 34 minutes 49 seconds E, 197.15 feet; thence

9.	Along the same westerly line, on a curve concave to the west having a radius of 1835.00 feet, an arc length of 89.26 feet, subtended by a chord bearing of S 00 degrees 26 minutes 37 seconds W; thence

10.
Along the same westerly line, on a curve concave to the west having a radius of 1825.00 feet, an arc length of 311.53 feet, subtended by a chord bearing of S 06 degrees 42 minutes 02 seconds W to the herein described POINT OR PLACE OF BEGINNING.

TOGETHER with the benefits and subject to the burdens of a permanent and perpetual right and easement of ingress and egress over, upon and along a strip of land 30 feet in width adjoining the easterly line of the hereinabove described premises from and to Landing Road.

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MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING
Ridgewood: 48-21 Metropolitan Avenue, Queens, New

This Mortgage, Security Agreement and Fixture Filing (this "Mortgage") is executed as of August 25, 2011, by ACADIA STORAGE POST PORTFOLIO COMPANY LLC, a Delaware limited liability company ("Mortgagor"), whose address for notice hereunder is c/o Acadia Realty Trust, 1311 Mamaroneck Ave., Suite 260, White Plains, NY 10605, for the benefit of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Mortgagee"), whose address for notice is 280 Park Ave., 8th Floor, New York, NY 10017.
ARTICLE 1
DEFINITIONS
Section 1.1    Definitions. As used herein, the following terms shall have the following meanings:
"Indebtedness": The sum of all (1) principal, interest and other amounts due under or secured by the Loan Documents, (2) principal, interest and other amounts which may hereafter be loaned by Mortgagee, its successors or assigns, to or for the benefit of the owner of the Mortgaged Property, when evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and (3) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee under documents which recite that they are intended to be secured by this Mortgage. Notwithstanding anything contained herein to the contrary, the Indebtedness secured by this Mortgage shall not include the principal, interest and other amounts due under that certain Amended and Restated Promissory Note in the principal amount of $35,168,536.00 or secured by the Mortgages (as defined in the Loan Agreement) encumbering the Fordham Parcel, the Webster Parcel, the Lawrence Parcel, the Jersey City and the Linden Parcel (each as defined in the Loan Agreement).
"Loan Documents": The (1) Amended and Restated Loan Agreement of even date between Mortgagor and Mortgagee (the "Loan Agreement"), (2) Promissory Note of even date, executed by Mortgagor, payable to the order of Mortgagee, in the stated principal amount of $6,831,464.00 (the "Note"), which matures on August 31, 2013, (3) this Mortgage, (4) all other documents now or hereafter executed by Mortgagor, or any other person or entity to evidence or secure the payment of the Indebtedness or the performance of the Obligations and (5) all modifications, restatements, extensions, renewals and replacements of the foregoing.
"Mortgaged Property": All estate, right, title, interest, claim and demand whatsoever which Mortgagor now has or hereafter acquires, either in law or in equity, in possession or expectancy, of, in and to (1) the condominium unit (the "Unit") located in The 48-05 Metropolitan Avenue Condominium (the "Condominium") located at 48-05 Metropolitan Avenue, in the Borough and County of Queens, City and State of New York, said unit being designated and described as Unit No.2 in that certain Declaration of Condominium, dated November 1, 1979, recorded in the Office of the New York City Register, County of Queens, on December 26, 2001, in Reel 6143, page 2230, as amended by Boundary Line and License Agreement, dated November 30, 2005, made by and between NIB Associates, LLC, 4805 Metropolitan Realty LLC and American Storage Properties North LLC and recorded in the Office of the New York City Register, County of Queens, on January 19,2006 under CRFN 2006000032564 (as amended, the "Declaration"), together with an undivided 50.00% interest in the Common Elements (as such term is defined in the Declaration) of the Condominium, such Unit being more particularly described in Exhibit A attached hereto and made a part hereof, (2) all buildings, structures and other improvements, now or at any time comprising the Unit (the

1

"Improvements"), (3) all materials, supplies, appliances, equipment (as such term is defined in the UCC), apparatus and other items of personal property now owned or hereafter attached to, installed in or used in connection with any of the Improvements or the Unit, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the "Fixtures"), (4) all goods, inventory, accounts, general intangibles, software, investment property, instruments, letters of credit, letter‑of‑credit rights, deposit accounts, documents, chattel paper and supporting obligations, as each such term is presently or hereafter defined in the UCC, and all other personal property of any kind or character, now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Unit and Improvements or which may be used in or relating to the planning, development, financing or operation of the Mortgaged Property, including, without limitation, furniture, furnishings, equipment, machinery, money, insurance proceeds, accounts, contract rights, software, trademarks, goodwill, promissory notes, electronic and tangible chattel paper, payment intangibles, documents, trade names, licenses and/or franchise agreements, rights of Mortgagor under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Mortgagor with any governmental authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, and commercial tort claims arising from the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property (the "Personalty"), (5) all reserves, escrows or impounds required under the Loan Agreement and all deposit accounts (including accounts holding security deposits) maintained by Mortgagor with respect to the Mortgaged Property, (6) all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (the "Plans"), (7) all leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the "Leases"), (8) all of the rents, revenues, income, proceeds, profits, security and other types of deposits, lease cancellation payments and other benefits paid or payable by parties to the Leases other than Mortgagor for using, leasing, licensing, possessing, operating from, residing in, selling, terminating the occupancy of or otherwise enjoying the Mortgaged Property (the "Rents"), (9) all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property including, without limitation, the Declaration (the "Property Agreements"), (10) all rights, privileges, tenements, hereditaments, rights‑of‑way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Mortgagor in and to any streets, ways, alleys, strips or gores of land adjoining the Unit or any part thereof, (11) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, (12) all insurance policies (regardless of whether required by Mortgagee), unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor, (13) all mineral, water, oil and gas rights now or hereafter acquired and relating to all or any part of the Mortgaged Property, and (14) any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Unit, Improvements, Fixtures or Personalty. As used in this Mortgage, the term "Mortgaged Property" shall mean all or, where the context permits or requires, any portion of the above or any interest therein, wherever located.
"Obligations": All of the agreements, covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Mortgagor or any

2

other person or entity to Mortgagee or others as set forth in the Loan Documents.
"Permitted Encumbrances": The outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policy of title insurance insuring the lien of this Mortgage, together with the liens and security interests in favor of Mortgagee created by the Loan Documents, none of which, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by this Mortgage, materially and adversely affects the value of the Mortgaged Property, impairs the use or operations of the Mortgaged Property, or impairs Mortgagor's ability to pay its obligations in a timely manner.
"UCC": The Uniform Commercial Code as enacted and in effect in the state where the Unit is located (and as it may from time to time be amended); provided that, to the extent that the UCC is used to define any term herein or in any other Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further, however, that if, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, any security interest herein granted is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the state where the Unit is located, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for the purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
ARTICLE 2
GRANT
Section 2.1    Grant. To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, SELLS and CONVEYS to Mortgagee the Mortgaged Property, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.
ARTICLE 3
WARRANTIES, REPRESENTATIONS AND COVENANTS
Mortgagor warrants, represents and covenants to Mortgagee as follows:
Section 3.1    Title to Mortgaged Property and Lien of This Instrument. Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Encumbrances, and has rights and the power to transfer each item of the Mortgaged Property. This Mortgage creates valid, enforceable first priority liens and security interests against the Mortgaged Property. Where any of the Mortgaged Property is in the possession of a third party, Mortgagor will join with Mortgagee in notifying the third party of Mortgagee's security interest and obtaining an acknowledgment from the third party that it is holding such Mortgaged Property for the benefit of Mortgagee. Mortgagor will cooperate with Mortgagee in obtaining control (for lien perfection purposes under the UCC) with respect to any Mortgaged Property consisting of deposit accounts, investment property, letter of credit rights or electronic chattel paper.
Section 3.2    First Lien Status. Mortgagor shall preserve and protect the first lien and

3

security interest status of this Mortgage and the other Loan Documents. If any lien or security interest other than the Permitted Encumbrances is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Loan Agreement (including the requirement of providing a bond or other security satisfactory to Mortgagee).
Section 3.3    Payment and Performance. Mortgagor shall pay the Indebtedness when due under the Loan Documents and shall perform the Obligations in full when they are required to be performed.
Section 3.4    Replacement of Fixtures and Personalty. Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personalty to be removed at any time from the Unit or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Loan Documents, and free and clear of any other lien or security interest except such as may be first approved in writing by Mortgagee. Mortgagor shall not incorporate into the Mortgaged Property any item of personalty, fixtures or other property that is not owned by Mortgagor free and clear of all liens or security interests except the liens and security interests in favor of Mortgagee created by the Loan Documents.
Section 3.5    Maintenance of Rights of Way, Easements and Licenses. Mortgagor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements and franchises necessary for the use of the Mortgaged Property and will not, without the prior consent of Mortgagee, consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Mortgaged Property. Mortgagor shall comply with all restrictive covenants affecting the Mortgaged Property, and all zoning ordinances and other public or private restrictions as to the use of the Mortgaged Property.
Section 3.6    Inspection. Mortgagor shall permit Mortgagee, and Mortgagee's agents, representatives and employees, upon reasonable prior notice to Mortgagor, to inspect the Mortgaged Property and conduct such environmental and engineering studies as Mortgagee may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.
Section 3.7    Other Covenants. All of the covenants in the Loan Agreement are incorporated herein by reference and, together with covenants in this Article 3, shall be covenants running with the land. The covenants set forth in the Loan Agreement include, among other provisions: (a) the prohibition against the further sale, transfer or encumbering of any of the Mortgaged Property, (b) the obligation to pay when due all taxes on the Mortgaged Property or assessed against Mortgagee with respect to the Loan, (c) the right of Mortgagee to inspect the Mortgaged Property, (d) the obligation to keep the Mortgaged Property insured as Mortgagee may require, (e) the obligation to comply with all legal requirements (including environmental laws), maintain the Mortgaged Property in good condition, and promptly repair any damage or casualty, and (f) except as otherwise permitted under the Loan Agreement, the obligation of Mortgagor to obtain Mortgagee's consent prior to entering into, modifying or taking other actions with respect to Leases.
Section 3.8    Condemnation Awards and Insurance Proceeds.
(a)    Condemnation Awards. Mortgagor assigns all awards and compensation

4

for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Loan Agreement.
(b)    Insurance Proceeds. Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly.
ARTICLE 4
DEFAULT AND FORECLOSURE
Section 4.1    Remedies. If an Event of Default (as defined in the Loan Agreement) exists, Mortgagee may, at Mortgagee's election, exercise any or all of the following rights, remedies and recourses:
(a)    Acceleration. Declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.
(b)    Entry on Mortgaged Property. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto. If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee's prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.
(c)    Operation of Mortgaged Property. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 4.7.
(d)    Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Mortgage, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that five (5) days' prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee may be a purchaser at such sale and if Mortgagee is the highest bidder, may credit the portion of the purchase price that would be distributed to Mortgagee against the Indebtedness in lieu of paying cash. In connection with any foreclosure sale: (i) Mortgagee shall have no obligation to clean up, repair or otherwise prepare the Mortgaged Property for sale; (ii) Mortgagor waives any right it may have to require Mortgagee to pursue any third party for any of the Indebtedness; (iii) Mortgagee may comply with any applicable state or

5

federal law requirements in connection with a disposition of the Mortgaged Property; (iv) Mortgagee may specifically disclaim any warranties of title or the like; (v) if Mortgagee sells any of the Mortgaged Property on credit, Mortgagor will be credited only with payments actually made by purchaser, received by Mortgagee and applied to the indebtedness of the purchaser; and (vi) Mortgagee may apply any noncash proceeds of a disposition of the Mortgaged Property in any commercially reasonable manner selected by Mortgagee. Compliance by Mortgagee with the standards set forth in the foregoing sentence shall not be deemed to adversely affect the commercial reasonableness of any sale of the Mortgaged Property or portion thereof.
(e)    Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7.
(f)    Other. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents, or a judgment on the Note either before, during or after any proceeding to enforce this Mortgage).
Section 4.2    Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion, may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.
Section 4.3    Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Note and the other Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.
Section 4.4    Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.
Section 4.5    Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or

6

extension of time for payment, (b) all notices of any Event of Default or of Mortgagee's election to exercise or its actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.
Section 4.6    Discontinuance of Proceedings. If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.
Section 4.7    Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:
(a)    to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) receiver's fees and expenses, (2) court costs, (3) attorneys' and accountants' fees and expenses, (4) costs of advertisement, and (5) the payment of all ground rent, real estate taxes and assessments, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold;
(b)    to the payment of all amounts (including interest), other than the unpaid principal balance of the Note and accrued but unpaid interest, which may be due to Mortgagee under the Loan Documents;
(c)    to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as Mortgagee in its sole discretion may determine; and
(d)    the balance, if any, to the payment of the persons legally entitled thereto.
Section 4.8    Occupancy After Foreclosure. The purchaser at any foreclosure sale pursuant to Section 4.1(d) shall become the legal owner of the Mortgaged Property. All occupants of the Mortgaged Property shall, at the option of such purchaser, become tenants of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand. It shall not be necessary for the purchaser at said sale to bring any action for possession of the Mortgaged Property other than the statutory action of forcible detainer in any justice court having jurisdiction over the Mortgaged Property.
Section 4.9    Additional Advances and Disbursements; Costs of Enforcement.
(a)    If any Event of Default exists, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section 4.9, or otherwise under this Mortgage or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the Default Rate

7

(as defined in the Loan Agreement), and all such sums, together with interest thereon, shall be secured by this Mortgage.
(b)    Mortgagor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.
Section 4.10    No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article 4, the assignment of the Rents and Leases under Article 5, the security interests under Article 6, nor any other remedies afforded to Mortgagee under the Loan Documents, at law or in equity shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.
ARTICLE 5
ASSIGNMENT OF RENTS AND LEASES
Section 5.1    Assignment. Mortgagor acknowledges and confirms that it has executed and delivered to Mortgagee an Assignment of Rents and Leases of even date (the "Assignment of Rents and Leases"), intending that such instrument create a present, absolute assignment to Mortgagee of the Leases and Rents. Without limiting the intended benefits or the remedies provided under the Assignment of Rents and Leases, Mortgagor hereby assigns to Mortgagee, as further security for the Indebtedness and the Obligations, the Leases and Rents. While any Event of Default exists, Mortgagee shall be entitled to exercise any or all of the remedies provided in the Assignment of Rents and Leases and in Article 4 hereof, including the right to have a receiver appointed. If any conflict or inconsistency exists between the assignment of the Rents and the Leases in this Mortgage and the absolute assignment of the Rents and the Leases in the Assignment of Rents and Leases, the terms of the Assignment of Rents and Leases shall control.
Section 5.2    No Merger of Estates. So long as any part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any lessee or any third party by purchase or otherwise.
ARTICLE 6
SECURITY AGREEMENT
Section 6.1    Security Interest. This Mortgage constitutes a "Security Agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements. To this end, Mortgagor grants to Mortgagee, a first and prior security interest in the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition

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or other intended action by Mortgagee with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements sent to Mortgagor at least five (5) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.
Section 6.2    Financing Statements. Mortgagor hereby irrevocably authorizes Mortgagee at any time and from time to file in any filing office in any UCC jurisdiction one or more financing or continuation statements and amendments thereto, relative to all or any part of the Mortgaged Property, without the signature of Mortgagor where permitted by law. Mortgagor agrees to furnish Mortgagee, promptly upon request, with any information required by Mortgagee to complete such financing or continuation statements. If Mortgagee has filed any initial financing statements or amendments in any UCC jurisdiction prior to the date hereof, Mortgagor ratifies and confirms its authorization of all such filings. Mortgagor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Mortgagee, and agrees that it will not do so without Mortgagee's prior written consent, subject to Mortgagor's rights under Section 9-509(d)(2) of the UCC. Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such additional financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee's security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.
Section 6.3    Fixture Filing. This Mortgage shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.
ARTICLE 7
MISCELLANEOUS
Section 7.1    Notices. Any notice required or permitted to be given under this Mortgage shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight courier or personal delivery as otherwise provided in this Section 7.1). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth on the first page of this Mortgage. Any communication so addressed and mailed shall be deemed to be given on the earliest of (a) when actually delivered, (b) on the first Business Day (as defined in the Loan Agreement) after deposit with an overnight air courier service, or (c) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, Mortgagee or Mortgagor, as the case may be. If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party's telecopy number specified in the Loan Agreement and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 7.1. Any party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.
Section 7.2    Covenants Running with the Land. All Obligations contained in this

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Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Mortgagor" shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property (without in any way implying that Mortgagee has or will consent to any such conveyance or transfer of the Mortgaged Property). All persons or entities who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Loan Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.
Section 7.3    Attorney‑in‑Fact. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney‑in‑fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee's interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personalty, Fixtures, Plans and Property Agreements in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee's security interests and rights in or to any of the collateral, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder; however: (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the Default Rate; (3) Mortgagee as such attorney‑in‑fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section.
Section 7.4    Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.
Section 7.5    No Waiver. Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.
Section 7.6    Subrogation. To the extent proceeds of the Note have been used to extinguish, extend or renew any indebtedness against the Mortgaged Property, then Mortgagee shall be subrogated to all of the rights, liens and interests existing against the Mortgaged Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Mortgagee.
Section 7.7    Loan Agreement. If any conflict or inconsistency exists between this Mortgage and the Loan Agreement, the Loan Agreement shall govern.
Section 7.8    Release. Upon payment in full of the Indebtedness and performance in full of the Obligations, Mortgagee, at Mortgagor's expense, shall release the liens and security interests created by this Mortgage.
Section 7.9    Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to

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the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.
Section 7.10    Limitation on Liability. Mortgagor's liability hereunder is subject to the limitation on liability provisions of Article 13 of the Loan Agreement.
Section 7.11    Obligations of Mortgagor, Joint and Several. If more than one person or entity has executed this Mortgage as "Mortgagor," the obligations of all such persons or entities hereunder shall be joint and several.
Section 7.12    Governing Law. This Mortgage shall be governed by the laws of the State of New York.
Section 7.13    Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.
Section 7.14    Counterparts. This Mortgage may be executed in counterparts, all of which counterparts together shall constitute one and the same instrument (and original signature pages and notary pages from each counterpart may be assembled into one original document to be recorded).
Section 7.15    Entire Agreement. This Mortgage and the other Loan Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
ARTICLE 8
LOCAL LAW PROVISIONS

Section 8.1    Inconsistent Provisions. To the extent that any provision contained in this Article 8 conflicts with any other provision contained in this Mortgage, the provision contained in this Article 8 shall control.
Section 8.2    Trust Fund. Pursuant to Section 13 of the New York Lien Law, Mortgagor shall receive the advances secured hereby and shall hold the right to receive the advances as a trust fund to be applied first for the purpose of paying the cost of the improvement and shall apply the advances first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.
Section 8.3    Commercial Property. Mortgagor represents that this Mortgage does not encumber real property principally improved or to be improved by one or more structures containing in the aggregate not more than six residential dwelling units, each having its own separate cooking facilities.
Section 8.4    Statutory Construction. All rights and remedies conferred upon a mortgagee pursuant to those sections of the New York Real Property Law which construe mortgages containing specific statutory language, including Section 254 thereof, are intended to be conferred upon

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Agent and Lenders, in addition to, and not in limitation of, all other rights and remedies of Agent and Lenders hereunder, at law or in equity. The clauses and covenants contained in this Mortgage that are construed by Section 254 of the New York Real Property Law shall be construed as provided in those sections (except as provided in Section 8.5 hereof). The additional clauses and covenants contained in this Mortgage shall afford rights supplemental to and not exclusive of the rights conferred by the clauses and covenants construed by Section 254 and shall not impair, modify, alter or defeat such rights (except as provided in Section 8.5 hereof), notwithstanding that such additional clauses and covenants may relate to the same subject matter or provide for different or additional rights in the same or similar contingencies as the clauses and covenants construed by Section 254. In the event of any inconsistencies between the provisions of Section 254 and the provisions of this Mortgage, the provisions of this Mortgage shall prevail.
Section 8.5    Insurance. Supplementing Article 3 of this Mortgage, the provisions of subsection 4 of Section 254 of the New York Real Property Law covering the insurance of buildings against loss by fire shall not apply to this Mortgage. In the event of any conflict, inconsistency or ambiguity between the provisions of Article 3 hereof and the provisions of subsection 4 of Section 254 of the New York Real Property Law covering the insurance of buildings against loss by fire, the provisions of Article 3 hereof shall control.
Section 8.6    Leases. Supplementing Article 5 of this Mortgage, this Mortgage is intended to be, and shall operate as, the agreement described in Section 291-f of the New York Real Property Law and the Lender shall be entitled to the benefits afforded thereby.
Section 8.7    Condemnation Awards. Mortgagor hereby expressly agrees that Mortgagee shall not be limited to the interest paid on any award or compensation payable to Mortgagor as a result of any appropriation or condemnation or other taking or purchase in lieu thereof, and further agrees to pay to Mortgagee the difference, if any, between (i) the interest received by Mortgagee on such awards or compensation and (ii) the applicable rate of interest provided in the Loan Agreement from the date of the appropriation, condemnation or other taking of the Mortgaged Property or any portion thereof to the date of maturity of the Loan. The obligations and agreements of Mortgagor contained in this paragraph shall survive the payment to Mortgagee of any awards or compensation for an appropriation, condemnation or other taking and shall terminate only upon payment in full by Mortgagor to Mortgagee of the sums referred to herein.
Section 8.8    Sale of Mortgaged Property/Non-Judicial Foreclosure.
(a)    If this Mortgage is foreclosed, the Mortgaged Property, or any interest therein, may, at the discretion of Mortgagee, be sold in one or more parcels or in several interests or portions and in any order or manner.
(b)    Upon an Event of Default which entitles Mortgagee to exercise remedies against Mortgagor hereunder, Mortgagee may, at it’s sole option, elect to sell the Mortgaged Property or any part thereof by exercise of the power of foreclosure or of sale granted to Mortgagee by Articles 13 or 14 of the Real Property Actions and Proceedings Law of the State of New York (the “RPAPL”). In such case, Mortgagee may commence a civil action to foreclose this Mortgage pursuant to and in accordance with Article 13 of the RPAPL, or it may proceed and sell the Mortgaged Property pursuant to and in accordance with Article 14 of the RPAPL to satisfy the Note and all other amounts secured thereby.
Section 8.9    Mortgage Tax Obligation and Indemnification. Mortgagor shall pay when due, and as a condition to any advance of funds under the Loan Documents, all taxes, mortgage

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recording taxes, recording charges and other amounts payable in connection with this Mortgage, the Note or the other Loan Documents. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify and release and hold harmless Mortgagee from and against any and all losses, costs, expenses, liabilities, claims and obligations imposed upon or incurred by or asserted against Mortgagee, and directly or indirectly arising out of or in any way relating to any tax, mortgage recording tax, recording charge or other amount due or payable on the making, recording, or advance of funds under this Mortgage, the Note or the other Loan Documents.
Section 8.10    Maximum Principal Amount Secured. Notwithstanding anything to the contrary contained in this Mortgage, the maximum aggregate principal amount of Indebtedness that is, or under any contingency may be, secured by this Mortgage, either at execution of this Mortgage or at any time thereafter (the “Secured Amount”), is $6,831,464.00, plus interest thereon and any amounts that Mortgagee expends upon and following the occurrence of any Event of Default to the extent that any such amounts shall constitute payment of (i) taxes that may be imposed by law upon the Premises; (ii) premiums on insurance policies covering the Premises; (iii) expenses incurred in upholding the lien of this Mortgage, including the expenses of any litigation to prosecute or defend the rights and lien created by this Mortgage; or (iv) any amount, cost or change to which Mortgagee becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority; then, and in each such event, such amounts or costs, together with interest thereon at the Default Rate, shall be added to the indebtedness secured hereby and shall be secured by this Mortgage.
ARTICLE 9
CONDOMINIUM PROVISIONS

Mortgagor further warrants, represents and covenants to Mortgagee as follows:
Section 9.1    Condominium Obligations. Mortgagor shall perform all of Mortgagor’s obligations under the Declaration, the by-laws and rules and regulations of the Condominium and all other documents, instruments and agreements in any way relating in whole or in part to the imposition of a condominium regime of ownership upon the property of which the Unit forms a part and to the regulation, management or administration of such condominium regime of ownership (collectively, the “Condominium’s Constituent Documents”). Mortgagor shall promptly pay, when due, all common charges, assessments and other sums payable by Mortgagor with respect to the Unit and under the Condominium’s Constituent Documents.
Section 9.2    Property Insurance. In the event of a distribution of property insurance proceeds in lieu of restoration or repair following a loss to the buildings on the premises, whether to the Unit or to common elements, any proceeds payable to Mortgagor are hereby assigned and shall be paid to Mortgagee.
Section 9.3    Public Liability Insurance. Mortgagor shall take such actions as may be reasonable to insure that the Condominium maintains, with a generally accepted insurance carrier, a public liability insurance policy that satisfies the Condominium’s obligations under the Condominium’s Constituent Documents.
Section 9.4    Mortgagee’s Prior Consent. Mortgagor shall not, except after notice to Mortgagee and with Mortgagee’s prior written consent, either partition or subdivide the Unit or consent to: (i) the abandonment or termination of the Condominium, except as permitted under the Loan Agreement; (ii) any amendment to any provision of the Constituent Documents; or (iii) any action which would have the effect of rendering the public liability insurance coverage maintained by the

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Condominium in violation of the Condominium’s obligations under the Condominium’s Constituent Documents.

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EXECUTED as of the date first above written.

ACADIA STORAGE POST PORTFOLIO COMPANY LLC, a Delaware limited liability company By: __/s/ Robert Masters________________ Name: Robert Masters Title: Senior Vice President

STATE OF NEW YORK    )
) ss.
COUNTY OF WESTCHESTER    )
On the 24th day of August in the year 2011 before me, the undersigned, personally appeared Robert Masters, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.
.
WITNESS my hand and official seal.
____/s/ Debra Leibler-Jones_____________
Signature of Notary Public

Debra Leibler-Jones
Notary Public, State of New York
No. 01LE6005994
Qualified in Dutchess County
Commission Expires April 20, 2014

EXHIBIT A
The condominium unit (the “Unit”) in the building (the “Building”) known as The 48-05 Metropolitan Avenue Condominium located at 48-05 Metropolitan Avenue, in the Borough and County of Queens, City and State of New York, said unit being designated and described as Unit No. 2 in that certain declaration dated November 1, 1979, made pursuant to Article 9-B of the Real Property Law of the State of New York (hereinafter referred to as the "Condominium Act") establishing a plan for condominium ownership of the Building and the land (hereinafter referred to as the "Land") upon which the Building is situate (which Land is more particularly described below), which declaration was recorded in the Office of the New York City Register, County of Queens, on December 26, 2001, in Reel 6143, page 2230 (the "Declaration"). This Unit is also designated as Tax Lot 1002 in Block 2611 of the Borough of Queens on the Tax Map of the Real Property Assessment Department of the City of New York and on the Floor Plans of the Building, certified by George Schwarz, Architect, on December 26, 2001 and filed in the in the Queens County Office of the Register of the City of New York on December 26, 2001, as Condominium Plan No. 408;

TOGETHER WITH an undivided 50.00% interest in the Common Elements (as such term is defined in the Declaration); and

TOGETHER WITH AND SUBJECT TO all easements favor of the Unit and in favor of the other units in the Building and the Common Elements.

The Premises within which the Unit is located are more particularly described as follows:

All that certain piece or parcel of land, lying and being in the Borough of Queens, City and State of New York more particularly described as follows:

PARCEL A

COMMENCING at the intersection of the westerly boundary of Flushing Avenue and the northerly boundary of Metropolitan Avenue as laid down on the Final City Map.

THENCE westerly along said northerly boundary North 76 degrees 40 minutes 42 seconds West a distance of 490.42 feet to the point BEGINNING.

THENCE RUNNING northerly and along the center line of the right-of-way North 36 degrees 16 minutes 47 seconds East a distance of 375.05 feet to a point;

THENCE still northerly and along said center-line the following three courses:

1.    North 3 degrees 30 minutes 45 seconds West 39.00 feet;
2.    North 16 degrees 18 minutes 52 seconds West 39.00 feet;

3.
North 45 degrees 15 minutes 27 seconds West 179.28 feet (176.28 per survey) to the division line between the land belonging to the Long Island Railroad Company- Bushwick Branch and the premises herein described.

THENCE along the said division line on a curve to the left having a radius of 1881.08 feet and an arc length of 349.08 feet to a point;

THENCE still along said division line South 51 degrees 09 minutes 50 seconds West a distance of 144.86 feet to a point;

THENCE easterly along a one story brick building, the following three courses and distance;

1.     South 38 degrees 54 minutes 10 seconds East 24.50 feet;
2.     North 51 degrees 05 minutes 50 seconds East 120.50 feet;

3.	South 76 degrees 40 minutes 42 seconds East 25.08 feet to the centerline of a foot common wall.

THENCE along said center-line of common wall, the following five courses and distances:

1.    South 13 degrees 19 minutes 18 seconds West 15.50 feet;
2.     South 76 degrees 40 minutes 42 seconds East 9.55 feet;
3.     South 13 degrees 13 minutes 01 seconds West 189.20 feet;
4.     North 76 degrees 40 minutes 42 seconds West 9.30 feet;

5.	South 13 degrees 19 minutes 18 seconds West 15.44 feet to the northerly boundary of Metropolitan Avenue.

THENCE along said boundary line easterly South 76 degrees 40 minutes 42 seconds East a distance of 243.32 feet to the point or place of BEGINNING.

SUBJECT TO the burdens of right of way for ingress and egress for others over the following:

PARCEL B

COMMENCING at the intersection of the westerly boundary of Flushing Avenue and the northerly boundary of Metropolitan Avenue as laid down on the Final City Map.

THENCE westerly along said northerly boundary North 76 degrees 40 minutes 42 seconds West a distance of 490.42 feet to the point of BEGINNING.

THENCE still along said boundary line, North 76 degrees 40 minutes 42 seconds West a distance of 15.25 feet to the westerly line of right-of-way.

THENCE along said westerly line of right-of-way, North 36 degrees 16 minutes 47 seconds East a distance of 340.34 feet to a point;

THENCE northerly the following four courses and distances

1.     on a curve to the left, having a radius of 30.00 feet and an arc length of 46.18 feet;
2.     on a curve to the right having a radius of 39.00 feet and an arc length of 73.10 feet;
3.     South 16 degrees 18 minutes 52 seconds East 39.00 feet;
4.     South 3 degrees 30 minutes 45 seconds East 39.00 feet to a point;

THENCE along the centerline of right-of-way South 36 degrees16 minutes 47 seconds West a distance of 375.05 feet to a point or place of BEGINNING.

SUBJECT TO the burdens of a right of way for ingress and egress for others over the following:

PARCEL C

COMMENCING at the intersection of the northerly boundary of Metropolitan Avenue and the easterly boundary of Long Island Railroad Bushwick Branch:

RUNNING THENCE along said Long Island Railroad line the following courses and distances;

1.     North 51 degrees 09 minutes 50 seconds East 323.60 feet;

2.	on a curve to the right, having a radius of 1881.08 feet and an arc length of 349.08 feet to a point;

THENCE in a southeasterly direction south 48 degrees 00 minutes 22 seconds (45 degrees 15 minutes 27 seconds per survey) East a distance of 69.74 feet to the point or place of BEGINNING.

THENCE still along the prolongation of the last mentioned course, the following courses and distances

1.	South 48 degrees 00 minutes 22 seconds (45 degrees 15 minutes 27 seconds per survey) east 109.54 feet (106.54 per survey) to a curve of an existing right-of-way;

2.	thence on a curve to the left, having a radius of 39.00 feet and an arc length of 20.98 feet to a point

3.	thence parallel 30.00 feet (20 feet per survey) there from of the first mentioned course North 48 degrees 00 minutes 22 seconds (45 degrees 15 minutes 27 seconds per survey) West 101.73 feet;

4.	North 41 degrees 59 minutes 38 seconds East 20.00 feet to a point or place of BEGINNING.

SUBJECT TO the burdens of a right of way for ingress or egress for others over the following:

PARCEL D

COMMENCING at the intersection of the northerly boundary of Metropolitan Avenue and the easterly boundary of Long Island Railroad Bushwick Branch;

RUNNING THENCE along said Long Island Railroad line north 51 degrees 09 minutes 50 seconds East a distance of 178.74 feet to the point or place of BEGINNING.

THENCE still northeasterly along the railroad line, North 51 degrees 09 minutes 50 seconds East a distance of 118.66 feet to a point;

THENCE in a southeasterly direction South 43 degrees 12 minutes 50 seconds East a distance of 24.43 feet to the corner of a one story brick building.

THENCE along said one story brick building the following two courses and distances;

1.     South 51 degrees 05 minutes 50 seconds West 120.50 feet;

2.	North 38 degrees 54 minutes 10 seconds West 24.50 feet to the point or place of BEGINNING:

TOGETHER WITH a right to ingress and egress over the following;

PARCEL E

COMMENCING at the intersection of the westerly boundary of Flushing Avenue and the northerly boundary of Metropolitan Avenue as laid down on the Final City Map;

THENCE westerly along said northerly boundary North 76 degrees 40 minutes 42 seconds West a distance of 490.42 feet, to a point of BEGINNING.

THENCE along center line of existing right-of-way, North 36 degrees 16 minutes 47 seconds East 375.05 feet to a point:

THENCE North 3 degrees 30 minutes 45 seconds West 39.00 feet:

THENCE North 16 degrees 18 minutes 52 seconds West 39.00 feet;

THENCE on a curve to the right having a radius of 39.00 feet and an arc length of 97.07 feet to a point;

THENCE along the easterly line of said right-of-way South 36 degrees 16 minutes 47 seconds West 399.06 feet to a point on the northerly boundary of the here and before mentioned boundary of Metropolitan Avenue.

THENCE along said boundary North 76 degrees 40 minutes 42 seconds West 15.25 feet to the point or place of BEGINNING.

PROMISSORY NOTE
$6,831,464.00    August 25, 2011
New York, New York
FOR VALUE RECEIVED, Acadia Storage Post Portfolio Company LLC, a Delaware limited liability company (“Borrower”), promises and agrees to pay to the order of General Electric Capital Corporation, a Delaware corporation (“Lender”), in lawful money of the United States of America, the principal sum of $6,831,464.00 or so much thereof as may be outstanding under the Amended and Restated Loan Agreement of even date herewith between Borrower and Lender (the “Loan Agreement”), with interest on the unpaid principal sum owing thereunder at the rate or rates or in the amounts computed in accordance with the Loan Agreement, together with all other amounts due Lender under the Loan Agreement, all payable in the manner and at the time or times provided in the Loan Agreement. Capitalized terms used herein, but not defined, shall have the meanings assigned to them in the Loan Agreement.
If not sooner due and payable in accordance with the Loan Agreement, Borrower shall pay to Lender all amounts due and unpaid under the Loan Agreement on August 31, 2013, or on any earlier Maturity Date as set forth in the Loan Agreement. Unless otherwise specified in writing by Lender, all payments hereunder shall be paid to Lender at GEMSA Loan Services LP, File #55307, Los Angeles, CA 90074-5307. Lender reserves the right to require any payment on this Note, whether such payment is a regular installment, prepayment or final payment, to be by wired federal funds or other immediately available funds. All payments to Lender shall be drawn on an account owned by Borrower or another Person approved in writing in advance by Lender and maintained at a banking institution organized under the laws of the United States or one of its constituent States, or at a federally-regulated securities broker-dealer.
Borrower, co-makers, sureties, endorsers and guarantors, and each of them, expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity hereof, notice of the acceleration of the maturity hereof, bringing of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of securities at any time existing in connection herewith; such parties are and shall be jointly, severally, directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.
This Note is one of the Notes referred to in the Loan Agreement. This Note and the other Notes evidence all advances made, interest due and all amounts otherwise owed to Lender under the Loan Agreement. This Note is executed in conjunction with the Loan Agreement and is secured by the liens and security interests created under the Loan Documents (including those arising under the Mortgage encumbering the Ridgewood Parcel, but excluding those arising under the Mortgages encumbering the Fordham Parcel, the Webster Parcel, the Lawrence Parcel, the Jersey City and the Linden Parcel). Reference is made to the Loan Agreement for provisions relating to repayment of the indebtedness evidenced by this Note, including mandatory repayment, acceleration following default, late charges, default rate of interest, limitations on interest, restrictions on prepayment, and participation interest (if any).
Borrower's liability hereunder is subject to the limitation on liability provisions of Article 13 of the Loan Agreement. This Note has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of New York without regard to conflicts of laws principles other than Section 5-1401 of the General Obligations Law of the State of New York, and of the United States of

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America.
This Note is made by Borrower in partial replacement and in increase, but not in novation or discharge, of its March 17, 2008 Promissory Note in the original principal amount of $41,500,000.00 payable to the order of Lender.

Acadia Storage Post Portfolio Company LLC By: _/s/ Robert Masters__________________ Name: __Robert Masters_____________ Title: __Senior Vice President_________

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AMENDED AND RESTATED PROMISSORY NOTE
$35,168,536.00    August 25, 2011
New York, New York
FOR VALUE RECEIVED, Acadia Storage Post Portfolio Company LLC, a Delaware limited liability company (“Borrower”), promises and agrees to pay to the order of General Electric Capital Corporation, a Delaware corporation (“Lender”), in lawful money of the United States of America, the principal sum of $35,168,536.00 or so much thereof as may be outstanding under the Amended and Restated Loan Agreement of even date herewith between Borrower and Lender (the “Loan Agreement”), with interest on the unpaid principal sum owing thereunder at the rate or rates or in the amounts computed in accordance with the Loan Agreement, together with all other amounts due Lender under the Loan Agreement, all payable in the manner and at the time or times provided in the Loan Agreement. Capitalized terms used herein, but not defined, shall have the meanings assigned to them in the Loan Agreement.
If not sooner due and payable in accordance with the Loan Agreement, Borrower shall pay to Lender all amounts due and unpaid under the Loan Agreement on August 31, 2013, or on any earlier Maturity Date as set forth in the Loan Agreement. Unless otherwise specified in writing by Lender, all payments hereunder shall be paid to Lender at GEMSA Loan Services LP, File #55307, Los Angeles, CA 90074-5307. Lender reserves the right to require any payment on this Note, whether such payment is a regular installment, prepayment or final payment, to be by wired federal funds or other immediately available funds. All payments to Lender shall be drawn on an account owned by Borrower or another Person approved in writing in advance by Lender and maintained at a banking institution organized under the laws of the United States or one of its constituent States, or at a federally-regulated securities broker-dealer.
Borrower, co-makers, sureties, endorsers and guarantors, and each of them, expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity hereof, notice of the acceleration of the maturity hereof, bringing of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of securities at any time existing in connection herewith; such parties are and shall be jointly, severally, directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.
This Note is one of the Notes referred to in the Loan Agreement. This Note and the other Notes evidence all advances made, interest due and all amounts otherwise owed to Lender under the Loan Agreement. This Note is executed in conjunction with the Loan Agreement and is secured by the liens and security interests created under the Loan Documents (including those arising under the Mortgages encumbering the Fordham Parcel, the Webster Parcel, the Lawrence Parcel, the Jersey City and the Linden Parcel, but excluding those arising under the Mortgage encumbering the Ridgewood Parcel). Reference is made to the Loan Agreement for provisions relating to repayment of the indebtedness evidenced by this Note, including mandatory repayment, acceleration following default, late charges, default rate of interest, limitations on interest, restrictions on prepayment, and participation interest (if any).
Borrower's liability hereunder is subject to the limitation on liability provisions of Article 13 of the Loan Agreement. This Note has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of New York without regard to conflicts of laws principles other than Section 5-1401 of the General Obligations Law of the State of New York, and of the United States of

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America.
This Note is made by Borrower in partial replacement and in amendment and restatement, but not in novation or discharge, of its March 17, 2008 Promissory Note in the original principal amount of $41,500,000.00 payable to the order of Lender.

Acadia Storage Post Portfolio Company LLC By: __/s/ Robert Masters_________________ Name: __Robert Masters______________ Title: __Senior Vice President_________

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